FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282944-03

MSBAM 2025-5C2

Free Writing Prospectus

Structural and Collateral Term Sheet

$713,549,500

(Approximate Total Mortgage Pool Balance)

$634,167,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

Starwood Mortgage Capital LLC

KeyBank National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2025-5C2

October 21, 2025

MORGAN STANLEY	KEYBANC CAPITAL MARKETS	BofA SECURITIES
Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager

Academy Securities, Inc.		Drexel Hamilton
Co-Manager		Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-282944) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-1

MSBAM 2025-5C2

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2	Structural Overview

Offered Certificates

Class	Expected Ratings (S&P/Fitch/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-2(9)	AAA(sf)/AAAsf/AAA(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)(9)	(10)	(10)	14.7%	41.9%
Class A-3(9)	AAA(sf)/AAAsf/AAA(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)(9)	(10)	(10)	14.7%	41.9%
Class X-A	AAA(sf)/AAAsf/AAA(sf)	$499,484,000(11)	$477,755,000(11)	$21,729,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-B	NR/A-sf/AAA(sf)	$134,683,000(11)	$128,823,000(11)	$5,860,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class A-S(9)	AA-(sf)/AAAsf/AAA(sf)	$69,571,000(9)	$66,544,000(9)	$3,027,000(9)	20.250%	(8)(9)	5.01	60 – 60	12.9%	47.8%
Class B(9)	NR/AA-sf/AA-(sf)	$37,462,000(9)	$35,832,000(9)	$1,630,000(9)	15.000%	(8)(9)	5.01	60 – 60	12.1%	50.9%
Class C(9)	NR/A-sf/A-(sf)	$27,650,000(9)	$26,447,000(9)	$1,203,000(9)	11.125%	(8)(9)	5.01	60 – 60	11.6%	53.2%

Privately Offered Certificates(13)

Class	Expected Ratings (S&P/Fitch/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-D	NR/BBB-sf/BBB(sf)	$24,082,000(11)	$23,034,000(11)	$1,048,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-E	NR/BB-sf/BB+(sf)	$15,163,000(11)	$14,503,000(11)	$660,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-F	NR/B-sf/B+(sf)	$9,811,000(11)	$9,384,000(11)	$427,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/B-(sf)	$7,136,000(11)	$6,825,000(11)	$311,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB(sf)	$24,082,000	$23,034,000	$1,048,000	7.750%	(8)	5.01	60 – 60	11.2%	55.3%
Class E	NR/BB-sf/BB+(sf)	$15,163,000	$14,503,000	$660,000	5.625%	(8)	5.01	60 – 60	10.9%	56.5%
Class F	NR/B-sf/B+(sf)	$9,811,000	$9,384,000	$427,000	4.250%	(8)	5.01	60 – 60	10.8%	57.4%
Class G	NR/NR/B-(sf)	$7,136,000	$6,825,000	$311,000	3.250%	(8)	5.01	60 – 60	10.6%	58.0%
Class H-RR	NR/NR/NR	$23,190,499	$22,181,712	$1,008,787	0.000%	(8)	5.01	60 – 60	10.3%	59.9%

(1)	Ratings shown are those of S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (10) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	On the closing date, Starwood Mortgage Capital LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 4.3500% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount”, and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class H-RR certificates (excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 0.6806% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention” in the Preliminary Prospectus. The entity purchasing the VRR Interest is expected to purchase slightly more than 4.3500% of some or all of the classes of certificates, which excess over 4.3500% (with respect to all classes except the Class H-RR certificates) is included in the amounts set forth under “Approximate Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation.
(5)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of all the principal balance certificates, and the denominator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2	Structural Overview

alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(8)	The pass-through rate for each class of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class D, Class E, Class F, Class G and Class H-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates”. Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates”. Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(10)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-2 and Class A-3 trust components is expected to be approximately $499,484,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. The maximum certificate balances of Class A-2 and Class A-3 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-2” or “A-3” designation will be equal to zero on the closing date. The available certificate balance of each class of the Class A-2 and Class A-3 certificates will be equal to approximately 95.650% of the certificate balance of such class of certificates. In the event that the Class A-3 trust component is issued with an initial certificate balance of $499,484,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.
Trust Component	Expected Range of Initial Principal Balance	Expected Range of Initial Available Principal Balance	Expected Range of Initial Retained Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$0 – $225,000,000	$0 – $215,212,000	$0 – $9,788,000	N/A – 4.80	N/A / 56 – 58
Class A-3	$274,484,000 – $499,484,000	$262,543,000 – $477,756,000	$11,941,000 – $21,728,000	4.87 – 4.93	56 – 60 / 58 – 60
(11)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate principal balance of the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates.
(12)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D, Class X-E, Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2	Structural Overview

Issue Characteristics

Offered Certificates:	$634,167,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 15 principal balance classes (Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, BofA Securities, Inc. and KeyBanc Capital Markets Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC.
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, Starwood Mortgage Capital LLC and KeyBank National Association
Rating Agencies:	S&P, Fitch and KBRA
Master Servicer:	Trimont LLC
Special Servicer:	LNR Partners, LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Trustee	Deutsche Bank National Trust Company
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	LNR Securities Holdings, LLC
Risk Retention Consultation Party:	LNR Securities Holdings, LLC
U.S. Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
EU/UK Risk Retention:	This securitization transaction is not structured to satisfy any risk retention, due diligence or other requirements of the EU Securitization Rules or the UK Securitization Rules.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2025 (or, in the case of any mortgage loan that has its first due date after November 2025, the date that would have been its due date in November 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of October 20, 2025
Expected Closing Date:	November 13, 2025
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in December 2025.
Rated Final Distribution Date:	The distribution date in November 2058
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSBAM 2025-5C2<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-5

MSBAM 2025-5C2	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i) to principal on (a) the Class A-2 trust component and (b) the Class A-3 trust component, in that order, in each case until the principal balance of such trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such trust component and then, up to an amount equal to, and pro rata based on, interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Seventh, to the Class D, Class E, Class F, Class G and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates”.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated among the classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2	Structural Overview
Interest and Principal Entitlements (continued):

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components”, each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (10) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (10) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$69,571,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$37,462,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$27,650,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-7

MSBAM 2025-5C2	Structural Overview
Exchangeable Certificates (continued):

Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A 2, Class A-3, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-2 and Class A-3 trust components discussed in footnote (10) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-8

MSBAM 2025-5C2	Structural Overview

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to the lesser of (x) 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (y) $1,000,000 and (ii) workout fees generally equal to the lesser of (x) 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan) and (y) $1,000,000, subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(a) to the holders of each class of the Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-2-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the  YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-9

MSBAM 2025-5C2	Structural Overview
Prepayment Premiums/Yield Maintenance Charges (continued):

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the  YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the amount of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the amount of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

“YM Denominator” means, for any Distribution Date, the total amount of principal distributed to the Class D certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.
All yield maintenance charges and prepayment premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2	Structural Overview
Prepayment Premiums/Yield Maintenance Charges (continued):

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-E, Class X-F, Class X-G, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass‑through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass‑through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass‑through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date, which amount will be applied to the Class H-RR, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: The MC and Terra Apartments. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan”. Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt”, as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). There will be no servicing shift mortgage loans related to the trust as of the Closing Date.

Non-Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Vertex HQ, Etude Self Storage West Coast Portfolio, 125th & Lenox and ILPT 2025 Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2	Structural Overview
Non-Serviced Whole Loans (continued):

Companion Loans” and “Mortgage Loans with Subordinate Debt”, as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder”, unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H-RR certificates. For the avoidance of doubt, no portion of the VRR Interest will be taken into account as part of the Control Eligible Certificates for any purpose.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class E certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” with respect to any Mortgage Loan will occur when no class of Control Eligible Certificates has a certificate balance at least equal to 25% of the initial certificate balance of that class without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and Consultation Termination Event will each be deemed to have occurred and be continuing with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2	Structural Overview
Control Rights (continued):

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan and all insurance and casualty proceeds and condemnation awards that constitute collateral with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2	Structural Overview
Appraisal Reduction Amounts and Collateral Deficiency Amounts (continued):

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H-RR, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser.

Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the applicable special servicer will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the applicable master servicer and reasonably requested by such special servicer from such master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of the preceding entities, and, with respect to a whole loan if it is a defaulted loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by such special servicer) or the trustee for the securitization of a companion loan, and each related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property; provided, that no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) if the offer is less than the applicable Par Purchase Price, at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2	Structural Overview
Sale of Defaulted Loans (continued):

to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSBAM 2025-5C2 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:

A risk retention consultation party will be appointed by Starwood Mortgage Capital LLC as retaining sponsor. Starwood Mortgage Capital LLC, as retaining sponsor, will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. The initial risk retention consultation party is expected to be LNR Securities Holdings, LLC.

Except with respect to an Excluded Loan as to such party or the holder of the majority of the VRR Interest, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time if either (a) LNR Partners or its affiliate is no longer the special servicer or (b) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2	Structural Overview
Appointment and Replacement of each Special Servicer (continued):

such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the MSBAM 2025-5C2 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will have certain review and consultation rights relating to the performance of the applicable special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each serviced mortgage loan and serviced whole loan, unless a Control Termination Event has occurred and is continuing, the operating advisor will be responsible for the following, and generally will not involve an assessment of specific actions of the applicable special servicer:

●	promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;
●	promptly reviewing each Final Asset Status Report; and
●	reviewing any Appraisal Reduction Amount or Collateral Deficiency Amount and any net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan (after they have been finalized); however the operating advisor may not opine on or take any affirmative action with respect to such Appraisal Reduction Amount or Collateral Deficiency Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the applicable special servicer of such error).
With respect to each serviced mortgage loan and serviced whole loan, after the operating advisor has received notice that a Control Termination Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:
●	consulting (on a non-binding basis) with the applicable special servicer in respect of asset status reports;
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2	Structural Overview
Operating Advisor (continued):	●	consulting (on a non-binding basis) with the applicable special servicer with respect to major decisions processed by such special servicer;
●	preparing an annual report (if any serviced mortgage loan or serviced whole loan was a specially serviced loan during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA during the prior calendar year with respect to the resolution and liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial; and
●	promptly recalculating and verifying the accuracy of the mathematical calculations and corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-17

MSBAM 2025-5C2	Structural Overview
Dispute Resolution Provisions (continued):

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:

The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-18

MSBAM 2025-5C2	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	13	26	$300,389,000	42.1%
Bank of America, National Association	10	18	$152,567,000	21.4%
Starwood Mortgage Capital LLC	10	16	$139,950,000	19.6%
KeyBank National Association	2	2	$107,500,000	15.1%
Morgan Stanley Mortgage Capital Holdings LLC/Bank of America, National Association	1	102	$13,143,500	1.8%
Total:	36	164	$713,549,500	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$713,549,500
Number of Mortgage Loans:	36
Average Cut-off Date Balance per Mortgage Loan:	$19,820,819
Number of Mortgaged Properties:	164
Average Cut-off Date Balance per Mortgaged Property:	$4,350,912
Weighted Average Mortgage Rate:	6.1659%
% of Pool Secured by 5 Largest Mortgage Loans:	39.3%
% of Pool Secured by 10 Largest Mortgage Loans:	59.4%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	4.4%
% of Pool Secured by Refinance Loans:	87.8%
% of Pool Secured by Acquisition Loans:	7.9%
% of Pool Secured by Refinance & Acquisition Loans:	3.6%
% of Pool Secured by Recapitalization Loans:	0.8%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	36.3%
% of Pool with Subordinate Debt:	10.9%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	1.67x
Weighted Average UW NOI Debt Yield:	10.3%
Weighted Average UW NCF DSCR:	1.62x
Weighted Average UW NCF Debt Yield:	9.9%
Weighted Average Cut-off Date LTV Ratio(3):	59.9%
Weighted Average Maturity Date LTV Ratio(3):	59.9%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

MSBAM 2025-5C2	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	NAP
Weighted Average Remaining Amortization Term (months)(4):	NAP
% of Pool Interest Only through Maturity:	100.0%

Lockboxes

% of Pool with Springing Lockboxes:	54.3%
% of Pool with Hard Lockboxes:	29.2%
% of Pool with Soft Lockboxes:	16.5%

Reserves

% of Pool Requiring Tax Reserves:	80.3%
% of Pool Requiring Insurance Reserves:	63.5%
% of Pool Requiring Replacement Reserves:	83.9%
% of Pool Requiring TI/LC Reserves(5):	48.7%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	55.1%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	42.3%
% of Pool with no lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	1.8%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	0.7%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to November 2025.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, self storage, manufactured housing and hospitality properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

MSBAM 2025-5C2	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/Pads	Cut-off Date Balance per SF/Unit/Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	KeyBank	The MC	Brooklyn	NY	Mixed Use	$71,000,000	9.95%	233	$386,266.09	1.31x	8.2%	53.3%	53.3%
2	MSMCH	Vertex HQ	Boston	MA	Mixed Use	$64,600,000	9.1%	1,134,479	$492.56	3.29x	16.5%	34.0%	34.0%
3	MSMCH	Terra Apartments	Long Island City	NY	Multifamily	$55,000,000	7.7%	122	$606,557.38	1.30x	8.0%	60.4%	60.4%
4	BANA	Sterling Plaza	Bellevue	WA	Office	$53,600,000	7.5%	229,633	$233.42	1.79x	13.0%	67.5%	67.5%
5	KeyBank	The Depot at Nickel Plate	Fishers	IN	Multifamily	$36,500,000	5.1%	242	$150,826.45	1.34x	8.6%	61.4%	61.4%
6	MSMCH	West Gramercy Portfolio	New York	NY	Mixed Use	$35,300,000	4.9%	109,800	$321.49	1.56x	11.8%	55.4%	55.4%
7	BANA	Etude Self Storage West Coast Portfolio	Various	Various	Self Storage	$30,200,000	4.2%	841,891	$136.83	1.39x	8.5%	66.7%	66.7%
8	MSMCH	Fitts MHC Portfolio	Various	TX	Manufactured Housing	$26,050,000	3.7%	544	$47,886.03	1.31x	8.1%	66.6%	66.6%
9	SMC	Riverwalk Vista	Columbia	SC	Multifamily	$26,000,000	3.6%	237	$109,704.64	1.47x	9.3%	67.9%	67.9%
10	SMC	LRW Houston Multifamily Portfolio	Houston	TX	Multifamily	$25,650,000	3.6%	492	$52,134.15	1.37x	9.8%	64.8%	64.8%
		Total/Wtd. Avg.				$423,900,000	59.4%			1.71x	10.6%	57.3%	57.3%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Pad calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit/Pad figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

MSBAM 2025-5C2	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	KeyBank	The MC	$71,000,000	$19,000,000	$90,000,000	MSBAM 2025-5C2	Trimont	LNR	MSBAM 2025-5C2	1.31x	8.2%	53.3%
2	MSMCH	Vertex HQ	$64,600,000	$494,200,000	$558,800,000	VRTX 2025-HQ	Trimont	Situs	VRTX 2025-HQ	3.29x	16.5%	34.0%
3	MSMCH	Terra Apartments	$55,000,000	$19,000,000	$74,000,000	MSBAM 2025-5C2	Trimont	LNR	MSBAM 2025-5C2	1.30x	8.0%	60.4%
7	BANA	Etude Self Storage West Coast Portfolio	$30,200,000	$85,000,000	$115,200,000	BANK5 2025-5YR17	Trimont	Torchlight	BANK5 2025-5YR17	1.39x	8.5%	66.7%
12	MSMCH	125th & Lenox	$25,000,000	$75,000,000	$100,000,000	WFCM 2025-5C6	Midland	Rialto	WFCM 2025-5C6	1.36x	8.0%	68.9%
19	MSMCH/BANA	ILPT 2025 Portfolio	$13,143,500	$734,056,500	$747,200,000	ILPT 2025-LPF2	Midland	KeyBank	ILPT 2025-LPF2	1.96x	11.3%	43.8%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
2	MSMCH	Vertex HQ	$64,600,000	$492.56	$441,200,000	3.29x	16.5%	34.0%	1.62x	9.2%	60.8%
19	MSMCH/BANA	ILPT 2025 Portfolio	$13,143,500	$40.89	$412,800,000	1.96x	11.3%	43.8%	1.06x	7.3%	68.0%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

MSBAM 2025-5C2	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/Pads	Cut-off Date Balance per SF/Unit/Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
2	MSMCH	Vertex HQ	Boston	MA	Mixed Use	$64,600,000	9.1%	1,134,479	$492.56	3.29x	16.5%	34.0%	34.0%	WFCM 2016-BNK1; MSBAM 2016-C30; CFCRE 2016-C6; MSC 2016-UB11; CGCMT 2016-C2; CGCMT 2016-P5; CD 2016-CD1
8.03	MSMCH	Ashland MHC	Channelview	TX	Manufactured Housing	$4,550,000	0.6%	83	$47,886.03	1.31x	8.1%	66.6%	66.6%	WFCM 2019-C53
8.04	MSMCH	Coastal Oaks MHC	Rockport	TX	Manufactured Housing	$3,550,000	0.5%	83	$47,886.03	1.31x	8.1%	66.6%	66.6%	WFCM 2019-C53
8.05	MSMCH	Country Aire MHC	El Campo	TX	Manufactured Housing	$3,550,000	0.5%	80	$47,886.03	1.31x	8.1%	66.6%	66.6%	WFCM 2019-C53
8.06	MSMCH	Woodland Hills MHC	Conroe	TX	Manufactured Housing	$2,625,000	0.4%	40	$47,886.03	1.31x	8.1%	66.6%	66.6%	WFCM 2019-C53
9	SMC	Riverwalk Vista	Columbia	SC	Multifamily	$26,000,000	3.6%	237	$109,704.64	1.47x	9.3%	67.9%	67.9%	ARCLO 2022-FL1
13	SMC	Westgate Shopping Center	Ann Arbor	MI	Retail	$23,000,000	3.2%	169,511	$135.68	1.50x	10.9%	57.2%	57.2%	WFCM 2015-P2
17	MSMCH	Hunter Village Properties	West Lafayette	IN	Multifamily	$17,150,000	2.4%	264	$64,962.12	1.31x	9.0%	70.0%	70.0%	MSBAM 2013-C13
19	MSMCH/BANA	ILPT 2025 Portfolio	Various	Various	Various	$13,143,500	1.8%	18,271,519	$40.89	1.96x	11.3%	43.8%	43.8%	ILPT 2022-LPF2
22	MSMCH	2217 Caton Avenue	Brooklyn	NY	Multifamily	$9,200,000	1.3%	29	$317,241.38	1.30x	8.0%	67.2%	67.2%	COMM 2015-CR24
32	BANA	20 North Raymond	Pasadena	CA	Mixed Use	$5,200,000	0.7%	17,195	$302.41	1.92x	13.4%	47.7%	47.7%	MSBAM 2015-C26
34	BANA	Extra Space Storage - Marvin D. Love	Dallas	TX	Self Storage	$4,100,000	0.6%	44,094	$92.98	1.45x	9.3%	62.1%	62.1%	MSBAM 2015-C26
		Total				$176,668,500	24.8%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Pad calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

MSBAM 2025-5C2	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Multifamily	14	$221,180,000	31.0%	6.2068%	1.34x	8.6%	64.7%	64.7%
Garden	10	$111,880,000	15.7%	6.3008%	1.36x	9.0%	67.4%	67.4%
High Rise	2	$64,200,000	9.0%	6.0343%	1.30x	8.0%	61.4%	61.4%
Mid Rise	2	$45,100,000	6.3%	6.2190%	1.33x	8.5%	63.0%	63.0%
Mixed Use	10	$194,650,000	27.3%	5.9811%	2.04x	11.9%	47.5%	47.5%
Multifamily/Retail	2	$78,800,000	11.0%	6.1378%	1.31x	8.2%	53.9%	53.9%
Lab/Office	1	$64,600,000	9.1%	4.9355%	3.29x	16.5%	34.0%	34.0%
Office/Retail	5	$40,500,000	5.7%	7.0708%	1.61x	12.0%	54.4%	54.4%
Retail/Industrial/Office	1	$8,836,387	1.2%	7.0100%	1.48x	10.8%	56.3%	56.3%
Retail/Office	1	$1,913,613	0.3%	7.0100%	1.48x	10.8%	56.3%	56.3%
Office	5	$79,100,000	11.1%	6.3721%	1.74x	12.1%	68.6%	68.6%
Suburban	1	$53,600,000	7.5%	6.4920%	1.79x	13.0%	67.5%	67.5%
Medical	4	$25,500,000	3.6%	6.1200%	1.64x	10.2%	70.8%	70.8%
Retail	4	$59,950,000	8.4%	6.3593%	1.46x	9.9%	61.2%	61.2%
Anchored	2	$48,000,000	6.7%	6.2023%	1.43x	9.4%	63.3%	63.3%
Single Tenant	2	$11,950,000	1.7%	6.9900%	1.60x	12.2%	52.9%	52.9%
Self Storage	14	$56,467,000	7.9%	6.1628%	1.44x	9.1%	63.8%	63.8%
Self Storage	14	$56,467,000	7.9%	6.1628%	1.44x	9.1%	63.8%	63.8%
Manufactured Housing	12	$55,759,000	7.8%	6.0648%	1.33x	8.2%	67.0%	67.0%
Manufactured Housing	11	$53,521,000	7.5%	6.0567%	1.33x	8.2%	66.9%	66.9%
RV Park	1	$2,238,000	0.3%	6.2600%	1.35x	8.6%	71.5%	71.5%
Industrial	76	$26,660,811	3.7%	5.9768%	1.80x	11.4%	56.0%	56.0%
Flex	2	$15,300,000	2.1%	6.4231%	1.68x	11.5%	65.0%	65.0%
Warehouse/Distribution	71	$10,802,325	1.5%	5.3757%	1.96x	11.3%	43.8%	43.8%
Cold Storage	1	$321,223	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Manufacturing	1	$195,000	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Storage Yard	1	$42,263	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Hospitality	1	$18,000,000	2.5%	6.7950%	1.88x	14.4%	64.7%	64.7%
Extended Stay	1	$18,000,000	2.5%	6.7950%	1.88x	14.4%	64.7%	64.7%
Other	28	$1,782,689	0.2%	5.3757%	1.96x	11.3%	43.8%	43.8%
Leased Fee	28	$1,782,689	0.2%	5.3757%	1.96x	11.3%	43.8%	43.8%
Total/Wtd. Avg.	164	$713,549,500	100.0%	6.1659%	1.62x	10.3%	59.9%	59.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

MSBAM 2025-5C2	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	16	$246,712,587	34.6%	6.3094%	1.40x	9.3%	59.2%	59.2%
Massachusetts	5	$94,080,000	13.2%	5.3052%	2.80x	14.8%	45.2%	45.2%
Texas	17	$81,719,118	11.5%	6.4528%	1.39x	9.5%	62.3%	62.3%
Indiana	5	$53,954,737	7.6%	6.2892%	1.33x	8.7%	64.0%	64.0%
Washington	1	$53,600,000	7.5%	6.4920%	1.79x	13.0%	67.5%	67.5%
California	9	$45,833,109	6.4%	6.0717%	1.43x	8.9%	64.3%	64.3%
California – Southern(2)	8	$43,286,033	6.1%	6.0744%	1.43x	9.0%	64.2%	64.2%
California – Northern(2)	1	$2,547,076	0.4%	6.0250%	1.39x	8.5%	66.7%	66.7%
South Carolina	9	$31,580,664	4.4%	6.0941%	1.49x	9.4%	66.2%	66.2%
Michigan	3	$30,538,223	4.3%	6.7011%	1.49x	10.6%	60.1%	60.1%
Florida	11	$28,092,298	3.9%	6.1125%	1.36x	8.7%	65.6%	65.6%
Arizona	2	$17,120,915	2.4%	6.1141%	1.28x	8.1%	67.8%	67.8%
Nevada	4	$8,900,804	1.2%	6.0006%	1.41x	8.6%	65.8%	65.8%
Utah	3	$5,694,061	0.8%	5.8010%	1.76x	10.4%	59.9%	59.9%
Connecticut	3	$5,640,898	0.8%	6.1040%	1.65x	10.2%	70.2%	70.2%
Colorado	7	$3,904,076	0.5%	6.0240%	1.51x	9.3%	64.1%	64.1%
Hawaii	35	$2,346,727	0.3%	5.3757%	1.96x	11.3%	43.8%	43.8%
Ohio	6	$1,154,135	0.2%	5.3757%	1.96x	11.3%	43.8%	43.8%
Alabama	2	$534,635	0.1%	5.3757%	1.96x	11.3%	43.8%	43.8%
Oklahoma	3	$324,633	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Iowa	2	$218,681	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Missouri	2	$208,483	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Maryland	1	$203,611	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Nebraska	2	$202,251	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Kentucky	2	$202,025	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
South Dakota	1	$185,255	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Illinois	4	$156,929	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Louisiana	2	$151,094	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Arkansas	1	$61,978	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
North Carolina	1	$54,727	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Idaho	1	$54,727	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
North Dakota	1	$36,541	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Kansas	1	$28,666	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Georgia	1	$27,873	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Minnesota	1	$25,041	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Total/Wtd. Avg.	164	$713,549,500	100.0%	6.1659%	1.62x	10.3%	59.9%	59.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

MSBAM 2025-5C2	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,700,000 - 10,000,000	16	99,276,000	13.9
10,000,001 - 20,000,000	6	94,893,500	13.3
20,000,001 - 30,000,000	7	173,180,000	24.3
30,000,001 - 60,000,000	5	210,600,000	29.5
60,000,001 - 71,000,000	2	135,600,000	19.0
Total:	36	$713,549,500	100.0%
Min: $2,700,000 Max: $71,000,000 Avg: $19,820,819

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	16	246,712,587	34.6
Massachusetts	5	94,080,000	13.2
Texas	17	81,719,118	11.5
Indiana	5	53,954,737	7.6
Washington	1	53,600,000	7.5
California	9	45,833,109	6.4
California – Southern(3)	8	43,286,033	6.1
California – Northern(3)	1	2,547,076	0.4
South Carolina	9	31,580,664	4.4
Michigan	3	30,538,223	4.3
Florida	11	28,092,298	3.9
Arizona	2	17,120,915	2.4
Nevada	4	8,900,804	1.2
Utah	3	5,694,061	0.8
Connecticut	3	5,640,898	0.8
Colorado	7	3,904,076	0.5
Hawaii	35	2,346,727	0.3
Ohio	6	1,154,135	0.2
Alabama	2	534,635	0.1
Oklahoma	3	324,633	0.0
Iowa	2	218,681	0.0
Missouri	2	208,483	0.0
Maryland	1	203,611	0.0
Nebraska	2	202,251	0.0
Kentucky	2	202,025	0.0
South Dakota	1	185,255	0.0
Illinois	4	156,929	0.0
Louisiana	2	151,094	0.0
Arkansas	1	61,978	0.0
North Carolina	1	54,727	0.0
Idaho	1	54,727	0.0
North Dakota	1	36,541	0.0
Kansas	1	28,666	0.0
Georgia	1	27,873	0.0
Minnesota	1	25,041	0.0
Total:	164	$713,549,500	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Multifamily	14	221,180,000	31.0
Garden	10	111,880,000	15.7
High Rise	2	64,200,000	9.0
Mid Rise	2	45,100,000	6.3
Mixed Use	10	194,650,000	27.3
Multifamily/Retail	2	78,800,000	11.0
Lab/Office	1	64,600,000	9.1
Office/Retail	5	40,500,000	5.7
Retail/Industrial/Office	1	8,836,387	1.2
Retail/Office	1	1,913,613	0.3
Office	5	79,100,000	11.1
Suburban	1	53,600,000	7.5
Medical	4	25,500,000	3.6
Retail	4	59,950,000	8.4
Anchored	2	48,000,000	6.7
Single Tenant	2	11,950,000	1.7
Self Storage	14	56,467,000	7.9
Self Storage	14	56,467,000	7.9
Manufactured Housing	12	55,759,000	7.8
Manufactured Housing	11	53,521,000	7.5
RV Park	1	2,238,000	0.3
Industrial	76	26,660,811	3.7
Flex	2	15,300,000	2.1
Warehouse/Distribution	71	10,802,325	1.5
Cold Storage	1	321,223	0.0
Manufacturing	1	195,000	0.0
Storage Yard	1	42,263	0.0
Hospitality	1	18,000,000	2.5
Extended Stay	1	18,000,000	2.5
Other	28	1,782,689	0.2
Leased Fee	28	1,782,689	0.2
Total:	164	$713,549,500	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.9355 - 6.2499	18	467,673,500	65.5
6.2500 - 6.7499	11	141,076,000	19.8
6.7500 - 6.9999	5	58,750,000	8.2
7.0000 - 7.1400	2	46,050,000	6.5
Total:	36	$713,549,500	100.0%
Min: 4.9355% Max: 7.1400% Wtd Avg: 6.1659%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	36	713,549,500	100.0
Total:	36	$713,549,500	100.0%
Min: 60 mos. Max: 60 mos. Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
56	1	13,143,500	1.8
57	3	76,650,000	10.7
58	4	156,800,000	22.0
59	15	194,076,000	27.2
60	13	272,880,000	38.2
Total:	36	$713,549,500	100.0%
Min: 56 mos. Max: 60 mos. Wtd Avg: 59 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	36	713,549,500	100.0
Total:	36	$713,549,500	100.0%
Min: 0 mos. Max: 0 mos. Wtd Avg: 0 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	36	713,549,500	100.0
Total:	36	$713,549,500	100.0%
Min: 0 mos. Max: 0 mos. Wtd Avg: 0 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	13	300,389,000	42.1
BANA	10	152,567,000	21.4
SMC	10	139,950,000	19.6
KeyBank	2	107,500,000	15.1
MSMCH/BANA	1	13,143,500	1.8
Total:	36	$713,549,500	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	36	713,549,500	100.0
Total:	36	$713,549,500	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
34.0 - 50.0	4	89,743,500	12.6
50.1 - 60.0	8	164,050,000	23.0
60.1 - 65.0	8	153,200,000	21.5
65.1 - 70.0	14	273,926,000	38.4
70.1 - 71.5	2	32,630,000	4.6
Total:	36	$713,549,500	100.0%
Min: 34.0% Max: 71.5% Wtd Avg: 59.9%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
34.0 - 50.0	4	89,743,500	12.6
50.1 - 60.0	8	164,050,000	23.0
60.1 - 65.0	8	153,200,000	21.5
65.1 - 70.0	14	273,926,000	38.4
70.1 - 71.5	2	32,630,000	4.6
Total:	36	$713,549,500	100.0%
Min: 34.0% Max: 71.5% Wtd Avg: 59.9%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.27 - 1.29	2	25,450,000	3.6
1.30 - 1.39	16	367,839,000	51.6
1.40 - 1.59	8	113,317,000	15.9
1.60 - 1.79	5	96,500,000	13.5
1.80 - 1.99	4	45,843,500	6.4
2.00 - 3.29	1	64,600,000	9.1
Total:	36	$713,549,500	100.0%
Min: 1.27x Max: 3.29x Wtd Avg: 1.62x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.0 - 9.0	15	355,039,000	49.8
9.1 – 10.0	8	82,517,000	11.6
10.1 - 12.0	6	113,143,500	15.9
12.1 - 13.0	4	75,050,000	10.5
13.1 - 15.0	2	23,200,000	3.3
15.1 - 16.5	1	64,600,000	9.1
Total:	36	$713,549,500	100.0%
Min: 8.0% Max: 16.5% Wtd Avg: 10.3%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

MSBAM 2025-5C2	Collateral Statistics

mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

QUEENS
BROOKLYN
East River
Hunters Point
Pulaski Bridge
The Box House Hotel
Le Fanfare
The Greenpoint Gallery
Silvercup Studios East
LI Expwy
495
Bakeri
Eagle + West
Broadway Stages
Greenpoint
THE JAVA PROJECT
Greenpoint Ferry Terminal
East River Ferry
FIRST CALVARY CEMETERY
Greenpoint Ave.
Kingsland Ave.
WNYC Transmitter Park
The Brooklyn Barge
Key Food
Broadway Stages
Newtown Creek
Brooklyn EXPO Center
Henry Norman Hotel
Windmill Studios
Meeker Ave.
278
Greenpoint Sidewalk Clock
Manhattan Ave.
McGuinness Blvd.
Msgr. McGolrick Park
Hurricane Point
Brooklyn Winery
Warsaw Concerts
La Guardia Airport 4 miles
E. River State Park
Arlo Williamsburg
McCarren Park
Expwy
N. Williamsburg Ferry Terminal
Brooklyn Bowl
Brooklyn Brewery
Coda Williamsburg
Brooklyn-Queens
Kingsland Ave.
Vandervoort Ave.
National Grid
Music Hall of Williamsburg
Museum of Food and Drink (MOFAD) Lab
Studio Eberle
Brooklyn Steel
Nitehawk Cinema
Bedford Ave
Knitting Factory Records
Cooper Park
Vandervoort Studio
Grand St.
East Williamsburg
Flushing Ave.
The City Reliquary Museum
Lorimer St
Metropolitan Ave.
Graham Ave
Williamsburg Bridge
Williamsburg
Metropolitan Ave - Grand St
Grand St.
Frito-Lay
Area 53 - Adventure Park
Metropolitan Ave.
George Washington at Valley Forge
Grand St.
Linden Hill Cemetery
Broadway
Manhattan Ave.
Humboldt St.
The Brooklyn Monarch
Troutman St.
Fresh Pond
Peter Luger Steak House
Union Ave.
Grover Cleveland Athletic Field
Marcy Ave
The Bushwick Collective
S. Williamsburg Ferry Terminal
Division Ave.
Hewes Street
Montrose Ave
Morgan Ave
House of Yes
Jefferson St
Broadway-Union Ave
Kent Ave.
Marcy Ave.
Lorimer St
Bogart Hotel
Maria Hernandez Park
DeKalb Ave
Wycoff Heights Medical Ctr.
Cypress Ave.
Forest Ave
Lee Ave.
Broadway
Flushing Ave.
Seneca Ave
Steiner Studios
Brooklyn Navy Yard
Brooklyn Queens Expwy
Flushing Ave
Flushing Ave.
NYC Health Hospitals/ Woodhull
Bushwick
Ridgewood Veterans Memorial
Pfizer Building
Myrtle Ave.- Broadway
Myrtle Ave.
Knickerbocker
Wyckoff Avenue
Bedford Ave.
Market Hotel
Central Ave
Marcy Playground
Myrtle Ave.
Bushwick Ave.
Greene Ave.
Bushwick Playground
Halsey St
Myrtle Ave.
Myrtle-Willoughby Ave
Kosciusko St
Woodbine St.
Knickerbocker Ave.
The MC
1100 & 1102 Myrtle Avenue
and 371 Vernon Avenue
Brooklyn, NY 11206
Wilson Ave.
The Home Depot
DeKalb Ave.
Downtown Brooklyn 1 mile
Pratt Institute
DeKalb Ave.
Lafayette Ave.
Broadway
Gates Ave
Lafayette Ave.
Herbert Von King Park
Evergreen Ave.
Bedford-Nostrand Ave
Classon Ave
Reinaldo Salgado Playground
Wilson Ave
Clinton-Washington Ave
Gates Ave.
Malcolm X Blvd.
Bushwick Ave.
Clinton Hill
Gates Ave.
Bedford Ave.
Nostrand Ave.
Marcus Garvey Blvd.
Lewis Ave.
Halsey St
Saratoga Square Park
The Evergreens Cemetery
Clinton-Washington Ave
Halsey St.
Bedford-Stuyvesant
Ralph Ave.
Fulton St.
Franklin Ave
Chauncey St
Bushwick-Aberdeen
Atlantic Ave.
Nostrand Ave
Kingston-Throop Ave
Fulton St.
Utica Ave
Ralph Ave
Fulton St.
Broadway Jct
Prospect Heights
Atlantic Ave.
Interfaith Medical Center
Harmony Park
Rockaway Ave
Atlantic Ave.
Washington Ave.
Brooklyn Children's Museum
Historic Hunterfly Road Houses
Eastern Pkwy.
Prospect Park
Park Pl
Bedford Ave.
St. John's Recreation Center
Bergen St.
East New York
Brower Park
Crown Heights
Weeksville Heritage Center
NY Ave.
Paterson
Yonkers
Bronx
New Rochelle
Long Island Sound
Clifton
Passaic
Manhattan
New York City
NJ
Jersey City
Newark
Queens
Elizabeth
Bayonne
Upper New York Bay
Brooklyn
Staten Island
Long Island
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Mortgage Loan No. 1 – The MC

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Brooklyn, NY 11206
Original Balance(1):	$71,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$71,000,000			Detailed Property Type:	Multifamily/Retail
% of Initial Pool Balance:	9.95%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023-2025/NAP
Borrower Sponsor:	Bogopa Enterprises, Inc.			Size:	233 Units
Guarantors:	Spencer An, The 2025 Hwee Ill An			Cut-off Date Balance per Unit(1):	$386,266
	Grantor Trust and The 2025 Spencer An			Maturity Date Balance per Unit(1):	$386,266
	Grantor Trust			Property Manager(3):	AKAM Associates, Inc. and LAZ
Mortgage Rate:	6.1200%				Parking New York/New Jersey, LLC
Note Date:	10/7/2025
Maturity Date:	11/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(4):	$7,377,806
Amortization Term:	0 months			UW NCF:	$7,319,556
IO Period:	60 months			UW NOI Debt Yield(1):	8.2%
Seasoning:	0 months			UW NCF Debt Yield(1):	8.1%
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NOI Debt Yield at Maturity(1):	8.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.31x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(4):	$2,949,163 (8/31/2025 TTM)
Additional Debt Balance(1):	$19,000,000			2nd Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(5):	NAV
Reserves(2)				Most Recent Occupancy:	93.6% (10/7/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	NAV
RE Taxes:	$591,823	$118,365	NAP	3rd Most Recent Occupancy(5):	NAV
Insurance:	$175,301	$37,239	NAP	Appraised Value (as of)(6):	$168,900,000 (8/12/2025)
Replacement Reserve:	$4,854	$4,854	NAP	Appraised Value per Unit:	$724,893
421-a Reserve:	$2,130,117	$0	NAP	Cut-off Date LTV Ratio(1)(6):	53.3%
Brownfield Reserve	$0	Springing	NAP	Maturity Date LTV Ratio(1)(6):	53.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$90,000,000	100.0%	Loan Payoff:	$80,000,000	88.9%
			Return of Equity:	$4,362,513	4.8%
			Reserves:	$2,902,095	3.2%
			Closing Costs	$2,735,392	3.0%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The MC Mortgage Loan (as defined below) is part of The MC Whole Loan (as defined below), with an aggregate original principal amount of $90,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The MC Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The MC Property (as defined below) is managed by AKAM Associates, Inc., except a portion of the Garage Unit (as defined below) totaling 69 parking spaces is managed by LAZ Parking New York/New Jersey, LLC.
(4)	The increase in Most Recent NOI to UW NOI is primarily due to the recent completion and lease up of multiple residential floors at The MC Property, which was ultimately completed in July 2025. See “The Property” below for further discussion.
(5)	2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy, and 3rd Most Recent Occupancy are not available as The MC Property was constructed between 2023 and 2025.
(6)	Appraised Value is the market value “as-is” inclusive of $52,700,000 attributable to the present value associated with the 421-a tax abatement, which the borrower has applied for but not yet received. If such present value of the 421-a tax abatement were subtracted from the Appraised Value, the Appraised Value would be $116,200,000, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.5% each.

The Mortgage Loan. The largest mortgage loan (“The MC Mortgage Loan”) is part of a whole loan (“The MC Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $90,000,000. The MC Whole Loan is secured by a first priority fee mortgage encumbering a mixed-use multifamily and retail property located in Brooklyn, New York (“The MC Property”). The MC Mortgage Loan is evidenced by the controlling Note A-1 with an original principal amount of $71,000,000. The MC Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

The table below summarizes the promissory notes that comprise The MC Whole Loan.

The MC Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$71,000,000	$71,000,000	MSBAM 2025-5C2	Yes
A-2(1)	$14,000,000	$14,000,000	KeyBank	No
A-3(1)	$5,000,000	$5,000,000	KeyBank	No
Total	$90,000,000	$90,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for The MC Whole Loan is Spenceran, Inc., a single-purpose New York corporation with one independent director in its organizational structure. The non-recourse carve-out guarantors, Spencer An, The 2025 Hwee Ill An Grantor Trust and The 2025 Spencer An Grantor Trust, collectively own 94.6% of the borrower. Spencer An is the president and chief executive officer of the borrower sponsor, Bogopa Enterprises, Inc. (“Bogopa”). Bogopa primarily operates in the retail food industry, selling fresh, natural and organic products, prepared foods and specialty foods, along with a full assortment of conventional groceries. Bogopa operates 36 supermarket stores in New York, New Jersey and Connecticut, four warehouses in New York and New Jersey and one food distributor in New York. Bogopa’s operations can be divided into three sub-groups: the supermarket operation, the warehouse operation and the real estate operation. The supermarket operation operates full-service supermarkets under the trade name Food Bazaar. The warehouse operation serves as a wholesaler of food products, which are primarily sold to the supermarket operation. The real estate operation includes entities that hold leases or own properties primarily leased to the supermarket and warehouse operations, and entities that hold ownership interests in real estate partnerships with third parties to directly own and manage properties.

The Property. The MC Property is an 11-story multifamily building with ground floor retail located on a 1.12-acre site in Brooklyn, New York. The MC Property is structured as a condominium that is 100.0% owned by the borrower and contains (i) 233 residential units (the “Residential Unit”), (ii) a 36,097-SF commercial space (the “Commercial Unit”) and (iii) a 114-space parking garage (the “Garage Unit”). Prior to final completion of development of the current improvements in 2025, a single-story commercial building occupied by Food Bazaar was previously situated on The MC Property site. In 2023, the borrower sponsor began development of The MC Property, including the redevelopment of the Food Bazaar commercial space (representing the Commercial Unit) and the construction of the Residential Unit and the Garage Unit, for a total estimated development cost of $147.4 million. In October 2023, AFS Market, Inc. d/b/a Food Bazaar (“Food Bazaar”) commenced its new lease and opened for business in the Commercial Unit. Leasing of the Residential Unit commenced in July 2024 and continued in stages as the residential floors were built out, with the final floors coming online in July 2025. The residential units at The MC Property consist of 27 studio units, 178 one bedroom units and 28 two bedroom units, and as of October 7, 2025, were 93.6% occupied. Of the 233 residential units, 70 (30.0% of the total units) are deemed income-restricted (“affordable”) units.

The MC Property has applied for a 35-year 421-a tax exemption with the New York City Department of Finance. In order to qualify for the 421-a tax exemption for The MC Property, the borrower is required to designate at least 30% of the units as affordable housing reserved for tenants earning up to 130% of Area Median Income (“AMI”). Among the 70 units that are designated as affordable units, the borrower has elected to include 38 of the units (16.3% of the total units) in the inclusionary housing (“IH”) program pursuant to a regulatory agreement with the New York City Department of Housing Preservation and Development, which requires such 38 units to be leased to tenants at a maximum rental amount which is 30% of 80% of the income index as defined in the NYC zoning resolution, including applicable utility allowances, in effect at such time. All of the affordable units are required to be rent stabilized for the duration of the 421-a tax exemption. There are currently 16 units that are leased to tenants participating in various voucher programs, including CityFHEPS, FHEPS, Shelter Allowance and Section 8. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the prospectus.

If the applied for 421-a tax exemption is received, for years one through 25 of the exemption, 100% of the projected assessed value of the Residential Unit and Garage Unit improvements on the applicable tax lots will be exempt from real estate taxes. The exemption will adjust to correlate to the percentage of affordable units (30%) in years 26 through 35 of such exemption. The 421-a tax exemption has not been received, and the exemption period has not yet started. Taxes for the Residential Unit and Garage Unit were underwritten to the estimated taxes assuming the 421-a tax exemption is obtained. At origination, the borrower placed $2,130,117, equal to 18 months of unabated taxes, into an upfront reserve. On each of the 18 payment dates following the origination date the lender is required to apply $118,340 from the reserve toward the monthly debt service payment amount. If the 421-a tax exemption is not obtained within 18 months of origination, the borrower will be required to make a prepayment of the loan in an amount which will result in a debt yield of at least 8.0% and a debt service coverage ratio of at least 1.30x, in each case based on the assumption the 421-a tax exemption was not received, as determined by the lender. The loan is structured with a full payment guaranty of such prepayment, including yield maintenance. Additionally, upon any elimination or reduction of the 421-a tax benefits, The MC Whole Loan will become fully recourse to the borrower and the guarantors. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

Amenities at The MC Property include a 24-hour attended lobby with concierge service, state of the art fitness center, bicycle storage, game room, media lounge, co-working library lounge, pet washing station, second floor outdoor terrace, private dog run, attended indoor parking garage and roof deck with lounging, sunbathing, co-working and dining areas. All units are equipped with high-end finishes including stainless steel appliances, in-unit washer and dryer, over-sized windows, quartz countertops, tiled backsplash, keyless smart lock entry, wide-plank hardwood floors and recessed LED lighting. Select units include private outdoor terraces and high ceilings. The MC Property maintains frontage along Vernon and Myrtle Avenues, as well as entrances located off both roadways.

The Commercial Unit, which contains 25,320 SF of ground floor space and 10,777 SF of below grade back-room space, is 100.0% occupied by Food Bazaar, an affiliate of the borrower sponsor, on a 20-year lease expiring on October 18, 2043. Bogopa, the corporate parent of Food Bazaar, has provided a full guaranty of the lease. In connection with the development of the Commercial Unit, the borrower entered into a “Straight-Lease Transaction” payment in lieu of taxes (“PILOT”) with the New York City Industrial Development Agency (“NYCIDA”), pursuant to which the borrower leases the entire Commercial Unit to the NYCIDA, and the NYCIDA subleases the Commercial Unit back to the borrower, and tax for such Commercial Unit is abated. The PILOT commenced July 1, 2024, and expires June 30, 2049. The lender did not consider the PILOT tax abatement in its underwriting of the real estate taxes. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus for additional information.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

The Garage Unit is split into two components. The residential parking component, which is located along Vernon Avenue, features 69 parking spaces and is leased to a third-party operator, LAZ Parking New York/New Jersey, LLC. The remaining parking garage component is accessed via an entrance on Myrtle Avenue and features 45 parking spaces for public use, of which 16 are dedicated to the commercial tenant, Food Bazaar, pursuant to the tenant’s lease.

The following table presents detailed information with respect to the units at The MC Property:

Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units		% Leased	Average SF per Unit	Monthly Average Rent per Unit		Monthly Wtd. Average Rent PSF
Studio	19	10	(2)	52.6%	442	$3,148		$7.12
Studio (affordable)	8	7		87.5%	443	$2,369		$5.38
1 BR	112	112		100.0%	658	$3,317		$5.04
1 BR (with office)	13	13		100.0%	775	$3,652		$4.71
1 BR (affordable)	53	50		94.3%	677	$2,127		$3.18
2 BR	19	19	(3)	100.0%	1047	$4,427	(4)	$4.23	(4)
2 BR (affordable)	9	7		77.8%	1050	$2,527		$2.41
Total/ Wtd. Average	233	218		93.6%	691	$3,072		$4.54

(1)	Information is based on the underwritten rent roll dated October 7, 2025.
(2)	Includes one model unit.
(3)	Includes one employee unit.
(4)	Excludes the employee unit and three units with concessions in October 2025.

The Market. The MC Property is located in Brooklyn, New York, in the New York multifamily market and the Bushwick submarket. The MC Property is situated along the northeastern border of the Bedford-Stuyvesant neighborhood of Brooklyn, with Broadway separating the neighborhood from Bushwick. The Bedford-Stuyvesant neighborhood offers its residents a variety of public transportation options, as the eastern portion of the neighborhood is serviced by several subway lines, including the J, M and Z lines along Broadway, with a major hub at Broadway Junction also providing access to the A, C and L lines. The MC Property is located adjacent to the J, M and Z lines at Myrtle Avenue. Each of these trains provides convenient access to either Midtown or Downtown Manhattan. Bedford-Stuyvesant is a mixed-use neighborhood that is known for its rows of historic brownstone buildings and tree-lined streets. Over half of the neighborhood consists of walk-up residential buildings or one- and two-family homes, with elevatored and mixed-use residential buildings comprising another major component. Commercial uses are mainly concentrated along the major corridors of Fulton Street and Broadway, with additional neighborhood retail uses located along many of the north-south avenues throughout the neighborhood.

According to a third-party market research report, as September 11, 2025, the Bushwick multifamily submarket had total inventory of 53,375 units, a vacancy rate of 3.6%, asking rent of $2,850 per unit and 1,455 units under construction. Within the prior 12-month period, there were 889 units delivered to the Bushwick submarket, with a positive year-over-year absorption of 784 units. According to a third-party market research report, the 2024 population within a one-, two- and three-mile radius of The MC Property was 191,621, 650,161 and 1,182,306, respectively. The 2024 average household income within the same radii was $86,768, $99,704, and $103,916, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

The following table presents certain information relating to multifamily rental properties comparable to The MC Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit
The MC Property (subject)(1) 1100 & 1102 Myrtle Avenue, 371 Vernon Avenue Brooklyn, NY	2023-2025	233	Studio Studio (affordable) 1 BR 1 BR (with office) 1 BR (affordable) 2 BR 2 BR (affordable)	442 443 658 775 677 1,047 1,050	$3,148 $2,369 $3,317 $3,652 $2,127 $4,427 $2,527
The Hartby 788 Willoughby Avenue Brooklyn, NY	2025	205	Studio 1 BR 2 BR	409 526 855	$3,272 $3,573 $5,882
The Stanwix 115 Stanwix Street Brooklyn, NY	2019	136	Studio 1 BR 2 BR 3 BR	535 642 906 1,159	$2,985 $3,300 $4,250 $5,242
Dekalb 1209 1209 Dekalb Avenue Brooklyn, NY	2013	127	Studio 1 BR 2 BR	430 505 803	$2,595 $3,035 $3,750
Denizen Bushwick 54 Noll Street & 123 Melrose Street Brooklyn, NY	2019	911	Studio 1 BR 2 BR	455 667 842	$3,017 $3,575 $4,867
874 Willoughby Avenue 874 Willoughby Avenue Brooklyn, NY	2016	97	Studio 1 BR 2 BR	NAV NAV NAV	NAV $2,875 $3,400
Cedar Tower 60 Cedar Street Brooklyn, NY	2024	145	Studio 1 BR 2 BR	NAV NAV NAV	$2,931 $3,685 $4,429

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated October 7, 2025, other than Year Built.

The following table presents certain information relating to the appraisal’s market rent conclusions for The MC Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)		Avg. Monthly Rent PSF(1)		Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Studio(3)	27	442	$2,807		$6.36		$2,959	$6.70
1 BR(3)	178	672	$3,002		$4.48		$3,052	$4.56
2 BR(3)	28	1,048	$3,823	(4)	$3.65	(4)	$4,093	$3.91
Total/ Wtd. Average	233	691	$3,072		$4.54		$3,166	$4.73

(1)	Based on the underwritten rent roll dated October 7, 2025.
(2)	Based on the appraisal.
(3)	Includes both affordable and non-income restricted units and units with or without an office, if applicable.
(4)	Excludes the employee unit and three units with concessions in October.

Appraisal. The appraisal concluded to an “as-is” value for The MC Property of $168,900,000 as of August 12, 2025, inclusive of $52,700,000 attributable to the present value associated with the 421-a tax abatement, which the borrower has applied for but has not received.

Environmental Matters. According to the Phase I environmental site assessment dated August 20, 2025, there was no evidence of any recognized environmental conditions at The MC Property; however, there was a controlled recognized environmental condition relating to the prior use of The MC Property as light industrial and automotive repair, for which remediation of soil and groundwater has been completed. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The MC Property:

Cash Flow Analysis(1)
	TTM 8/31/2025		UW		UW per Unit
Gross Potential Rent(2)	$6,298,220		$8,494,950		$36,459
Retail Income	$3,047,500		$2,819,175		$12,099
Bad Debt/Concessions	($191,740)		($152,909)		($656)
Other Income(3)	$44,691		$47,128		$202
Vacancy & Credit Loss	($1,989,195)		($688,034)		($2,953)
Effective Gross Income	$7,209,476		$10,520,310		$45,152

Real Estate Taxes(4)	$1,072,168		$642,175		$2,756
Insurance	$500,036		$425,588		$1,827
Other Expenses	$2,688,109		$2,074,742		$8,904
Total Expenses	$4,260,313		$3,142,505		$13,487

Net Operating Income	$2,949,163		$7,377,806		$31,664
Capital Expenditures	$0		$58,250		$250
Net Cash Flow	$2,949,163		$7,319,556		$31,414

Occupancy %	93.6%	(5)	93.9%	(6)
NOI DSCR(7)	0.53x		1.32x
NCF DSCR(7)	0.53x		1.31x
NOI Debt Yield(7)	3.3%		8.2%
NCF Debt Yield(7)	3.3%		8.1%

(1)	Financial information prior to TTM 8/31/2025 is not available as The MC Property was built between 2023 and 2025. Food Bazaar opened for business at the Commercial unit in October 2023. Leasing at the Residential Unit commenced in July 2024 and continued in stages as the residential floors were built out, with the final floors coming online in July 2025.
(2)	UW Gross Potential Rent has been underwritten based on the contractual rent in place for the multifamily units based on the borrower rent roll dated October 7, 2025. The increase from TTM 8/31/2025 Gross Potential Rent to UW Gross Potential Rent is primarily due to the recent completion and lease up of multiple residential floors at The MC Property, which was ultimately completed in July 2025.
(3)	Other Income includes amenities fees, application/processing fees, late fees, utility reimbursements, pet fees, parking income and miscellaneous other income.
(4)	TTM 8/31/2025 Real Estate Taxes are inclusive of the PILOT for the Commercial Unit but exclusive of the applied-for 421-a tax exemption for the Residential Unit and Garage Unit. UW Real Estate Taxes are underwritten assuming the applied-for 421-a tax exemption has been obtained in relation to the Residential Unit and Garage Unit. The full tax burden was underwritten for the Commercial Unit, excluding any benefit from the PILOT. Current taxes are $1,344,458 not considering the applied for 421-a exemption.
(5)	Represents current in-place multifamily occupancy based on the underwritten rent roll dated as of October 7, 2025.
(6)	Represents the blended multifamily and retail economic occupancy.
(7)	DSCRs and Debt Yields are based on The MC Whole Loan.

Escrows and Reserves.

Real Estate Tax Escrows – On the origination date, the borrower was required to make an upfront deposit of approximately $591,823 into a reserve for real estate taxes. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to approximately $118,365). The reserve amount is based on the actual taxes due for 2025.

Insurance Escrows – On the origination date, the borrower was required to make an upfront deposit of approximately $175,301 into a reserve for insurance premiums. The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated insurance premiums (which currently equates to approximately $37,239). The borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) a blanket insurance policy satisfying the requirements of The MC Whole Loan documents is maintained by the borrower, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy. As of the origination date, a blanket insurance policy was not in place.

Replacement Reserve – On the origination date, the borrower was required to make an upfront deposit of $4,854, and on a monthly basis, the borrower is required to deposit $4,854 into a reserve for capital expenditures.

421-a Reserve – On the loan origination date, the borrower was required to make an upfront deposit of approximately $2,130,117, which equates to 18 months of unabated real estate taxes.

Brownfield Reserve – In the event that at any time during the term of The MC Whole Loan prior to the borrower obtaining the 421-a tax exemption, the borrower receives any amount in cash representing a brownfield redevelopment tax credit, the borrower must deposit such cash into a reserve to be held as additional collateral for The MC Whole Loan. If by May 1, 2027, the related lender has not received (i) a certificate of eligibility evidencing the implementation of the 421-a tax benefits and (ii) The MC Mortgaged Property has not achieved an underwritten debt yield of 8.0% and a debt service coverage ratio of 1.30x, then the borrower has the right, at its request, to have the lender apply funds in the reserve towards a prepayment of a portion of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

The MC Whole Loan (including any applicable yield maintenance amount) in an amount that results in an underwritten debt yield of 8.0% and a debt service coverage ratio of 1.30x.

Lockbox / Cash Management. The MC Whole Loan is structured with a soft lockbox and springing cash management. In connection with the origination of The MC Whole Loan, the borrower was required to establish and maintain a lockbox account for the benefit of the lender. The borrower is required to deposit, or cause to be deposited, all rents received by the borrower or property manager into the lockbox account within one business day of receipt. All amounts in the lockbox account are required to be transferred daily to the borrower at any time other than during the continuance of a Cash Sweep Period (as defined below). Upon the occurrence and during the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with The MC Whole Loan documents, with any excess cash held by the lender as additional collateral for The MC Whole Loan.

A “Cash Sweep Period” means a period:

(A)	commencing upon the earliest of:
(i)	an event of default;
(ii)	any bankruptcy action of the borrower or property manager;
(iii)	the trailing three-month debt service coverage ratio falling below 1.15x; or
(iv)	the commencement of a Major Tenant Trigger Event (as defined below); and

(B)	expiring upon:
(i)	with respect to clause (i) above, the cure of such event of default;
(ii)	with respect to clause (ii) above, the borrower replaces the property manager with a qualified manager within 60 days of such bankruptcy action (in no event will the borrower have the right to cure a Cash Sweep Period caused by a bankruptcy action of the borrower);
(iii)	with respect to clause (iii) above, upon the trailing three-month debt service coverage ratio being at least 1.20x for two consecutive calendar quarters; or
(iv)	with respect to clause (iv) above, the Major Tenant Trigger Event has ended.

A “Major Tenant Trigger Event” means a period:

(A)	commencing upon the earliest of:
(i)	any Major Tenant (as defined below) vacates, surrenders or ceases to conduct its normal business operations at all or substantially all of its demised premises or otherwise “goes dark” or notifies that it intends to vacate, surrender or cease to conduct its normal business operations at all or substantially all of its demised premises or otherwise “go dark;”
(ii)	any Major Tenant is in default under the Major Tenant lease beyond any applicable notice and/or cure period;
(iii)	any Major Tenant becomes a debtor in any bankruptcy action; or
(iv)	any Major Tenant Lease Guarantor (as defined below) becomes a debtor in any bankruptcy action.

(B)	expiring upon:
(i)	with respect to clause (i) above, (1) the Major Tenant has revoked any such notice to vacate or go dark, as applicable, and the Major Tenant has satisfied the Major Tenant Leasing Conditions (as defined below), or (2) a Re-Tenanting Event (as defined below) has occurred with respect to such Major Tenant premises;
(ii)	with respect to clause (ii) above, (1) the Major Tenant has cured such default and the borrower has accepted such cure and the Major Tenant has satisfied the Major Tenant Leasing Conditions, or (2) a Re-Tenanting Event has occurred with respect to such Major Tenant premises;
(iii)	with respect to clause (iii) above, (1) the Major Tenant is no longer a debtor in any bankruptcy action and has affirmed its lease and the Major Tenant has satisfied the Major Tenant Leasing Conditions, (2) there is an assignment of the Major Tenant lease and assumption thereof by an acceptable replacement tenant, which replacement lease, at the lender’s option, is guaranteed by one or more replacement guarantors acceptable to the lender and such replacement tenant has satisfied the Major Tenant Leasing Conditions or (3) the Major Tenant rejects its lease (or such lease is otherwise terminated) in the bankruptcy action and thereafter a Re-Tenanting Event has occurred with respect to such Major Tenant premises; or
(iv)	with respect to clause (iv) above, the Major Tenant Guarantor (1) is no longer a debtor in any bankruptcy action and has affirmed its guaranty of the Major Tenant lease or (2) has been replaced by one or more replacement guarantors acceptable to the lender.

A “Major Tenant” means Food Bazaar and any replacement tenant.

A “Major Tenant Lease Guarantor” means Bogopa Enterprises, Inc. and any replacement lease guarantor.

A “Major Tenant Leasing Conditions” means the applicable Major Tenant is open for business and is conducting business operations at all or substantially all of its premises, has paid full, unabated rent for two consecutive quarters, has delivered to the lender a tenant estoppel certificate from such Major Tenant certifying the foregoing and affirming its lease is in full force and effect.

A “Re-Tenanting Event” means the receipt of evidence that the borrower has entered into a new lease or leases with a replacement tenant or tenants acceptable to the lender for all or substantially all of the demised premises which had previously been occupied by the applicable Major Tenant, and (i) that each tenant under any such replacement lease has accepted possession and is in occupancy of, and is open for business and conducting normal business operations at all, or substantially all, of the space demised under its lease and is paying full, unabated rent in accordance with the lease, (ii) that the rents payable under any such replacement lease are at least equal to the rents under the lease being replaced, (iii) that all landlord obligations under any such replacement lease (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, and (iv) such replacement lease is guaranteed by a guarantor acceptable to the lender, such evidence to include, without limitation, a fully-executed lease and lease guaranty and a tenant estoppel certificate from such replacement tenant certifying, among other things, the foregoing.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Mixed Use – Multifamily/Retail	Loan #1	Cut-off Date Balance:	$71,000,000
1100 & 1102 Myrtle Avenue and 371 Vernon	The MC	Cut-off Date LTV:	53.3%
Avenue		UW NCF DSCR:	1.31x
Brooklyn, NY 11206		UW NOI Debt Yield:	8.2%

Terrorism Insurance.  The MC Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of The MC Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 180 days. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

Vertex HQ
11 Fan Pier Boulevard and 50 Northern Avenue
Boston, MA 02210
BOSTON
Boston Harbor
North End
Financial District
Chinatown
Seaport District
Fort Point
South End
South Boston
Zakim Bridge
Commercial St
Charter St
Causeway St
Prince St
Snow Hill St
Lagoon Park
US Coast Guard Station Boston
Boroughs Wharf
Sumner Tunnel
Callahan Tunnel
Old North Church
TD Garden
North Station
Friend St
Endicott St
O'Neill Federal Building
Union Wharf
North St
Paul Revere House
Merrimac St
Suffolk Country Registry
New Chardon St
Haymarket
Hanover St
Boston Sailing Center
Atlantic Ave
Commercial St
Boston Yacht Haven
Sudbury St
Bowdoin
BLUE LINE
JFK Federal Bldg.
City Hall Plaza
New England Holocaust Memorial
Christopher Columbus Waterfront Park
Boston Waterboat Marina
Rose Kennedy Greenway
Faneuil Hall
60 State Street
Long Wharf
Gov't Center
State St
Aquarium
Central Wharf
State House
1 Beacon Street
One Boston Place
State
India St
New England Aquarium
75 State Street
School St
GREEN LINE
ORANGE LINE
India Wharf
Suffolk University
Park St.
Tremont St
One and Two International Place
Rowes Wharf
Millennium Tower
Fan Pier Walkway
Downtown Crossing
Winthrop Center
Federal St
Congress St
Northern Ave
Fan Pier Park
Macy's
Seaport Blvd
John Joseph Moakley US Courthouse
Lafayette City Center
Independence Wharf
1 Lincoln Street
The Institute of Contemporary Art
Millennium Place
Essex St
Federal Reserve Bank
Fort Point Channel
Courthouse
Chinatown
One Financial Center
South Station
Boston Tea Party Ships & Museum
Boston Children's Museum
Museum of Ice Cream
World Trade Center Boston
Boston Fish Pier
SILVER LINE
Summer St
Tufts Univ. School of Medicine
Lincoln St
MBTA
GE Corporate Headquarters
Seaport Place
Seaport Blvd
Eli Lilly
Tufts Medical Center
Liberty Wharf
Leader Bank Pavilion
Eastport Park
WTC
Ft. Point Channel Tunnel
RED LINE
305 Northern Ave
Silver Line Way
Omni Boston Hotel at the Seaport
Boston Logan Intl. Airport 2 miles
AC Hotel by Marriott Boston Downtown
D St
Summer St
Thomas M. Menino Convention & Exhibition Center
The Westin Boston Seaport District
Marine Industrial Park
South Boston Bypass
Gillette World Headquarters
Aloft Boston Seaport District
E St
Traveler St
Broadway
Element Boston Seaport District
W 4th St
Broadway
W 1st St
W 2nd St
D St
W.B. Mason
E St
93
90
1
3
1A
Bedford
Burlington
Wakefield
Peabody
Salem
Woburn
Stoneham
Lynn
Swampscott
Saugus
Lexington
Winchester
Melrose
Medford
Malden
Revere
Lincoln
Arlington
Everett
Chelsea
Belmont
Somerville
Waltham
Watertown
Winthrop
Atlantic Ocean
CAMBRIDGE
Newton
Brookline
BOSTON
Wellesley
Needham
Milton
Quincy
Dedham
Dover
Westwood
Hingham
Weymouth
Braintree
Norwood
Medfield
Randolph

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Mortgage Loan No. 2 – Vertex HQ
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):	A-/NR/AAA			Location:	Boston, MA 02210
Original Balance(1):	$64,600,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$64,600,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	9.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2013/NAP
Borrower Sponsor:	Diversified Healthcare Trust			Size:	1,134,479 SF
Guarantor(2):	Diversified Healthcare Trust			Cut-off Date Balance per SF(1):	$493
Mortgage Rate:	4.93554%(3)			Maturity Date Balance per SF(1):	$493
Note Date:	8/6/2025			Property Manager:	The RMR Group LLC
Maturity Date:	9/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(6):	$92,205,654
IO Period:	60 months			UW NCF:	$91,922,034
Seasoning:	2 months			UW NOI Debt Yield(1):	16.5%
Prepayment Provisions(4):	L(26),D(28),O(6)			UW NCF Debt Yield(1):	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	16.5%
Additional Debt Type(1):	Pari Passu/Junior Notes			UW NCF DSCR(1):	3.29x
Additional Debt Balance(1):	$494,200,000 / $441,200,000			Most Recent NOI(6):	$63,118,234 (5/31/2025 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI(7):	$63,072,063 (12/31/2024)
				3rd Most Recent NOI(7):	$77,205,139 (12/31/2023)
Reserves(5)				Most Recent Occupancy:	99.6% (7/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.6% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.9% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(8):	$1,644,000,000 (6/10/2025)
Vertex TI Reserve:	$173,530,598	$0	NAP	Appraised Value per SF(8):	$1,449
Vertex Free Rent:	$58,450,518	$0	NAP	Cut-off Date LTV Ratio(1)(8):	34.0%
Vertex Parking Garage Credit:	$1,402,908	$0	NAP	Maturity Date LTV Ratio(1)(8):	34.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$558,800,000	55.9%	Loan Payoff:	$618,746,993	61.9%
Subordinate Loan Amount:	$441,200,000	44.1%	Reserves:	$233,384,025	23.3%
			Return of Equity:	$136,419,187	13.6%
			Closing Costs:	$11,449,796	1.1%
Total Sources:	$1,000,000,000	100.0%	Total Uses:	$1,000,000,000	100.0%

(1)	The Vertex HQ Mortgage Loan (as defined below) is part of the Vertex HQ Whole Loan (as defined below) with an aggregate original principal balance of $1,000,000,000 evidenced by 16 senior pari passu promissory notes with an aggregate original principal balance of $558,800,000 (the “Vertex HQ Senior Notes”) and 16 junior promissory notes with an aggregate original principal balance of $441,200,000 (the “Vertex HQ Junior Notes”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Vertex HQ Senior Notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Vertex HQ Whole Loan is $881, $881, 9.2%, 9.2%, 9.2%, 1.62x, 60.8% and 60.8%, respectively (and in the case of UW NCF DSCR is based on the weighted average interest rate for the Vertex HQ Whole Loan, as set forth in footnote (3) below).
(2)	The liability of the guarantor for bankruptcy related events is capped at the greater of (x) 10% of the then outstanding principal balance of the Vertex HQ Whole Loan as of the occurrence of the first full recourse event and (y) $100,000,000.
(3)	4.93554% represents the per annum interest rate associated with the Vertex HQ Senior Notes. The per annum interest rate associated with the Vertex HQ Junior Notes is 6.43191708975521% and the weighted average interest rate per annum for the Vertex HQ Whole Loan is 5.595741572%.
(4)	Defeasance of the Vertex HQ Whole Loan is permitted any time after the earlier to occur of (i) August 6, 2028, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Vertex HQ Whole Loan to be securitized. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in November 2025.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	The increase from Most Recent NOI to UW NOI is due to the expiration of free rent periods (and the escrow of remaining free rent) at the Vertex HQ Property (as defined below) and the inclusion of Credit Tenant Rent which assumes straight-lined rent for the first ten years of the Vertex (as defined below) lease.
(7)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is due to free rent provided in connection with the extension of the Vertex lease.
(8)	The appraisal concluded to an “As Is – With Escrows” value for the Vertex HQ Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvement reserves and $58 million in upfront free rent reserves held in escrow. At origination, the borrower reserved approximately $173.5 million for tenant improvements and approximately $58.5 million for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025, resulting in an Appraised Value per SF of $1,243, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 39.6% for the Vertex HQ Senior Notes and 70.9% for the Vertex HQ Whole Loan.

The Mortgage Loan. The second largest mortgage loan (the “Vertex HQ Mortgage Loan”) part of a whole loan (the “Vertex HQ Whole Loan”) with an aggregate original principal balance of $1,000,000,000 evidenced by the 16 pari passu Vertex HQ Senior Notes and 16 Vertex HQ Junior Notes. The Vertex HQ Whole Loan is secured by the borrower’s fee interest in a mixed-use building located in Boston, Massachusetts (the “Vertex HQ Property”). The Vertex HQ Whole Loan was co-originated by Morgan Stanley Bank, N.A., Bank of Montreal, Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association on August 6, 2025. The Vertex HQ Mortgage Loan is evidenced by the non-controlling Notes A-1-2-2, A-1-2-3, and A-1-2-4, with an aggregate original principal balance of $64,600,000. The Vertex HQ Whole Loan will be serviced pursuant to the trust and servicing agreement for the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

VRTX 2025-HQ securitization. See “Description of the Mortgage Pool—The Whole Loans—The Vertex HQ Pari Passu-A/B Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Vertex HQ Whole Loan:

Vertex HQ Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$98,920,000	$98,920,000	VRTX 2025-HQ	Yes
A-1-2-1	$60,000,000	$60,000,000	BANK5 2025-5YR17	No
A-1-2-2	$30,000,000	$30,000,000	MSBAM 2025-5C2	No
A-1-2-3	$24,600,000	$24,600,000	MSBAM 2025-5C2	No
A-1-2-4	$10,000,000	$10,000,000	MSBAM 2025-5C2	No
A-2-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-2-2-A	$24,000,000	$24,000,000	BBCMS 2025-5C37	No
A-2-2-B	$21,000,000	$21,000,000	BMARK 2025-V17	No
A-2-2-C	$10,000,000	$10,000,000	BMO 2025-5C12	No
A-2-2-D	$7,300,000	$7,300,000	BBCMS 2025-5C37	No
A-3-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-3-2-A	$38,700,000	$38,700,000	BBCMS 2025-5C37	No
A-3-2-B	$23,600,000	$23,600,000	BMARK 2025-V17	No
A-4-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-4-2-A	$32,300,000	$32,300,000	WFCM 2025-5C6	No
A-4-2-B	$30,000,000	$30,000,000	BANK5 2025-5YR17	No
Senior Loan	$558,800,000	$558,800,000
B-1	$42,920,000	$42,920,000	VRTX 2025-HQ	No
B-2	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-3	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-4	$21,460,000	$21,460,000	VRTX 2025-HQ	No
C-1	$46,720,000	$46,720,000	VRTX 2025-HQ	No
C-2	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-3	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-4	$23,360,000	$23,360,000	VRTX 2025-HQ	No
D-1	$55,200,000	$55,200,000	VRTX 2025-HQ	No
D-2	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-3	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-4	$27,600,000	$27,600,000	VRTX 2025-HQ	No
E-1	$31,640,000	$31,640,000	VRTX 2025-HQ	No
E-2	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-3	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-4	$15,820,000	$15,820,000	VRTX 2025-HQ	No
Whole Loan	$1,000,000,000	$1,000,000,000

The Borrower and the Borrower Sponsor. The borrower for the Vertex HQ Whole Loan is SNH Seaport LLC, a Delaware limited liability company and special purpose entity with one independent director. The borrower sponsor and non-recourse carve-out guarantor is Diversified Healthcare Trust (“DHC”). DHC is a real estate investment trust focused on owning and operating a portfolio of healthcare properties across the United States. Its portfolio includes medical office buildings, life science facilities, senior living communities, and other healthcare related real estate. DHC is managed by The RMR Group LLC (“RMR”). RMR is a leading U.S. alternative asset management company focused on commercial real estate and related businesses. The RMR Group’s vertical integration is strengthened by over 900 real estate professionals in more than 35 offices nationwide who manage approximately $40 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. RMR is headquartered in Newton, Massachusetts and was founded in 1986. The obligations of the non-recourse carveout guarantor with respect to recourse for bankruptcy events are capped at the greater of $100,000,000 or 10% of the outstanding principal balance of the Vertex HQ Whole Loan.

The Property. The Vertex HQ Property is a Class A, LEED Gold, corporate global headquarters for Vertex Pharmaceuticals Incorporated (“Vertex”) consisting of two, fifteen-story towers interconnected by a skybridge. The Vertex HQ Property consists of approximately 52.3% office space, 42.0% lab space, 4.4% ground floor retail and 1.3% storage use. The Vertex HQ Property features floor plates of approximately 40,000 SF on the lab floors (floors 2-8) and floor plates of approximately 28,000 SF on the office floors (floors 9-15) with a total square footage of 1,134,479 SF. The Vertex HQ Property features flexible layouts that can accommodate full floor or multi-tenant users, with laboratory and research space, floor to ceiling glass exteriors, and exterior signage The buildings also feature a 1,852-space underground parking garage (of which, 740 spaces will serve as collateral for the Vertex HQ Whole Loan, with an additional 90 spaces under control by the borrower sponsor). The Vertex HQ Property has averaged 99.9% occupancy since it was purchased in 2014 by the borrower sponsor. As of July 1, 2025, the Vertex HQ Property was 99.6% leased to ten tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

Major Tenants.

Vertex Pharmaceuticals Incorporated (1,082,417 square feet; 95.4% of NRA; 96.7% of underwritten base rent). Vertex is a pharmaceutical company that specializes in treatments for cystic fibrosis, but is also developing drugs for pain management, sickle cell disease, beta thalassemia, alpha-1 antitrypsin deficiency, APOL1-mediated kidney disease, autosomal dominant polycystic kidney disease, IgA nephropathy, Duchenne muscular dystrophy, myotonic dystrophy type 1, and type 1 diabetes. Vertex currently has seven approved medicines, six treatments in Phase 4 trials, three treatments in Phase 3 trials, two treatments in Phase 2 trials, seven treatments in Phase 1 trials, and multiple other concepts in early research and development. However, there can be no assurance that any of such trials will be successful. Vertex holds the largest and most advanced Cystic Fibrosis drug portfolio, serving an estimated three quarters of the 94,000 patients globally, and is currently on its fifth iteration of the treatment, ALFYTREK. Vertex had approximately 6,100 employees as of the end of 2024, and reportedly 60% of those employees are primarily researchers. 4,000 of the employees are based out of the Vertex HQ Property. The firm’s headcount has grown by 13% each year for the 2023 and 2024 fiscal years. Over the last year, Vertex has been included in a business magazine’s list of “100 Most Influential Companies” in 2024, a business website’s list of “World’s 50 Most Innovative Companies” in 2024, another business magazine’s list of “100 Best Companies to Work For”, and a science magazine’s “Top Employer” list. The company’s balance sheet reported $22.5 billion of assets, with $4.6 billion of cash, $6.1 billion of liabilities, with no long-term debt, and $16.4 billion of shareholder’s equity. The Vertex HQ Property is the global headquarters for Vertex, which has occupied the property since 2014, leasing 100% of the office and lab space at the Vertex HQ Property. Vertex has recently extended its lease to an expiration date of June 30, 2044, and has two, 10-year extension options.

Bright Horizons Children’s Center LLC (12,665 square feet; 1.1% of NRA; 1.0% of underwritten base rent). Bright Horizons Children’s Center LLC is a global provider of early education and childcare, back-up care, and workforce education services. Bright Horizons operates more than 1,000 early education and childcare centers in the United States, United Kingdom, the Netherlands, Australia, and India serving more than 1,450 employers. Bright Horizons has been a tenant at the Vertex HQ Property since May of 2014, has a lease expiration date of May 31, 2035, and has two, 5-year extension options.

11 Fan Pier Restaurant, LLC (dba Serafina) (8,747 square feet; 0.8% of NRA; 0.4% of underwritten base rent). Serafina is an Italian pizza and pasta concept restaurant started by Vittorio Assaf and Fabio Granato in 1995. Since the opening of the original location in New York City. Serafina has expanded into three continents, with dozens of restaurants in the United States and around the world. The Serafina location at the Vertex HQ Property opened in June 2022 and provides diners with an extended menu and large dining space with floor-to-ceiling windows, an outdoor patio, and dedicated pizza kitchen and bar. The leasing entity for Serafina is 11 Fan Pier Restaurant, LLC. Serafina has a lease expiration date of June 30, 2032 and has two, 5-year extension options.

The following table presents a summary regarding the major tenants at the Vertex HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Vertex Pharmaceuticals Incorporated	NR/NR/NR	1,082,417	95.4%	$77,971,013	96.7%	$72.03	6/30/2044	2 x 10 yr	N
Bright Horizons Children's Centers LLC	NR/NR/NR	12,665	1.1%	$823,225	1.0%	$65.00	5/31/2035	2 x 5 yr	N
11 Fan Pier Restaurant, LLC (dba Serafina)	NR/NR/NR	8,747	0.8%	$349,880	0.4%	$40.00	6/30/2032	2 x 5 yr	N
Pier 50, LLC (dba Committee)	NR/NR/NR	7,404	0.7%	$457,444	0.6%	$61.78	5/31/2035	1 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		1,111,233	98.0%	$79,601,562	98.8%	$71.63

Other Tenants		18,710	1.6%	$1,000,599	1.2%	$53.48
Occupied Subtotal/Wtd. Avg.		1,129,943	99.6%	$80,602,161	100.0%	$71.33

Vacant Space		4,536	0.4%
Total/Wtd. Avg.		1,134,479	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

The following table presents certain information relating to the lease rollover at the Vertex HQ Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2025 & MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	3	9,580	0.8%	0.8%	$369,666	0.5%	0.5%	$38.59
2030(3)	1	2,651	0.2%	1.0%	$280,688	0.3%	0.8%	$105.88
2031	1	4,200	0.4%	1.4%	$204,708	0.3%	1.1%	$48.74
2032	1	8,747	0.8%	2.2%	$349,880	0.4%	1.5%	$40.00
2033	0	0	0.0%	2.2%	$0	0.0%	1.5%	$0.00
2034	0	0	0.0%	2.2%	$0	0.0%	1.5%	$0.00
2035	3	22,348	2.0%	4.2%	$1,426,206	1.8%	3.3%	$63.82
2036 & Thereafter	1	1,082,417	95.4%	99.6%	$77,971,013	96.7%	100.0%	$72.03
Vacant	0	4,536	0.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	10	1,134,479	100.0%		$80,602,161	100.0%		$71.33	(4)

(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The maturity date of the Vertex HQ Whole Loan is September 1, 2030.
(4)	Excludes vacant SF.

The Market. The Vertex HQ Property is located in the Seaport district of Boston, Massachusetts. Seaport is emerging as a location for lab projects, benefiting from tenant spillover from supply-constrained Cambridge and Back Bay, plus demand for modern, well-located research and development space. Seaport has a diverse array of nearly 100 restaurants and has access to Boston’s major transportation systems, including I-90, the silver line (MBTA), Boston Logan Airport, and South Station.

According to a third-party market research report, as of the first quarter of 2025, the vacancy rate in the Boston life science market was 22.8%, with average asking rents of $94.13 PSF triple net and an inventory of approximately 16,306,769 square feet. According to a third-party market research report, as of the first quarter of 2025, the Seaport life science submarket had a vacancy rate of 33.0%, with average asking rents of $93.40 PSF triple net and an inventory of approximately 5,785,901 square feet. According to the appraisal, the 2024 total population within a one-, three-, and five-mile radius of the Vertex HQ Property was 36,107, 349,249, and 899,212, respectively. According to the appraisal, the 2024 average household income within the same radii was $199,494, $158,395, and $146,651, respectively.

The following table presents recent leasing data at comparable lab/office properties with respect to the Vertex HQ Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(1) Boston, MA	2013 / NAP	1,134,479	Vertex	1,082,417	Aug. 2024	19.9	$72.03	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	88,153	Jan. 2028	9.8	$115.00	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	84,324	Jul. 2028	5.0	$110.00	NNN
100-700 Technology Square Cambridge, MA	1964 / 2001	1,660,578	Intellia Therapeutics	147,000	Jul. 2025	13.4	$108.00	NNN
100 Cambridgeside Place Cambridge, MA	1985 / 2023	163,000	Smartlabs, Inc.	163,000	Sep. 2024	15.0	$135.00	NNN
441 Morgan Avenue Cambridge, MA	2024 / NAP	375,000	Astellas Pharma	63,000	Jul. 2024	11.0	$106.00	NNN
585 Third Street Cambridge, MA	2026 / NAP	605,000	Takeda Pharmaceuticals	605,000	Mar. 2026	15.0	$135.00	NNN
Confidential Boston, MA	1958 / 2019	705,465	Confidential	58,063	May 2024	10.0	$87.00	NNN

Source: Appraisal, unless otherwise specified.

(1)	Information is based on the underwritten rent roll dated July 1, 2025, other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

The following table presents recent leasing data at comparable retail properties with respect to the Vertex HQ Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(1) Boston, MA	2013 / NAP	1,134,479	Pier 50, LLC (dba Committee)(2) Starbucks Corporation	6,704 2,089	Jul. 2024 Sep. 2024	10.9 5.0	$64.58 $78.54	NNN NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	12,310	Nov. 2024	15.0	$95.00	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	15,978	May 2024	10.0	$81.32	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	1,714	Nov. 2023	7.0	$110.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Pure Glow Tanning LLC	1,221	Apr. 2024	10.0	$105.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Circle Furniture	5,966	Mar. 2022	10.0	$60.00	NNN
30 Thompson Place Boston, MA	1900 / 2010	56,000	Lineage Brands, LLC	5,731	Dec. 2023	10.0	$85.00	NNN
1 Marina Park Drive Boston, MA	2009 / NAP	500,000	Empire	13,839	Sep. 2023	10.0	$61.50	NNN

Source: Appraisal, unless otherwise specified.

(1)	Information is based on the underwritten rent roll dated July 1, 2025, other than Year Built / Renovated.
(2)	Pier 50, LLC (dba Committee) also leases 700 square feet of storage space. The information presented in the table above excludes this storage space, other than Size (SF).

The following table presents information relating to the appraisal’s market rent conclusion for the Vertex HQ Property:

Market Rent Summary
Tenant Category	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Life Science	$90.00	126	3.0% per annum	$150.00	$75.00
Retail	$65.00	120	3.0% per annum	$50.00	$12.11(1)
Daycare	$50.00	120	3.0% per annum	$30.00	$10.00
Storage	$25.00	120	$0.00 per annum	$0.00	$0.00
Charity/Public	$0.00	120	$0.00 per annum	$0.00	$0.00
Bank	$100.00	120	3.0% per annum	$50.00	$15.00
Starbucks	$75.00	120	3.0% per annum	$50.00	$15.00

Source: Appraisals, unless otherwise indicated.

(1)	Represents the weighted average between the 11 Fan Pier Boulevard building ($10.00) and the 50 Northern Avenue building ($15.00).

Appraisal. The appraisal concluded to an “As Is – With Escrows” value for the Vertex HQ Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvements and $58 million in upfront free rent held in escrow. At origination, the borrower reserved $173.5 million for tenant improvements and $58.5 million for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025.

Environmental Matters. According to a Phase I environmental report dated June 16, 2025, there was no evidence of any recognized environmental conditions at the Vertex HQ Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Vertex HQ Property:

Cash Flow Analysis
	2021	2022	2023(1)	2024(1)	5/31/2025 TTM	(2)	UW(2)	UW PSF
Gross Potential Rent(3)	$74,371,640	$75,078,971	$75,516,734	$80,906,848	$81,138,181		$95,819,110	$84.46
Other Income	$3,714,039	$4,023,874	$4,192,426	$4,186,002	$4,236,981		$4,192,427	$3.70
Recoveries	$26,659,132	$28,255,759	$29,963,764	$30,217,931	$29,986,255		$31,202,684	$27.50
Free Rent	$0	$0	$0	($19,439,403)	($19,481,761)		$0	$0.00
Vacancy & Credit Loss	$0	$0	$0	$0	$0		($6,560,711)	($5.78)
Effective Gross Income	$104,744,812	$107,358,604	$109,672,924	$95,871,378	$95,879,656		$124,653,510	$109.88

Real Estate Taxes	$21,692,441	$23,093,856	$24,258,466	$24,814,654	$24,481,889		$25,975,029	$22.90
Insurance	$1,272,128	$1,307,149	$1,421,006	$1,591,309	$1,572,855		$1,656,901	$1.46
Other Expenses	$6,021,366	$6,366,571	$6,788,313	$6,393,353	$6,706,678		$4,815,926	$4.25
Total Expenses	$28,985,935	$30,767,576	$32,467,786	$32,799,316	$32,761,422		$32,447,856	$28.60

Net Operating Income	$75,758,877	$76,591,028	$77,205,139	$63,072,063	$63,118,234		$92,205,654	$81.28
Capital Expenditures	$0	$0	$0	$0	$0		$283,620	$0.25
TI/LCs	$0	$0	$0	$0	$0		$0	$0.00
Net Cash Flow	$75,758,877	$76,591,028	$77,205,139	$63,072,063	$63,118,234		$91,922,034	$81.03

Occupancy %(4)	99.9%	99.9%	99.9%	99.6%	99.6%		95.0%
NOI DSCR(5)	2.71x	2.74x	2.76x	2.26x	2.26x		3.30x
NCF DSCR(5)	2.71x	2.74x	2.76x	2.26x	2.26x		3.29x
NOI Debt Yield(5)	13.6%	13.7%	13.8%	11.3%	11.3%		16.5%
NCF Debt Yield(5)	13.6%	13.7%	13.8%	11.3%	11.3%		16.4%

(1)	The decrease from 2023 NOI to 2024 NOI is due to free rent provided in connection with the extension of the Vertex lease.
(2)	The increase in 5/31/2025 TTM Net Operating Income and UW Net Operating Income is due to the expiration of free rent periods (and the escrow of remaining free rent) at the Vertex HQ Property and the inclusion of Credit Tenant Rent which assumes straight-lined rent for the first ten years of the Vertex lease.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2025 and includes rent steps through July 1, 2026 totaling $28,474, and Credit Tenant Rent of $14,720,942.
(4)	5/31/2025 TTM Occupancy % represents physical occupancy based on the underwritten rent roll dated July 1, 2025. UW Occupancy % represents economic occupancy.
(5)	DSCRs and Debt Yields are based on the Vertex HQ Senior Notes and exclude the Vertex HQ Junior Notes. The UW NOI Debt Yield and UW NCF DSCR for the Vertex HQ Whole Loan are 9.2% and 1.62x, respectively.

Escrows and Reserves.

Real Estate Tax Escrows – Real estate tax reserves are waived except during a Trigger Period (as defined below). During a Trigger Period, the borrower is required to deposit monthly 1/12th of the amount estimated by the lender to be sufficient to pay the real estate taxes payable by the borrower during the next ensuing 12 months.

Insurance Escrows – Insurance reserves are waived except during a Trigger Period. During a Trigger Period, at the option of the lender, if the liability or casualty policy maintained by the borrower covering the Vertex HQ Property does not constitute an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate insurance policy, the borrower is required to deposit monthly 1/12th of the insurance premiums estimated by the lender to be payable by the borrower for the renewal of the coverage afforded by the insurance policies upon the expiration thereof.

Vertex TI Reserve – On the loan origination date, the borrower was required to make an upfront deposit of approximately $173,530,598 into a reserve for tenant improvements that are required to be performed or funded during the term of the Vertex HQ Whole Loan in connection with the Vertex lease.

Vertex Free Rent Reserve - On the loan origination date, the borrower was required to make an upfront deposit of $58,450,518 into a reserve, representing the amount of “free rent”, “gap rent”, rent concessions or rent abatements given or granted to Vertex.

Vertex Parking Garage Credit Reserve – On the loan origination date, the borrower was required to deposit approximately $1,402,908 into a reserve for parking garage credits provided under the Vertex lease.

Lockbox and Cash Management.

The Vertex HQ Whole Loan is structured with a hard lockbox and springing cash management. The Vertex HQ Whole Loan documents require the borrower to immediately deposit, or cause to be deposited, all rents and other revenues derived from the Vertex HQ Property and received by the borrower or the property manager into a restricted account (the “Lockbox Account”) for the benefit of the lender. In addition, within five business days of the origination date, the borrower was required to direct all tenants to deposit rents directly into the Lockbox Account. Upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds in the Lockbox Account are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists, in which case such funds are required to be transferred not less than two times per week to the cash management account. Provided no event of default is continuing under the Vertex HQ Whole Loan, on each payment date during a Trigger Period, funds on deposit in the cash management account are required to be applied, (i) to fund the required tax and insurance

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to pay operating expenses set forth in the annual budget (which during a Trigger Period must be reasonably approved by the lender) and lender-approved extraordinary expenses, (iii) to pay debt service on the Vertex HQ Whole Loan, and (iv) to deposit all remaining amounts in the cash management account (A) if no Trigger Period exists, to the Lockbox Account to be remitted to the borrower, and (B) if a Trigger Period exists, into an excess cash flow account to be held as additional collateral for the Vertex HQ Whole Loan during such Trigger Period. Provided no event of default exists, funds in the excess cash flow account must be disbursed by the lender to the borrower within five business days of written request to pay for (i) shortfalls in debt service, (ii) shortfalls in reserve deposits, (iii) voluntary principal prepayments, (iv) lender-approved operating expenses (including capital expenditures), (v) management fees, (vi) emergency repairs and/or life-safety items, (vii) leasing or other expenditures under leases existing at origination, (viii) vacant space preparation and marketing costs, (ix) any shortfall of net proceeds for restoration after a casualty or condemnation, (x) fees and costs due to the lender or its servicer; (xi) any required REIT distributions, (xii) lender-approved alterations; (xiii) legal, audit and accounting costs, other than legal fees to enforce the rights of the borrower or any affiliate, and (xiv) other items reasonably approved by the lender. In addition, funds deposited in the excess cash flow account may not exceed the Debt Yield Trigger Cure Prepayment Amount (as defined below), and any funds in excess of such amount must be disbursed to the Lockbox Account to be remitted to the borrower. In lieu of deposits to the excess cash flow account, so long as no event of default exists, the borrower has the right to cause the non-recourse carveout guarantor to deliver a guaranty of the amount that would have otherwise been deposited into the excess cash flow reserve under the loan documents, less the aggregate amount of excess cash flow that the borrower or an affiliate actually spends for the items listed in clauses (i) through (xiv) above, and capped at the Debt Yield Trigger Cure Prepayment Amount. An additional non-consolidation opinion will be required as a condition to delivery of such guaranty, if it causes the aggregate amount of all ancillary guarantees and letters of credit to equal or exceed 15% of the then outstanding principal balance of the Vertex HQ Whole Loan. Upon the termination of all Trigger Periods, all funds on deposit in the excess cash flow account must be returned to the borrower.

A “Trigger Period” means a period:

(A)	commencing upon the earliest of:

(i) the occurrence and continuance of an event of default under the Vertex HQ Whole Loan;

(ii) the debt yield of the Vertex HQ Whole Loan (and any mezzanine loan if a mezzanine loan is then outstanding) falling below 7.50% (the “Debt Yield Threshold”) for two consecutive calendar quarters; or

(iii) the occurrence of a Tenant Credit Event (as defined below); and

(B) expiring upon:

(i) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default;

(ii) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, either (a) the date that the debt yield is equal to or greater than the Debt Yield Threshold for two consecutive calendar quarters, (b) the date that borrower prepays the Vertex HQ Whole Loan in an amount sufficient to meet the Debt Yield Threshold (including payment of any applicable yield maintenance premium) (such amount, the “Debt Yield Trigger Cure Prepayment Amount”), or (c) the date that the borrower delivers cash or a letter of credit as additional collateral to the lender in an amount which, if applied to reduce the outstanding principal balance of the Vertex HQ Whole Loan, would be sufficient to meet the applicable Debt Yield Threshold; or

(iii) regarding any Trigger Period commenced in connection with clause (A)(iii) above, the obligations of the tenant with respect to the relevant portion of the Vertex HQ Property are affirmed in bankruptcy, such tenant is open for business and in occupancy of the relevant portion of the Vertex HQ Property or such portion of the Vertex HQ Property is re-leased to a new tenant on terms and conditions reasonably approved by the lender.

“Tenant Credit Event” means (x) certain bankruptcy or insolvency events with respect to Vertex or (y) the space demised to Vertex as of the loan origination date is less than 80% leased at any time during the term of the Vertex HQ Whole Loan.

Subordinate Debt. The Vertex HQ Whole Loan also includes the Vertex HQ Junior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Vertex HQ Pari Passu-A/B Whole Loan” in the prospectus.

Vertex HQ Total Debt Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Vertex HQ Senior Notes	$558,800,000	4.93554000000000%	60	0	60	3.29x	16.5%	34.0%
Vertex HQ Junior Notes	$441,200,000	6.43191708975521%	60	0	60	1.62x	9.2%	60.8%
Total/Weighted Average	$1,000,000,000	5.59574157200000%

Mezzanine Loan and Preferred Equity. The borrower has a one-time right after the earlier of (i) December 4, 2025 and (ii) the securitization of the entire Vertex HQ Whole Loan to cause a mezzanine borrower or borrowers that own the limited liability interests in the borrower to incur additional indebtedness in the form of one or more mezzanine loans secured by pledges of the direct or indirect equity interests in the borrower upon satisfaction of certain conditions, including but not limited to the Vertex HQ Whole Loan and the mezzanine loans must have an aggregate loan-to-value ratio of not more than 60.8%, and an aggregate debt yield of not less than 8.3%, and the mezzanine lender must enter into an intercreditor agreement with the lender that is reasonably acceptable to both lenders. No rating agency confirmation is required in connection with the mezzanine loans.

Letter of Credit. None; however, a letter of credit may be delivered to cure a Trigger Period caused by a decline in debt yield below the Debt Yield Threshold as described above.

Right of First Offer / Right of First Refusal. Vertex has a right of first offer to purchase either or both of the two buildings comprising the Vertex HQ Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Mixed Use – Lab/Office	Loan #2	Cut-off Date Balance:	$64,600,000
11 Fan Pier Boulevard and 50 Northern	Vertex HQ	Cut-off Date LTV:	34.0%
Avenue		UW NCF DSCR:	3.29x
Boston, MA 02210		UW NOI Debt Yield:	16.5%

Terrorism Insurance. The Vertex HQ Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special perils” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of the Vertex HQ Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

Upper East Side
Roosevelt Island Garden Club
Rainey Park
Astoria
Ravenswood Playground
Roosevelt Island
QUEENS
Dutch Kills
Queensbridge
Queensboro Bridge
Queens Bridge Park
Cornell Tech
MANHATTAN
Terra Apartments
45-17 Davis Street
Long Island City, NY 11101
Long Island City
East River
Franklin D. Roosevelt Four Freedoms Park
Gantry Plaza State Park
Hunters Point
Hunters Point South Park
Greenpoint
BROOKLYN
Long Island Expwy
Queens Blvd
La Guardia Airport 4 miles
JFK Intl. Airport 13 miles
MoMA PS1
Long Island City Courthouse
La Guardia Community College
Museum of the Moving Image
Kaufman Astoria Studios
Silvercup Studios
Silvercup Studios East
United Nations Headquarters
NYU Medical Center
Bellevue Hospital
East River Ferry
LONG ISLAND RAILROAD
QUEENS-MIDTOWN TUNNEL
PULASKI BRIDGE
Newtown Creek
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Mortgage Loan No. 3 – Terra Apartments
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):		NR/NR/NR		Location:	Long Island City, NY 11101
Original Balance(1):		$55,000,000		General Property Type:	Multifamily
Cut-off Date Balance(1):		$55,000,000		Detailed Property Type:	High Rise
% of Initial Pool Balance:		7.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2024/NAP
Borrower Sponsor:		Zhidong Wu		Size:	122 Units
Guarantor:		Zhidong Wu		Cut-off Date Balance per Unit(1):	$606,557
Mortgage Rate:		6.0400%		Maturity Date Balance per Unit(1):	$606,557
Note Date:		9/19/2025		Property Manager:	Andover Property Management Inc.
Maturity Date:		10/1/2030			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI(4):	$5,935,593
IO Period:		60 months		UW NCF:	$5,896,880
Seasoning:		1 month		UW NOI Debt Yield(1):	8.0%
Prepayment Provisions:		L(25),D(28),O(7)		UW NCF Debt Yield(1):	8.0%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity(1):	8.0%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.30x
Additional Debt Balance(1):		$19,000,000		Most Recent NOI(4):	$2,169,256 (7/25/2025 T-10 Ann.)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(5):	NAV
				3rd Most Recent NOI(5):	NAV
Reserves(2)				Most Recent Occupancy:	97.5% (8/19/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	NAV
RE Taxes:	$637,512	$159,378	NAP	3rd Most Recent Occupancy(5):	NAV
Insurance:	$133,553	$14,839	NAP	Appraised Value (as of)(6):	$122,600,000 (7/11/2025)
Replacement Reserve:	$0	$2,542	NAP	Appraised Value per Unit:	$1,004,918
421-a Reserve(3):	$1,912,536	$0	NAP	Cut-off Date LTV Ratio(1)(6):	60.4%
Rent Concession Reserve:	$461,879	$0	NAP	Maturity Date LTV Ratio(1)(6):	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$74,000,000	100.0%	Loan Payoff:	$52,637,543	71.1%
			Return of Equity:	$16,938,982	22.9%
			Upfront Reserves:	$3,145,480	4.3%
			Closing Costs:	$1,277,995	1.7%
Total Sources:	$74,000,000	100.0%	Total Uses:	$74,000,000	100.0%

(1)	The Terra Apartments Mortgage Loan (as defined below) is part of the Terra Apartments Whole Loan (as defined below), with an aggregate original principal amount of $74,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Terra Apartments Whole Loan.
(2)	See “Escrows and Reserves” for more information.
(3)	Represents unabated taxes for a period of one year.
(4)	The increase in Most Recent NOI to UW NOI is primarily due to recent leasing activity at the Terra Apartments Property (as defined below) as well as the underwriting of an applied for Section 421-a tax exemption. The Terra Apartments Property achieved a stabilized occupancy of approximately 95% in July 2025.
(5)	2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy, and 3rd Most Recent Occupancy are not available as the Terra Apartments Property was constructed in 2024.
(6)	The Appraised Value includes $38,600,000 attributable to the net present value of a Section 421-a tax exemption, which has been applied for but has not been obtained. If such value attributable to the 421-a tax exemption were subtracted from the appraised value, the appraised value would be $84,000,000, and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would each be 88.1%. Please see “The Property” below for more information.

The Mortgage Loan. The third largest mortgage loan (the “Terra Apartments Mortgage Loan”) is part of a whole loan (the “Terra Apartments Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $74,000,000. The Terra Apartments Whole Loan is secured by a first priority fee mortgage encumbering a 122-unit multifamily property located in Long Island City, New York (the “Terra Apartments Property”). The Terra Apartments Whole Loan is evidenced by the controlling Note A-1 with an original principal amount of $55,000,000. The Terra Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The table below summarizes the promissory notes that comprise the Terra Apartments Whole Loan.

Terra Apartments Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$55,000,000	$55,000,000	MSBAM 2025-5C2	Yes
A-2(1)	$12,000,000	$12,000,000	MSBNA	No
A-3(1)	$7,000,000	$7,000,000	MSBNA	No
Total	$74,000,000	$74,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Terra Apartments Whole Loan is Davis Street Development LLC, a single-purpose New York limited liability company with one independent director in its organizational structure. The borrower is owned by TW Capital Davis ST Holding LLC (72.472%), Davis Street Venture LLC (27.028%), and Davis Street DE Holding LLC (0.500%). The borrower sponsor and non-recourse carveout guarantor for the Terra Apartments Whole Loan is Zhidong Wu. Zhidong “Tom” Wu is the founder of ZD Jasper, a New York City based real estate company that was founded in 1996. The borrower sponsor has overseen the development of more than one million SF of commercial and residential spaces in New York City. ZD Jasper’s portfolio currently consists of 9 buildings comprised of 841 residential units.

The Property. The Terra Apartments Property consists of a recently constructed luxury high-rise apartment building located on a 0.3-acre site in Long Island City, New York. The Terra Apartments Property contains 122 residential units, a ground floor commercial unit, and a parking garage (21 spaces). The borrower sponsor acquired the Terra Apartments Property in 2021 and 2022 for an aggregate purchase price of approximately $21.1 million via five separate transactions. These transactions included the purchase of two separate tax lots along with the air rights from three additional tax lots. The borrower subsequently demolished the then existing improvements, combined the parcels into a single tax parcel, and constructed the Terra Apartments Property at a total development cost of approximately $60.1 million. The Department of Building permit was issued on April 19, 2022, construction commenced on June 7, 2022 and the improvements were completed on October 2, 2024. The Terra Apartments Property received its Temporary Certificate of Occupancy on October 2, 2024 and achieved stabilized occupancy of 95% in July 2025 indicating a lease-up rate of approximately 12 units/month.

The residential unit mix includes 13 studios, 67 one-bedroom units and 42 two-bedroom units. The residential units were approximately 97.5% leased as of August 19, 2025. There are currently 3 vacant residential units. The residential tenancy is comprised of young professionals in their late 20s to mid-30s, working across a range of industries including finance, law, healthcare, consulting, technology, and corporate operations. There are currently 12 units representing 9.8% of the unit count that are leased to tenants with CityFHEPS vouchers. The base rent generated by the income restricted units leased to CityFHEPS tenants is in line with the base rent generated by income restricted units leased to non-CityFHEPS tenants.

The borrower is in the process of applying for a 35-year 421-a tax exemption. The application has been submitted, and the New York City Department of Housing Preservation and Development (“HPD”) issued a Receipt of Application acknowledging that the application was received on May 19, 2025. There can be no assurance that the applied for 421-a tax exemption will be obtained. In conjunction with the 421-a tax exemption application for the Terra Apartments Property, the borrower was required to select one of three affordability options and must comply with it for the duration of the benefit period. The borrower selected the option that requires at least 30% of the units be designated as affordable housing reserved for tenancy earning up to 130% of Area Median Income (“AMI”). The borrower designated 37 units as affordable units. All of the affordable units are rent stabilized. In addition, the affordable units are subject to limitations on rent, generally equal to 30% of the applicable level of AMI (i.e. 30% of 130% of AMI). The remaining 85 units are not income restricted units. Designated affordable units are posted/marketed on the NYC Housing Connect website. Housing Connect, a service provided by the City of New York through HPD and the New York City Housing Development Corporation, assists individuals and families in finding and applying for affordable rental units. Housing Connect accepts applications from prospective tenants with vouchers and rental subsidies including Section 8 Housing Choice Vouchers, CityFHEPS, Individual Supports and Services Housing Subsidy, Medicaid Waiver, and Veterans Affairs Supportive Housing.

The Terra Apartments Property offers its residents high-end amenities that include a full-service front desk concierge, roof deck with barbecue grills and unobstructed views of the Manhattan skyline, state-of-the-art fitness center, basketball court, racquetball court, pickleball court, ping pong lounge, game room, lounge with a kitchenette, Amazon Hub 24/7, package lock, and basement storage.

The borrower offered concessions during the initial lease-up of the Terra Apartments Property and has been phasing out concessions in recent months. Of the 12 leases executed since June 1, 2025, only 4 of those units (i.e., 33% of the units leased since June) were provided concessions. The concessions were equal to one month’s free rent on a 14-month lease term.

The Terra Apartments Property has 3,650 SF of retail space that is leased to Butchers Seoul, a Korean barbecue restaurant pursuant to a 15-year lease with one 5-year renewal option. The lease commenced on August 8, 2025 and the tenant is responsible for performing the build-out of the retail space at the Terra Apartments Property at its sole cost and expense. The retail tenant is expected to complete its build-out and be open for business in March 2026. The rent commencement date is expected to be in March 2026, and the tenant will receive two months of free rent following such date. We cannot assure you that the tenant will take occupancy and start paying rent as expected, or at all.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The following table presents detailed information with respect to the units at the Terra Apartments Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	5	5	100.0%	403	$3,730	$9.26
Studio (Affordable)	8	7	87.5%	403	$3,088	$7.66
1 BR	57	57	100.0%	529	$4,595	$8.68
1 BR (Affordable)	10	8	80.0%	583	$3,298	$5.70
2 BR	23	23	100.0%	826	$6,701	$8.11
2 BR (Affordable)	19	19	100.0%	835	$3,939	$4.72
Total/ Wtd. Average	122	119	97.5%	624	$4,685	$7.48

(1)	Information is based on the borrower rent roll dated August 19, 2025.
(2)	Based on occupied units.

The Market. The Terra Apartments Property is located in the Long Island City neighborhood of Queens. Positioned south of Jackson Avenue and one block east of Thomson Avenue, the Terra Apartments Property sits within the heart of Long Island City’s high-density residential and commercial corridor. The immediate area has a mix of luxury residential towers, adaptive reuse loft buildings, and new retail development. Trader Joe’s and Target are both within walking distance of the Terra Apartments Property. The Terra Apartments Property benefits from transit connectivity as it is located just one block from the Court Square subway station, which provides access to the 7, E, M, and G trains, offering direct service to Midtown Manhattan, Brooklyn, and other parts of Queens. The Long Island Rail Road’s Hunterspoint Avenue station is also nearby, providing regional rail service to Long Island and connections to Penn Station and Grand Central via the East Side Access project. In addition to rail transit, the area is served by multiple MTA bus routes and is easily accessible via major roadways including the Long Island Expressway, Queens Midtown Tunnel, and Pulaski Bridge.

Long Island City is home to art galleries, studio spaces, and art institutions. MoMA PS1, one of the largest contemporary art institutions in the country, is located just a few blocks from the Terra Apartments Property. Residents also enjoy proximity to Gantry Plaza State Park, a 12-acre waterfront park offering sweeping views of the Manhattan skyline, as well as basketball courts, playgrounds, and a fishing pier. The park is also home to the iconic Pepsi-Cola sign, a designated New York City landmark since 2016. Retail and dining options continue to expand in the area, with Jackson Avenue and Vernon Boulevard offering a mix of local restaurants, cafes, and national retailers.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the New York multifamily market was 2.8%, with average monthly asking rents of $3,136 per unit and an inventory of approximately 2,192,902 units. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Hunters Point multifamily submarket was 12.6%, with average monthly asking rents of $4,480 per unit and an inventory of approximately 18,871 units. According to the appraisal, the estimated 2025 population within a quarter-, half-, and one-mile radius of the Terra Apartments Property was 8,097, 20,255 and 68,489, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $190,817, $191,871 and $173,367, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Terra Apartments Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit(2)
Terra Apartments(subject)(1) 45-17 Davis Street Long Island City, NY	2024	122	Studio 1 BR 2 BR	403 537 830	$3,356 $4,436 $5,451
The Cove 43-12 Hunter Street Long Island City, NY	2021	124	Studio 1 BR 2 BR	419 660 950	$3,706 $4,763 $6,807
Watermark LIC 27-19 44th Drive Long Island City, NY	2017	169	Studio 1 BR 2 BR	449 579 994	$3,395 $4,364 $5,929
Hunters Landing 11-39 49th Avenue Long Island City, NY	2018	194	Studio 1 BR 2 BR	438 699 1,098	$3,500 $4,200 $6,000
TRIO 27-19 Thomson Avenue Long Island City, NY	2022	36	Studio 1 BR 2 BR	397 462 721	$3,450 $4,400 $6,200
The Bold 27-01 Jackson Avenue Long Island City, NY	2024	166	Studio 1 BR 2 BR 3 BR	515 661 825 1,089	$3,850 $5,010 $6,275 $7,050
Rise LIC 29-17 40th Avenue Long Island City, NY	2021	103	Studio 1 BR 2 BR 3 BR	425 550 847 1,100	$3,260 $3,905 $5,900 $7,100

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated August 19, 2025 other than Year Built.
(2)	Based on occupied units.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Terra Apartments Property:

Market Rent Summary
Unit Mix/Type(1)	Units(2)	Average Size (SF)(2)	Avg. Monthly Rent per Unit(2)(3)	Avg. Monthly Rent PSF(2)(3)	Avg. Monthly Market Rent per Unit(4)	Avg. Monthly Market Rent PSF(4)
Studio	13	403	$3,356	$8.33	$3,623	$8.99
1 BR	67	537	$4,436	$8.29	$4,526	$8.43
2 BR	42	830	$5,451	$6.57	$5,681	$6.84
Total/ Wtd. Average	122	624	$4,685	$7.48	$4,828	$7.74

(1)	Includes both affordable and non-income restricted units.
(2)	Based on the borrower rent roll dated August 19, 2025.
(3)	Based on occupied units.
(4)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Terra Apartments Property of $122,600,000 as of July 11, 2025. The appraised value of $122,600,000 includes $38,600,000 attributable to the applied for but not obtained 421-a tax exemption.

Environmental Matters. According to the Phase I environmental site assessment dated July 28, 2025, there was no evidence of any recognized environmental conditions at the Terra Apartments Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Terra Apartments Property:

Cash Flow Analysis(1)
	7/25/2025 Ann. T-10	UW	UW per Unit
Gross Potential Rent(2)	$3,711,574	$6,806,604	$55,792
Other Income(3)	$93,451	$464,935	$3,811
(Vacancy / Credit Loss)	$0	($356,755)	($2,924)
Effective Gross Income	$3,805,025	$6,914,784	$56,679

Real Estate Taxes(4)	$1,137,382	$70,561	$578
Insurance	$103,304	$172,884	$1,417
Other Expenses	$395,084	$735,747	$6,031
Total Expenses	$1,635,769	$979,192	$8,026

Net Operating Income(5)	$2,169,256	$5,935,593	$48,652
Capital Expenditures	$0	$30,500	$250
TI/LC	$0	$8,213	$67
Net Cash Flow	$2,169,256	$5,896,880	$48,335

Occupancy %(6)	54.5%	95.0%
NOI DSCR	0.48x	1.31x
NCF DSCR	0.48x	1.30x
NOI Debt Yield	2.9%	8.0%
NCF Debt Yield	2.9%	8.0%

(1)	Financial Information prior to 7/25/2025 Ann. T-10 is not available as the Terra Apartments Property was constructed in 2024 and achieved a stabilized occupancy of approximately 95% in July 2025.
(2)	Gross Potential Rent has been underwritten to the contractual rent based on the rent roll dated August 19, 2025. The increase in 7/25/2025 Ann. T-10 Gross Potential Rent to UW Gross Potential Rent is primarily due to leasing activity at the Terra Apartments Property.
(3)	7/25/2025 Ann. T-10 Other Income includes rent generated by the commercial unit, parking, bike storage and storage cages. The commercial unit has been underwritten to the contractual rent and the parking, bike storage and storage cages have been underwritten based on the trailing 3 months of collections.
(4)	UW Real Estate Taxes are net of the applied-for 421-a tax exemption at the Terra Apartments Property and based on the appraisal’s estimated abated taxes for the 2025/2026 tax year. The appraisal’s estimated unabated property tax for the Terra Apartments Property for the 2025/2026 tax year is $1,912,536.
(5)	The increase from 7/25/2025 Ann. T-10 Net Operating Income to UW Net Operating Income is primarily due to recent leasing activity at the Terra Apartments Property as well as the underwriting of the applied for Section 421-a tax exemption.
(6)	7/25/2025 Ann. T-10 Occupancy % represents the occupancy based on the July 2025 T-12 operating statement residential rent divided by the contractual rent based on the rent roll dated August 19, 2025 for the Terra Apartments Property. The Terra Apartments Property was 97.5% physically occupied as of August 19, 2025. UW Occupancy % represents economic occupancy.
(7)	DSCRs and Debt Yields are based on the Terra Apartments Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$55,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of $637,512 into a reserve for real estate taxes. In addition, the borrower is required to deposit into the real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $159,378 monthly).

Insurance Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $133,553 into a reserve for insurance premiums. In addition, the borrower is required to deposit into the insurance reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual insurance premiums (which currently equates to $14,839 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $2,542 into a reserve for capital expenditures.

Rent Concession Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $461,879 into a reserve, representing the amount of “free rent”, “gap rent”, rent concessions or rent abatements given or granted to certain tenants at the Terra Apartments Property.

421-a Funds – On the loan origination date, the borrower was required to make an upfront deposit of $1,912,536 into a reserve, representing one year of full unabated taxes in the first year of the 421-a exemption as determined by the appraisal.

Lockbox / Cash Management. The Terra Apartments Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish and maintain a lockbox account for the benefit of the lender, and, from and after the first occurrence of a Cash Sweep Event Period, to deposit, or cause to be deposited, all rents and other revenue received by the borrower or property manager into the lockbox account within two business days of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event Period, the lender will have the right, at its option, to direct the lockbox account bank to disburse all available funds then and thereafter on deposit in the lockbox account to the cash management account and, provided no event of default is continuing under the Terra Apartments Whole Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Terra Apartments Whole Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender approved extraordinary expenses and (v) to the extent that a Cash Sweep Event Period exists, to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the Terra Apartments Whole Loan during such Cash Sweep Event Period or to the extent that no Cash Sweep Event Period exists, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under the Terra Apartments Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of the Terra Apartments Whole Loan being less than 1.10x for the immediately preceding two consecutive calendar quarters and the borrower has failed to deliver the DSCR Maintenance Funds (as defined below) and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

“DSCR Maintenance Funds” means either (i) the DSCR Monthly Deposit Amount (as defined below), which funds are required to be in the form of cash only, or (ii) the DSCR LOC Option Amount (as defined below), which funds may be in the form of cash or a DSCR Maintenance Letter of Credit (as defined below).

“DSCR Monthly Deposit Amount” means an amount equal to the positive difference between (i) the amount of adjusted net cash flow that would result in a debt service coverage ratio of 1.00x, as calculated by the lender, and (ii) the amount of adjusted net cash flow that would result in a debt service coverage ratio of 1.10x, as calculated by the lender.

“DSCR LOC Option Amount” means an amount equals to six times the DSCR Monthly Deposit Amount.

“DSCR Maintenance Letter of Credit” means a letter of credit in the face amount equal to the amount of the DSCR LOC Option Amount.

Terrorism Insurance.  The Terra Apartments Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the Terra Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to six months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

## PLAZA 1

| Floor | Tenant | SF | Expiration |
|---|---|---|---|
| 6 | Pulte Homes Of Washington, Inc. | 11,732 SF | 4/2026 |
| 6 | LG Electronics U.S.A., Inc. | 3,845 SF | 6/2028 |
| 6 | Amdocs, Inc. | 7,362 SF | 11/2029 |
| 5 | Vacant | 5,573 SF | |
| 5 | Vacant | 4,625 SF | |
| 5 | RH2 Engineering, Inc. | 4,862 SF | 5/2029 |
| 5 | Tecplot, Inc. | 3,575 SF | 4/2030 |
| 5 | Vacant | 4,240 SF | |
| 4 | Ericsson Inc. | 11,029 SF | 5/2033 |
| 4 | Strategic Wealth Designers LLC | 4,064 SF | 1/2033 |
| 4 | Kibun Foods (U.S.A.), Inc. | 3,681 SF | 4/2033 |
| 4 | Nexxen Group | 4,311 SF | 7/2029 |
| 3 | Ericsson Inc. | 10,977 SF | 5/2033 |
| 3 | Ericsson Inc. | 11,429 SF | 5/2033 |
| 2 | Synology America Corp. | 20,962 SF | 7/2030 |
| 2 | Milestone Technologies | 2,354 SF | 10/2028 |
| 1 | RecordPoint Software USA LLC | 4,993 SF | 6/2027 |
| 1 | R.L. Evans Company, Inc. | 1,825 SF | 7/2030 |
| 1 | Vacant | 1,307 SF | |
| 1 | Renal Treatment Centers-West, Inc. | 9,915 SF | 12/2029 |

## PLAZA 2

| Floor | Tenant | SF | Expiration |
|---|---|---|---|
| 5 | Expeditors International of Washington, Inc. | 19,375 SF | 6/2028 |
| 4 | Expeditors International of Washington, Inc. | 21,192 SF | 6/2028 |
| 3 | Expeditors International of Washington, Inc. | 21,233 SF | 6/2028 |
| 2 | Casne Engineering, Inc. | 18,998 SF | 3/2029 |
| 1 | iSHIP, INC. | 16,174 SF | 6/2029 |

Vacant | 2026 – 2027 | 2028 – 2029 | 2030 – 2031 | 2032+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

Sterling Plaza
3535 and 3545 Factoria Boulevard Southeast
Bellevue, WA 98006
BELLEVUE
KING COUNTY
Wilburton
West Bellevue
Beaux Arts
Mercer Island
Lake Washington
Newport Shores
Factoria
Eastgate
Somerset
Lake Heights
Newport
Newcastle
Lake Hills
Seattle 7 miles
Sea-Tac Intl. Airport 12 miles
DOWNTOWN BELLEVUE
Bellevue Square
Bellevue Place
Hyatt Regency
Bellevue Library
Meydenbauer Center
The Shops At The Bravern
Skyline Tower
Overlake Medical Ctr.
Kaiser Permanente Bellevue Medical Ctr.
Safeway Corp. Office
REI
Wilburton Village
Bellevue Plaza
Hilton Bellevue
BELLE-VIEW OFFICE PARK
BELLEFIELD OFFICE PARK
Bellevue Botanical Garden
Wilburton Hill Park
Glendale Country Club
International School
Sammamish High School
Bellevue High School
Kelsey Creek Park
Bannerwood Ballfield Park
SUNSET HILLS MEMORIAL PARK
Mercer Slough Nature Park
General Microsystems Incorporated
Sunset Corporate Campus
Bellevue College
Samsung Electronics
I-90/BELLEVUE BUSINESS PARK
Microsoft Advanta
Infosys Limited
Crestwood Corporation Plaza
Eastgate Plaza
The Marketplace at Factoria
Newport High School
Lake Heights Park
Coal Creek Park
Newcastle Beach Park
Eastgate Park
Robinswood Community Park
Lake Hills Greenbelt Park
Phantom Lake
Larson Lake
Chism Beach Park
Downtown Park
Meydenbauer Bay
Bellevue Crossroads Par 3 Golf
Crossroads Bellevue
LINK LIGHT RAIL LINE 2
NE 12th St
NE 8th St
NE 4th St
Main St
SE 8th St
SE 16th St
SE 22nd St
SE 24th St
SE 26th St
SE 29th St
SE 32nd St
SE 36th St
SE 38th St
35th Pl SE
SE Newport Way
SE 60th St
SE 69th St
Bel-Red Rd
Lake Hills Corridor Rd
Lake Hills Blvd
Lake Washington Blvd
Coal Creek Pkwy
Forest Dr SE
Factoria Blvd
Richards Rd
Kamber Rd
405
90
SEATTLE
BELLEVUE
Shoreline
Kenmore
Kirkland
Redmond
Sammamish
Issaquah
Medina
Mercer Island
Newcastle
Renton
Tukwila
Burien
Sea-Tac
White Center
Puget Sound

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Mortgage Loan No. 4 – Sterling Plaza
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Bellevue, WA 98006
Original Balance:	$53,600,000			General Property Type:	Office
Cut-off Date Balance:	$53,600,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	7.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1989, 2000/2022, 2024
Borrower Sponsor:	Sterling Realty Organization Co.			Size:	229,633 SF
Guarantor:	Sterling Realty Organization Co.			Cut-off Date Balance per SF:	$233
Mortgage Rate:	6.4920%			Maturity Date Balance per SF:	$233
Note Date:	10/3/2025			Property Manager:	Sterling Realty Organization Co.
Maturity Date:	11/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$6,960,694
IO Period:	60 months			UW NCF:	$6,329,203
Seasoning:	0 months			UW NOI Debt Yield:	13.0%
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NCF Debt Yield:	11.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.79x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,435,781 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,883,456 (12/31/2024)
				3rd Most Recent NOI:	$6,472,009 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	93.1% (8/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.6% (12/31/2024)
RE Taxes:	$0	$38,113	NAP	3rd Most Recent Occupancy:	94.7% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(2):	$79,400,000 (8/20/2025)
Replacement Reserve:	$0	$4,784	NAP	Appraised Value PSF(2):	$346
TI/LC Reserve:	$1,750,000	$47,840	NAP	Cut-off Date LTV Ratio(2):	67.5%
Landlord Obligation Reserve:	$433,551	$0	NAP	Maturity Date LTV Ratio(2):	67.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$53,600,000	100.0%	Loan Payoff:	$39,681,608	74.0%
			Return of Equity:	$10,065,097	18.8%
			Upfront Reserves:	$2,183,551	4.1%
			Closing Costs:	$1,669,745	3.1%
Total Sources:	$53,600,000	100.0%	Total Uses:	$53,600,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion.
(2)	The Appraised Value shown is a “hypothetical - excluding release area" value of $79,400,000, assuming a pre-identified release parcel has been released. See “Partial Release” below. The appraisal also concluded to an “as-is” value for the Sterling Plaza Property (as defined below) of $80,800,000 as of August 20, 2025. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Appraised Value PSF based on the “as-is” value is 66.3%, 66.3%, and $352 PSF respectively.

The Mortgage Loan. The fourth largest mortgage loan (the “Sterling Plaza Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $53,600,000 and secured by a first priority mortgage encumbering the fee interest in a 229,633 SF Class A office campus located in Bellevue, Washington (the “Sterling Plaza Property”).

The Borrower and the Borrower Sponsor. The borrower is Sterling Plaza Office LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Sterling Realty Organization Co.

Sterling Realty Organization Co. is a Seattle-based real estate investment firm. Originally founded in 1911 as an entertainment company, Sterling Realty Organization Co. transitioned during the 1980's and 1990's to focus exclusively on commercial real estate. The firm is now a multi-generational family business with active involvement from third, fourth and fifth-generation members. Sterling Realty Organization Co.’s portfolio includes approximately 2.3 million SF of commercial real estate, primarily concentrated on Seattle's Eastside. The firm specializes in long-term ownership and community-focused development across retail, office, industrial and mixed-use assets.

The Property. The Sterling Plaza Property is situated on 7.52 acres and is comprised of two office buildings constructed in 1989 and 2000 by the borrower sponsor. The office buildings are adjacent to each other and include Sterling Plaza I, which was built by the borrower sponsor in 1989 and totals 132,661 SF across six floors, and Sterling Plaza II, which was built by the borrower sponsor in 2000 and totals 96,972 SF across five floors. The Sterling Plaza Property includes 780 surface and underground parking spaces (3.4 spaces per 1,000 SF). The Sterling Plaza Property is occupied by a diverse tenant roster across an array of industries including supply chain logistics, telecommunications, hardware and semiconductors, and engineering. The Sterling Plaza Property has achieved an average occupancy of 95.0% since 2012. The Sterling Plaza Property was 93.1% occupied by 17 tenants as of August 1, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

Since 2019, the borrower sponsor has invested more than $6.4 million into the Sterling Plaza Property, including common area renovations at Sterling Plaza I and the addition of a fitness center and a renovated lobby at Sterling Plaza II. Since 2023, the borrower sponsor has executed 117,805 SF of new leases (51.3% of NRA) and 61,289 SF of lease renewals (26.7% of NRA). The Sterling Plaza Property serves as the headquarters location for four of the five largest tenants. Outside of the top five tenants, no tenant contributes more than 5.1% of NRA or 6.3% of UW Rent.

Major Tenants.

Expeditors International of Washington, Inc. (61,800 SF, 26.9% of NRA, 29.5% of UW Rent). Founded in 1979, Expeditors International of Washington, Inc. (“Expeditors”) is a Fortune 500 global logistics services company that manages and optimizes supply chains for businesses worldwide. Expeditors has a global network of 346 locations in 101 countries and more than 18,000 employees. Expeditors provides services including consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions. The Sterling Plaza Property serves as the headquarters location for Expeditors. Expeditors signed its lease at the Sterling Plaza Property in 2022, with a lease expiration date of June 30, 2028, and two 5-year renewal options. Expeditors received a tenant improvement allowance of approximately $2.5 million ($40 PSF). Expeditors currently pays rent of $36.07, with 3.0% annual increases.

Ericsson Inc. (33,435 SF, 14.6% of NRA, 15.7% of UW Rent). Ericsson, Inc. (NASDAQ: ERIC) (BBB-/Ba1/BBB- by Fitch/Moody’s/S&P) is a subsidiary of the Swedish company Telefonaktiebolaget LM Ericsson, which was founded in 1876 and is headquartered in Stockholm, Sweden. Ericsson Inc. has approximately 100,000 employees worldwide, including over 7,000 employees in the United States, spread across over 30 locations. Ericsson Inc. designs, manufactures and sells telecommunications equipment, software and services, providing the infrastructure for mobile and fixed networks for operators and enterprises. Ericsson Inc. has been a tenant at the Sterling Plaza Property since 2017 and relocated from Sterling Plaza II to Sterling Plaza I in phases beginning in 2023. The tenant has a lease expiration date of May 31, 2033, with one 5-year renewal option. Ericsson Inc. currently pays rent of $35.54, with 3.0% annual increases. Ericsson Inc. has a one-time right to terminate its lease effective as of June 30, 2030, with 12 months prior notice and payment of unamortized leasing costs (estimated to be $769,132). Ericsson Inc. received a tenant improvement allowance of approximately $1.1 million ($33 PSF). Additionally, Ericsson Inc. reportedly invested approximately $8 million of its own capital to build out its space at Sterling Plaza I.

Synology America Corp. (20,962 SF, 9.1% of NRA, 8.6% of UW Rent). Synology America Corp. (“Synology”) is a subsidiary of the global company Synology Inc. Founded in 2000, Synology Inc. develops hardware and software for intelligent data management, offering network attached storage devices, surveillance systems, and networking equipment to store, protect, back up, and share data, acting as a private cloud for both home users and businesses. Synology has over thirteen million installations, thousands of channel partners, and six branches across the globe. The company is headquartered in Taiwan, and the Sterling Plaza Property serves as Synology Inc.’s America headquarters. Synology serves over 260,000 business customers globally, spanning high-demand industries such as semiconductors, finance, manufacturing, aerospace and defense. More than half of Fortune 500 companies rely on Synology solutions for their daily operations. Synology has been at the Sterling Plaza Property since 2015. In May 2025, Synology renewed its lease until July 31, 2030 and it has a 5-year renewal option remaining. Synology received a tenant improvement allowance of approximately $419,240 ($20 PSF) and has reportedly invested an additional approximately $40 PSF in its space. Synology currently pays rent of $31.00 with 3.0% annual increases.

The following table presents certain information relating to the tenancy at the Sterling Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Expeditors International of Washington, Inc.	NR/NR/NR	61,800	26.9%	$2,296,038	29.5%	$37.15	6/30/2028	2 x 5yr	N
Ericsson Inc.	BBB-/Ba1/BBB-	33,435	14.6%	$1,224,055	15.7%	$36.61	5/31/2033	1 x 5yr	Y(3)
Synology America Corp.	NR/NR/NR	20,962	9.1%	$669,317	8.6%	$31.93	7/31/2030	1 x 5yr	N
Casne Engineering, Inc.	NR/NR/NR	18,998	8.3%	$788,417	10.1%	$41.50	3/31/2029	1 x 5yr	N
iSHIP, INC.	NR/A2/A	16,174	7.0%	$531,929	6.8%	$32.89	6/30/2029	1 x 5yr	N
Major Tenants Subtotal/Wtd. Avg.		151,369	65.9%	$5,509,756	70.9%	$36.40
Other Tenants		62,519	27.2%	$2,263,518	29.1%	$36.21
Occupied Subtotal/Wtd. Avg.		213,888	93.1%	$7,773,274	100.0%	$36.34

Vacant Space		15,745	6.9%
Total/Wtd. Avg.		229,633	100.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2025.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Ericsson Inc. has a one-time right to terminate its lease effective as of June 30, 2030, with 12 months prior notice and payment of unamortized leasing costs (estimated to be $769,132).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease rollover schedule at the Sterling Plaza Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025(2)	1	0	0.0%	0.0%	$12,006	0.2%	0.2%	$0.00
2026	1	11,732	5.1%	5.1%	$486,878	6.3%	6.4%	$41.50
2027(3)	2	4,993	2.2%	7.3%	$240,984	3.1%	9.5%	$48.26
2028	3	67,999	29.6%	36.9%	$2,517,623	32.4%	41.9%	$37.02
2029	6	61,622	26.8%	63.7%	$2,167,023	27.9%	69.8%	$35.17
2030(4)	3	26,362	11.5%	75.2%	$849,220	10.9%	80.7%	$32.21
2031	0	0	0.0%	75.2%	$0	0.0%	80.7%	$0.00
2032	0	0	0.0%	75.2%	$0	0.0%	80.7%	$0.00
2033	3	41,180	17.9%	93.1%	$1,499,541	19.3%	100.0%	$36.41
2034	0	0	0.0%	93.1%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	93.1%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	93.1%	$0	0.0%	100.0%	$0.00
Vacant	0	15,745	6.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	19	229,633	100.0%		$7,773,274	100.0%		$36.34

(1)	Information is based on the underwritten rent roll dated August 1, 2025 and includes rent steps through September 1, 2026.
(2)	Includes an antenna lease with Verizon that has no SF associated. The Verizon lease has been in place since 1997.
(3)	Includes an antenna lease with T-Mobile that has no SF associated. The T-Mobile lease has been in place since 2002.
(4)	The Sterling Plaza Mortgage Loan has a maturity date of November 1, 2030.
(5)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Sterling Plaza Property is located in Bellevue, Washington and is part of the Seattle office market and the I-90 corridor submarket. Situated at the junction of I-90 and I-405, the Sterling Plaza Property has access to both freeways, allowing for greater accessibility to the region. The Sterling Plaza Property is located approximately 3.8 miles from Downtown Bellevue, approximately 9.1 miles from Downtown Seattle and 14.6 miles from the Sea-Tac Airport. The Sterling Plaza Property is located in Bellevue, which is part of the Seattle-Tacoma-Bellevue MSA (“Seattle MSA”). The 2024 population of the Seattle MSA is 4,176,271 and has grown at an annual rate of 1.40% since 2010.

Seattle boasts headquarters for 17 Fortune 500 companies, including Amazon, Costco, Microsoft and Starbucks. The region remains one of the most important cargo hubs in the nation, with access to railways, major interstates and SeaTac International Airport. Bellevue is referred to as the hub of the “Eastside” and is considered a desirable place to both live and work, due to its proximity to Seattle and Microsoft. The Sterling Plaza Property is located in the I-90 corridor submarket of the Eastside market area. According to the appraisal, as of the first quarter of 2025, the I-90 corridor office submarket has an inventory of approximately 7.6 million SF, with a vacancy of 38.3% and average asking rental rate of $45.52 PSF. The high vacancy in the I-90 corridor office submarket is driven by T-Mobile and Microsoft vacating their existing office space of approximately 673,000 SF in the aggregate starting in 2023 and relocating to their built-to-suit office campuses.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Sterling Plaza Property was 12,382, 112,405 and 235,212, respectively. The estimated 2024 average household income within the same radii was $272,944, $260,575 and $259,448, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

The following table presents certain information relating to comparable office leases with respect to the Sterling Plaza Property:

Summary of Comparable Office Leases
Property / Location	Year Built/ Renovated	NRA (SF)	Distance to Subject	Tenant Name	Lease Start Date	Term (years)	Tenant Size (SF)	Base Rent PSF	TI PSF/Annual Rent increases/Free Rent
Sterling Plaza Bellevue, WA	1989, 2000/ 2022, 2024	229,633(1)	-	Expeditors(1) Ericsson Inc.(1)(2)	Mar-23(1) Feb-23(1)(2)	5.0(1) 10.0(1)	61,800(1) 33,435(1)	$37.15(1) $36.61(1)	$40.00/3.0%/3 mos. $33.00/3.0%/3-4 mos.
Kenyon Center Bellevue, WA	1986/NAP	94,860	2.6 miles	Great American Insurance	Jan-25	6.2	11,963	$28.93	$0.00/N/A/0 mos.
90 North Bellevue, WA	1983/NAP	246,703	2.8 miles	Flexport Cellco	Jan-25 May-24	4.9 5.5	31,398 32,682	$29.50 $29.00	$0.00/$2.00/8 mos. $0.00/$1.50/12 mos.
Commons on 90 Bellevue, WA	1988/NAP	142,156	2.4 miles	Tri Pointe Homes WA Siemens Building Technologies USA Zenoti	Mar-24 Feb-24 Jan-23	7.0 5.0 3.3	25,115 10,572 12,232	$29.00 $33.00 $35.00	$21.00/$1.00/0 mos. $15.00/$1.00/1 mos. $0.00/3.0%/3 mos.
Eastgate Office Park Bellevue, WA	1985/NAP	279,865	2.7 miles	PCL Construction Enterprises Wizards of the Coast	Jan-25 Apr-21	8.7 5.3	20,471 32,344	$29.50 $32.25	$110.00/3.0%/8 mos. $20.00/$1.00/4 mos.
Sunset Corporate Campus Bellevue, WA	1992/NAP	307,715	1.5 miles	TRC Environmental Corp. Smacna-Western Washington SeaTec Consulting	Apr-24 Jul-23 Jul-22	7.3 3.2 3.2	1,681 2,293 1,832	$31.50 $33.50 $34.00	$73.00/3.0%/4 mos. $19.50/$1.00/2 mos. $50.00/3.0%/2 mos.
Sunset North Bellevue, WA	1999/NAP	464,062	1.6 miles	Tri-Marine International ProbablyMonsters	Jan-23 Apr-22	6.8 3.1	5,704 57,911	$36.00 $35.00	$11.00/3.0%/2 mos. $0.00/Flat/1 mos.
Crestwood Corporate Plaza Bellevue, WA	2001/NAP	73,653	1.4 miles	Fresh Consulting Statsig	Aug-25 Apr-23	7.8 2.5	39,135 20,750	$28.00 $35.00	$0.00/3.0%/10 mos. $25.00/$1.00/0 mos.
Newport Corporate Center Bellevue, WA	1988/NAP	996,816	0.4 miles	Lifecenter Northwest UW Physicians	Sep-25 Jun-23	5.0 10.0	20,413 10,888	$30.00 $29.25	$20.00/$1.00/4 mos. $15.00/$1.00/0 mos.

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated August 1, 2025.
(2)	Ericsson Inc. has been a tenant at the Sterling Plaza Property since 2017 and relocated from Sterling Plaza II to Sterling Plaza I in phases beginning in 2023.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Sterling Plaza Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
< 10,000 SF - Sterling Plaza I	$33.00	65	3.0% per annum
Office Space - Sterling Plaza I	$33.00	91	3.0% per annum
Office Space - Sterling Plaza II	$35.00	130	3.0% per annum

Appraisal. The underwritten appraised value is a “hypothetical - excluding release area” value of $79,400,000, assuming a pre-identified release parcel has been released. The appraisal also concluded to an “as-is” value for the Sterling Plaza Property of $80,800,000 as of August 20, 2025. See “Partial Release” below.

Environmental Matters. According to the Phase I environmental site assessment dated August 25, 2025, there are no recognized environmental conditions at the Sterling Plaza Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sterling Plaza Property:

Cash Flow Analysis
	2021	2022	2023	2024	6/30/2025 TTM		UW		UW PSF
Gross Potential Rent(1)	$7,511,026	$7,945,360	$7,551,685	$7,770,820	$7,957,204		$8,292,859		$36.11
Expense Reimbursements	$398,280	$860,426	$1,626,169	$2,172,910	$2,487,314		$2,599,661		$11.32
Net Rental Income	$7,909,306	$8,805,786	$9,177,854	$9,943,730	$10,444,518		$10,892,520		$47.43
Parking Income	$0	$0	$70,520	$95,960	$103,603		$111,744		$0.49
Other Income(2)	$11,767	$13,152	$11,618	$14,870	$16,936		$16,936		$0.07
(Vacancy & Credit Loss)	$0	$0	$0	$0	$0		($1,179,658)		($5.14)
Effective Gross Income	$7,921,073	$8,818,938	$9,259,992	$10,054,560	$10,565,057		$9,841,542		$42.86

Real Estate Taxes	$726,525	$675,175	$604,892	$693,561	$568,058		$440,681		$1.92
Insurance	$103,861	$108,407	$196,018	$197,688	$204,563		$210,867		$0.92
Other Operating Expenses	$1,774,841	$2,003,690	$1,987,073	$2,279,855	$2,356,655		$2,229,299		$9.71
Total Operating Expenses	$2,605,226	$2,787,272	$2,787,983	$3,171,104	$3,129,277		$2,880,847		$12.55

Net Operating Income	$5,315,847	$6,031,666	$6,472,009	$6,883,456	$7,435,781		$6,960,694		$30.31
Replacement Reserves	$0	$0	$0	$0	$0		$57,408		$0.25
TI/LC	$0	$0	$0	$0	$0		$574,083		$2.50
Net Cash Flow	$5,315,847	$6,031,666	$6,472,009	$6,883,456	$7,435,781		$6,329,203		$27.56

Occupancy %	95.0%	97.1%	94.7%	97.6%	93.1%	(3)	85.8%	(4)
NOI DSCR	1.51x	1.71x	1.83x	1.95x	2.11x		1.97x
NCF DSCR	1.51x	1.71x	1.83x	1.95x	2.11x		1.79x
NOI Debt Yield	9.9%	11.3%	12.1%	12.8%	13.9%		13.0%
NCF Debt Yield	9.9%	11.3%	12.1%	12.8%	13.9%		11.8%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated August 1, 2025 and includes rent steps through September 1, 2026.
(2)	Other Income includes tenant services and miscellaneous income.
(3)	Represents occupancy based on the underwritten rent roll as of August 1, 2025.
(4)	Represents economic occupancy.

Escrows and Reserves.

RE Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $38,113.

Insurance – The borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the estimated annual insurance premiums; provided that for so long as an acceptable blanket policy is in place (which was the case at origination), such deposits will be waived.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $4,784 for replacement reserves.

TI/LC Reserve – At origination, the borrower deposited $1,750,000 for general tenant improvement and leasing commission (“TI/LC”) reserves and on a monthly basis, the borrower is required to deposit approximately $47,840 into the TI/LC reserve account.

Landlord Obligations Reserve - At origination, the borrower deposited $433,551 for landlord outstanding obligations relating to tenant improvements for Synology ($411,259) and Milestone ($22,292).

Lockbox and Cash Management. The Sterling Plaza Mortgage Loan documents require a hard lockbox with springing cash management. All rents from the Sterling Plaza Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Sweep Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Sweep Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Sterling Plaza Mortgage Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Sterling Plaza Mortgage Loan; provided that if no event of default is continuing, excess cash will be disbursed at the direction of the borrower for operating expenses that are consistent with the annual budget, as well as those operating expenses and extraordinary expenses otherwise approved by the lender.

A “Cash Sweep Period” means (i) a period commencing upon the net cash flow debt service coverage ratio falling below 1.25x, tested quarterly, and ending when the net cash flow debt service coverage ratio is equal to or greater than 1.25x, tested quarterly, for two consecutive calendar quarters or (ii)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Office – Suburban	Loan #4	Cut-off Date Balance:	$53,600,000
3535 and 3545 Factoria Boulevard Southeast	Sterling Plaza	Cut-off Date LTV:	67.5%
Bellevue, WA 98006		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.0%

a period commencing upon the occurrence of a Major Tenant Trigger Event (as defined below) and ending when such Major Tenant Trigger Event ends; provided, however, that a Cash Sweep period cannot be cured if an event of default is continuing.

A “Major Tenant Trigger Event” will occur when:

(i)	a Major Tenant (as defined below) avails itself of any law relating to bankruptcy or insolvency until (x) such Major Tenant or lease guarantor (as applicable) has assumed the lease without alteration of any material terms of the lease, and any applicable bankruptcy court has affirmed such assumption (and, as applicable, the obligations under such lease guaranty remain unaltered from the date such bankruptcy action was filed), and (y) such Major Tenant continuously operates its business at the Sterling Plaza Property for a period of no less than 45 consecutive days and is paying full rent as is required under the applicable lease;
(ii)	a Major Tenant goes dark, gives notice of intent to go dark, vacates or otherwise ceases to operate at the Sterling Plaza Property until (x) the applicable Major Tenant (or a replacement tenant acceptable to the lender for the entirety of the premises leased by the Major Tenant) continuously operates its business at the Sterling Plaza Property for a period of no less than 45 consecutive days and (y) is paying full rent as is required under the applicable lease, and (z) if applicable, rescinds in writing any notice of its intent to go dark, vacate or cease operations;
(iii)	a Major Tenant gives notice that it will not be renewing its lease in accordance with its terms or a Major Tenant fails to renew and/or extend its lease on or before the date that is one year prior to the date required for renewal and/or extension under the applicable lease until (x) the applicable Major Tenant renews and/or extends the applicable lease pursuant to the terms thereof, or (y) a replacement tenant acceptable to the lender has entered into a lease for the entirety of the premises on terms reasonably acceptable to lender; or
(iv)	a Major Tenant is in monetary default under its lease until the applicable Major Tenant has cured all payment defaults (including, but not limited to the payment of any late fees or other sums due in connection with such default) to the reasonable satisfaction of the lender.

A “Major Tenant” means Expeditors International of Washington, Inc., Ericsson, Inc., or Synology America Corp., any guarantor of any Major Tenant, together with any permitted successor and/or assign of any of the foregoing.

Partial Release. The borrower is permitted to obtain the free release of a non-income producing, 20,856 SF segment of the Sterling Plaza Property that contains approximately 60 surface parking spaces (the “Release Parcel”) in connection with the transfer of the Release Parcel to an affiliate of the borrower, upon satisfaction of certain conditions, including: (i) no event of default is continuing, (ii) delivery by the borrower of a certification that the transfer will not have a material adverse effect, (iii) delivery by the borrower of evidence acceptable to lender that, immediately after giving effect to the release of the Release Parcel, the remaining collateral will (a) comply in all respects with all applicable legal requirements, including, without limitation, all applicable zoning and building laws, rules, ordinances and regulations, (b) constitute one or more separate tax lots, (c) be legally subdivided and (d) be serviced by adequate parking and access; (iv) payment of all lender's costs and expenses in connection with the release, and (v) satisfaction of customary REMIC requirements.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, in each case that covers perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$36,500,000
8594 East 116th Street	The Depot at Nickel Plate	Cut-off Date LTV:	61.4%
Fishers, IN 46038		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$36,500,000
8594 East 116th Street	The Depot at Nickel Plate	Cut-off Date LTV:	61.4%
Fishers, IN 46038		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.6%

The Depot at Nickel Plate
8594 East 116th Street
Fishers, IN 46038
Noblesville
Westfield
Carmel
Fishers
INDIANAPOLIS
Lawrence
McCordsville
Allisonville
HAMILTON COUNTY
MARION COUNTY
HANCOCK COUNTY
Fox Prairie GC
Pebble Brook GC
Bridgewater Club
Riverplace Centre
Noblesville Square
Riverview Health
Town & Country Shopping Ctr.
Sheridan Rd
N. 107th St
Westfield Rd
Gray Rd
Hazel Dell Rd
River Rd
Allisonville Rd
White River
E. 146th St
E. 141st St
E. 131st St
E. 126th St
E. 116th St
E. 106th St
E. 104th St
E. 96th St
E. Main St
E. 75th St
E. 62nd St
Promise Rd
Ruoff Music Center
GE Ambassador Medical
Hamilton Town Center
The Arena at Innovation Mile
Ascension St. Vincent Fishers
IU Health Fishers
The Shoppes at 141st Street
Connor Prairie
Prairie View GC
Plum Creek CC
River Glen CC
Brookshire GC
Fishers Crossing
Fishers Station
Thomas A. Weaver Mun. Complex
DOWNTOWN FISHERS
Fishers Landing
Village Square
Fishers District Shopping Center
Fishers Event Center
Sandstone Commons
Ironwood GC
The Hawthorns Golf & CC
Gray Eagle GC
Towne Center of Geist
Village at Geist
Hazel Dell Pkwy
Indianapolis Metropolitan Airport
Centre North Shopping Center
Indianapolis Pavilions
Geist Reservoir
William Sahm GC
Roche Diagnostics
Castleton Square
Rivers Edge Shopping Center
Castleton Crossing
Community Hospital North
Fall Creek Rd
Oaklandon Rd
N. 600 W.
Pendleton Pike
Old Oakland GC
Dean Rd
Binford Blvd
Hillcrest CC
Fort Harrison State Park
The Fort Golf Resort
Downtown Indianapolis 10 miles
38
32
37
69
465
36
Lebanon
Westfield
Noblesville
Zionsville
Carmel
Fishers
Lawrence
INDIANAPOLIS
Pittsboro
Brownsburg
Speedway
Avon
Danville
Plainfield
Warren Park
Cumberland
Greenfield
Beech Grove
Mooresville
Greenwood
Whiteland
Franklin
Fairland
Shelbyville
Fortville
Whitestown
BOONE COUNTY
HAMILTON COUNTY
MADISON COUNTY
HENDRICKS COUNTY
HANCOCK COUNTY
MARION COUNTY
SHELBY COUNTY
MORGAN COUNTY
JOHNSON COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Mortgage Loan No. 5 – The Depot at Nickel Plate

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Fishers, IN 46038
Original Balance:	$36,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$36,500,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014/NAP
Borrower Sponsor:	David M. Flaherty			Size:	242 Units
Guarantor:	David M. Flaherty			Cut-off Date Balance per Unit:	$150,826
Mortgage Rate:	6.2400%			Maturity Date Balance per Unit:	$150,826
Note Date:	8/28/2025			Property Manager:	Flaherty & Collins Management, Inc.
Maturity Date:	9/1/2030				(borrower related)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,154,955
Seasoning:	2 months			UW NCF:	$3,094,455
Prepayment Provisions:	L(26),D(28),O(6)			UW NOI Debt Yield:	8.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.6%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.34x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,071,568 (6/30/2025 TTM)
				2nd Most Recent NOI:	$3,026,370 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$3,003,660 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.1% (7/25/2025)
RE Taxes:	$0	$66,470	NAP	2nd Most Recent Occupancy:	95.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	94.0% (12/31/2023)
Deferred Maintenance:	$122,875	$0	NAP	Appraised Value (as of):	$59,400,000 (7/14/2025)
Replacement Reserve:	$5,042	$5,042	NAP	Appraised Value Per Unit:	$245,455
Outstanding Tenant Allowance Reserve:	$78,444	$0	NAP	Cut-off Date LTV Ratio:	61.4%
Pure Green Rent Concession Reserve:	$4,501	$0	NAP	Maturity Date LTV Ratio:	61.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$36,500,000	100.0%	Loan Payoff:	$25,609,883	70.2%
			Return of Equity:	$9,209,662	25.2%
			Closing Costs:	$1,469,594	4.0%
			Reserves:	$210,862	0.6%
Total Sources:	$36,500,000	100.0%	Total Uses:	$36,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (“The Depot at Nickel Plate Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $36,500,000 and secured by a first priority fee mortgage encumbering the borrower’s fee interest in a 242-unit multifamily property located in Fishers, Indiana (“The Depot at Nickel Plate Property”).

The Borrower and the Borrower Sponsor. The borrower for The Depot at Nickel Plate Mortgage Loan is Fishers FC1, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is wholly owned by Fishers Owners FC, LLC, which is 35.1% owned by the borrower sponsor and non-recourse carve-out guarantor, David M. Flaherty. David M. Flaherty is the co-founder and chairman of Flaherty & Collins Properties, a real estate company that focuses on the development, construction and management of multifamily housing. Headquartered in Indianapolis, Indiana, Flaherty & Collins Properties specializes in both market rate and affordable housing developments, public/private partnerships and mixed-use urban infill developments. Flaherty & Collins Properties currently manages 85 properties and 14,568 multifamily units in nine states.

The Property. The Depot at Nickel Plate Property is comprised of a four-story, 242-unit multifamily building located on 3.14 acres in Fishers, Indiana. Built in 2014, The Depot at Nickel Plate Property features 20 floor plans, with a unit mix including 127 one-bedroom/one-bathroom units, 113 two-bedroom/two-bathroom units and two three-bedroom/three-bathroom units. Eight retail units totaling 17,045 square feet are located on the south side of the building on the first and second floors. Common amenities at The Depot at Nickel Plate Property include a clubhouse, fitness center, yoga studio, lounge, outdoor pool, sun deck, grilling stations, on-site manager and maintenance, package service, bike storage and convenience store. Each unit has a balcony and is equipped with stainless steel appliances, a dishwasher, granite countertops, a washer/dryer and air conditioning. As of July 25, 2025, the multifamily units were 97.1% occupied, and as of August 12, 2025, the retail space was 100.0% occupied. The borrower sponsor developed The Depot at Nickel Plate Property in 2014 and reports a total cost basis of approximately $41.8 million.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$36,500,000
8594 East 116th Street	The Depot at Nickel Plate	Cut-off Date LTV:	61.4%
Fishers, IN 46038		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.6%

A parking garage containing 433 parking spaces is located at the center of The Depot at Nickel Plate Property. The parking garage is owned by the City of Fishers and is not collateral for The Depot at Nickel Plate Mortgage Loan. The Depot at Nickel Plate Property has irrevocable rights to use the garage via a Declaration of Covenants and Easements (the “Declaration”) regardless of any future ownership changes. According to the Declaration, 84 parking spaces are reserved for public use, while the remaining spaces are reserved for use by the tenants of The Depot at Nickel Plate Property. Each residential unit is assigned one free parking space, with additional spaces available to rent for $45.00 per month.

The following table presents detailed information with respect to the units at The Depot at Nickel Plate Property:

Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Wtd. Average Rent PSF
1 BR / 1 BA	127	122	96.1%	800	$1,398	$1.76
2 BR / 2 BA	113	112	99.1%	1,183	$1,793	$1.52
3 BR / 3 BA	2	1	50.0%	2,023	$4,180	$1.82
Total/ Wtd. Average	242	235	97.1%	989	$1,598	$1.64

(1)	Information is based on the underwritten rent roll dated July 25, 2025.

The Market. The Depot at Nickel Plate Property is located in downtown Fishers, Indiana, within the Indianapolis-Carmel-Anderson metropolitan statistical area. The Depot at Nickel Plate Property is located in an area known as the Nickel Plate District, which is a designated statewide cultural district that includes an art amphitheater, restaurants, shops, public use facilities, a trail and a town square plaza connecting to a train station. Interstate 69 is located one half mile east of The Depot at Nickel Plate Property, which links with Interstate 465 approximately 4.5 miles southwest of The Depot at Nickel Plate Property. Interstate 465 is an outer beltway providing circular access around the Indianapolis metropolitan area. Development along the main arterials surrounding The Depot at Nickel Plate Property consists of commercial, public use and professional offices, with residential on secondary roadways. Surrounding commercial developments include centers anchored by Target, IKEA, Kroger, Aldi and Top Golf, all of which are less than two miles from The Depot at Nickel Plate Property.

According to the appraisal, as of the first quarter of 2025, the vacancy rate in the Hamilton County multifamily submarket was approximately 7.6%, with average asking rents of $1,509 per unit, and inventory of approximately 23,043 units. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of The Depot at Nickel Plate Property was 11,893, 65,601 and 176,427, respectively. The 2024 average household income within the same radii was $120,742, $141,383, and $149,441, respectively.

The following table presents certain information relating to multifamily rental properties comparable to The Depot at Nickel Plate Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit
The Depot at Nickel Plate(1) 8594 East 116th Street Fishers, IN	2014	242	1 BR / 1 BA 2 BR / 2 BA 3 BR / 3 BA	800 1,183 2,023	$1,398 $1,793 $4,180
Flats at Switch 9 Municipal Drive Fishers, IN	2016	102	Studio 1 BR / 1 BA 2 BR / 2 BA	545 720 1,190	$963 $1,305 $1,728
Nickel Plate Station 11671 Maple Street Fishers, IN	2022	239	Studio 1 BR / 1 BA 2 BR / 2 BA	509 799 1,133	$1,333 $1,637 $2,122
Spark Apartments 8800 North Street Fishers, IN	2018	213	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	763 1,227 1,609	$1,539 $2,170 $3,404
The Mark at Fishers District 11547 Yard Street Fishers, IN	2020	260	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	614 754 1,208 1,536	$1,368 $1,577 $2,085 $2,639
Pullman Pointe 11110 Lantern Road Fishers, IN	2020	190	Studio 1 BR / 1 BA 2 BR / 2 BA	548 794 1,176	$1,366 $1,442 $1,939

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated July 25, 2025, other than Year Built.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$36,500,000
8594 East 116th Street	The Depot at Nickel Plate	Cut-off Date LTV:	61.4%
Fishers, IN 46038		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.6%

The following table presents certain information relating to the appraisal’s market rent conclusions for The Depot at Nickel Plate Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(2)(3)	Avg. Monthly Market Rent PSF(2)(3)
1 BR	127	800	$1,398	$1.76	$1,550	$1.94
2 BR	113	1,183	$1,793	$1.52	$1,969	$1.66
3 BR	2	2,023	$4,180	$1.82	$4,365	$1.90
Total/ Wtd. Average	242	989	$1,598	$1.64	$1,761	$1.81

(1)	Based on the underwritten rent roll dated July 25, 2025.
(2)	Calculated based on occupied units only.
(3)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for The Depot at Nickel Plate Property of $59,400,000 as of July 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated July 18, 2025, there was no evidence of any recognized environmental conditions at The Depot at Nickel Plate Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Depot at Nickel Plate Property:

Cash Flow Analysis
	2022	2023	2024	TTM 6/30/2025		UW		UW per Unit
Gross Potential Rent(1)	$4,228,205	$4,606,185	$4,675,151	$4,723,502		$4,723,612		$19,519
Retail Income	$452,039	$450,753	$453,758	$442,996		$482,569		$1,994
Bad Debt/Concessions	($6,726)	($11,252)	($2,460)	($5,455)		$0		$0
Other Income(2)	$545,746	$460,194	$480,447	$520,445		$520,445		$2,151
Vacancy & Credit Loss	($162,075)	($346,205)	($288,817)	($321,123)		($260,309)		($1,076)
Effective Gross Income	$5,057,189	$5,159,675	$5,318,080	$5,360,365		$5,466,318		$22,588

Real Estate Taxes	$762,986	$784,953	$796,186	$738,720		$765,277		$3,162
Insurance	$109,070	$121,525	$151,510	$164,531		$171,042		$707
Other Expenses	$1,246,736	$1,249,537	$1,344,013	$1,385,546		$1,375,045		$5,682
Total Expenses	$2,118,792	$2,156,015	$2,291,710	$2,288,797		$2,311,363		$9,551

Net Operating Income	$2,938,397	$3,003,660	$3,026,370	$3,071,568		$3,154,955		$13,037
Capital Expenditures	$0	$0	$0	$0		$60,500		$250
Net Cash Flow	$2,938,397	$3,003,660	$3,026,370	$3,071,568		$3,094,455		$12,787

Occupancy %	96.0%	94.0%	95.0%	97.1%	(3)	95.0%	(3)
NOI DSCR	1.27x	1.30x	1.31x	1.33x		1.37x
NCF DSCR	1.27x	1.30x	1.31x	1.33x		1.34x
NOI Debt Yield	8.1%	8.2%	8.3%	8.4%		8.6%
NCF Debt Yield	8.1%	8.2%	8.3%	8.4%		8.5%

(1)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated July 25, 2025.
(2)	Other Income includes utility reimbursement, parking income, cable/internet income, administrative fees, pet fees, late fees and miscellaneous fees.
(3)	TTM 6/30/2025 Occupancy % is the current in-place occupancy based on the underwritten rent roll dated as of July 25, 2025. UW Occupancy % is the underwritten economic occupancy.

Escrows and Reserves.

Real Estate Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to approximately $66,470).

Insurance Escrows – The borrower will not be required to make a monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) a blanket insurance policy satisfying the requirements of The Depot at Nickel Plate Mortgage Loan documents is maintained by the borrower, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy.

Replacement Reserve – On the origination date, the borrower was required to make an upfront deposit of approximately $5,042, and on a monthly basis, the borrower is required to deposit approximately $5,042 into a reserve for capital expenditures.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$36,500,000
8594 East 116th Street	The Depot at Nickel Plate	Cut-off Date LTV:	61.4%
Fishers, IN 46038		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.6%

Deferred Maintenance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $122,875 into a reserve for required repairs at The Depot at Nickel Plate Property.

Outstanding Tenant Allowance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $78,444 for outstanding tenant allowances for the retail tenants Kanoon Restaurant and Pure Green.

Pure Green Rent Concession Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $4,501 for two months of gap rent for the retail tenant Pure Green.

Lockbox / Cash Management. The Depot at Nickel Plate Mortgage Loan is structured with a springing lockbox and springing cash management. Following the occurrence of a Cash Sweep Period (as defined below), the borrower is required to establish and maintain a lockbox account for the benefit of the lender. The borrower is required to deposit, or cause to be deposited, all rents actually received by the borrower or property manager into the lockbox account within one business day of receipt and to deliver tenant direction letters to the commercial tenants at The Depot at Nickel Plate Property directing such tenants to pay rents directly into the lockbox account. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with The Depot at Nickel Plate Mortgage Loan documents, with any excess cash held by the lender as additional collateral for The Depot at Nickel Plate Mortgage Loan.

A “Cash Sweep Period” will commence upon the earlier of the following:

(v)	an event of default;
(vi)	any bankruptcy action of the borrower or property manager; or
(vii)	the trailing three-month debt service coverage ratio falling below 1.15x.

A Cash Sweep Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect to clause (ii) above, the borrower replaces the property manager with a qualified manager within 60 days of such bankruptcy action (in no event will the borrower have the right to cure a Cash Sweep Period caused by a bankruptcy action of the borrower); or
●	with respect to clause (iii) above, upon the trailing three-month debt service coverage ratio being at least 1.15x for two consecutive calendar quarters.

Terrorism Insurance.  The Depot at Nickel Plate Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of The Depot at Nickel Plate Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

MANHATTAN
West Side
East Side
Koreatown
Chelsea
Flatiron District
Union Square
Meatpacking District
East Village
Greenwich Village
Madison Square Park
Gramercy Park
PENN 1
HERALD SQUARE
PENN STATION
James A. Farley Building
AMTRAK
NJ TRANSIT
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Empire State Building
325 Fifth Ave.
LONG ISLAND RAILROAD
HGU New York
The Marmara Park Ave.
Textile Building
Hotel AKA NoMad
Lexington Avenue Campus, Touro College
Virgin Hotels New York City
Ace Hotel NY
Blanton Peale Institute
Hotel Seville NoMad
Royalton Park Avenue
Magnet Theater
The Evelyn
The Fifth Avenue Hotel
Bayard Rustin Residence
Fashion Institute of Technology
The Museum at FIT
Casey Kaplan Gallery
Broadway Plaza Hotel
National Museum of Mathematics
The NY Life Building
Supreme Court-Appellate Division
Hotel Giraffe by Library Hotel Collection
Swedish Inst. College of Health Sciences
Metropolitan Life North Building
One Madison Avenue
Poster House
Muhlenberg Library
SVA Theater
Flatiron Building
Irish Repertory Theatre
Theo. Roosevelt Birthplace Natl. Historic Site
Atlantic Theater Company - Linda Gross Theater
New York Live Arts
The Joyce Theater
Siegel-Cooper Building
Walker Tower
The Maritime Hotel
Dream Downtown, by Hyatt
Rubin Museum of Himalayan Art
Oden Technologies
Google NYC - 9th Avenue
The Twenty Two New York
Daryl Roth Theatre
The Strand
Irving Plaza
Adobe Inc.
The Sierra Chelsea
The Victoria
Mt. Sinai Union Square
80 Fifth Ave. Business Ctr.
The New School University Center
Salvation Army - Greater New York Division
Walker Hotel Greenwich Village
Quad Cinema
Macmillan Building
Hyatt Union Square
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Benjamin N. Cardozo School of Law
The Village Temple
Infinity Technologies Group
Emma Lazarus House
Grace Church
NYU Center for Bioethics
The Cooper Union
Yahoo
Broadway
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave. S.
University Pl.
Greenwich Ave.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
QUEENS
BROOKLYN
MANHATTAN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Midtown
Central Park
Upper West Side
Upper East Side
Astoria
Long Island City
Greenpoint
Williamsburg
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Lower East Side
Little Italy
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
East River
Hudson River
West Gramercy Portfolio
1 53-55 W 21st St New York, NY
2 37-39 W 17th St New York, NY
3 29 W 17th St New York, NY
4 147 W 24th St New York, NY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Mortgage Loan No. 6 – West Gramercy Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	New York, NY Various
Original Balance:	$35,300,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$35,300,000			Detailed Property Type:	Office/Retail
% of Initial Pool Balance:	4.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Joseph Moinian			Size:	109,800 SF
Guarantor:	Joseph Moinian			Cut-off Date Balance per SF:	$321
Mortgage Rate:	7.1400%			Maturity Date Balance per SF:	$321
Note Date:	10/7/2025			Property Manager:	Columbus Property Management
Maturity Date:	11/1/2030				LLC (borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(2):	$4,162,371
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NCF:	$3,987,192
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	11.8%
Additional Debt Type:	NAP			UW NCF Debt Yield:	11.3%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	11.8%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.56x
Reserves(1)				Most Recent NOI(2):	$2,593,934 (6/30/2025 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$2,389,112 (12/31/2024)
RE Taxes:	$423,874	$84,775	NAP	3rd Most Recent NOI:	$2,442,904 (12/31/2023)
Insurance:	$78,086	$6,507	NAP	Most Recent Occupancy:	90.9% (8/6/2025)
Replacement Reserve:	$20,509	$1,830	NAP	2nd Most Recent Occupancy:	72.7% (12/31/2024)
Deferred Maintenance:	$40,810	$0	NAP	3rd Most Recent Occupancy:	75.0% (12/31/2023)
TI/LC Reserve:	$1,500,000	$27,450	NAP	Appraised Value (as of):	$63,700,000 (5/19/2025)
Rent Concession Reserve:	$195,533	$0	NAP	Appraised Value per SF:	$580
Gap Rent Reserve	$270,000	$0	NAP	Cut-off Date LTV Ratio:	55.4%
Outstanding TI/LC and LL Work Reserve	$432,267	$0	NAP	Maturity Date LTV Ratio:	55.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,300,000	94.7%	Loan Payoff(3):	$33,201,914	89.1%
Sponsor Equity	$1,977,758	5.3%	Reserves:	$2,961,079	7.9%
			Closing Costs:	$1,114,765	3.0%
Total Sources:	$37,277,758	100.0%	Total Uses:	$37,277,758	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The increase from Most Recent NOI to UW Net Operating Income is due to new leasing activity at the West Gramercy Portfolio Properties (as defined below). Since January 1, 2025, 16 tenants representing 47.8% of the total portfolio SF and 44.1% of UW Base Rent had either signed a new lease or extended their current one.
(3)	The West Gramercy Portfolio Mortgage Loan (as defined below) refinanced a prior loan from the mortgage loan seller that was secured by three of the West Gramercy Portfolio Properties, plus a fourth non-collateral property. Such prior loan entered maturity default on March 17, 2025. The prior loan was repaid in full, other than 45 days of default interest, which was waived by the prior lender.

The Mortgage Loan. The sixth largest mortgage loan (the “West Gramercy Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,300,000 and secured by a first priority fee mortgage encumbering four mixed use office and retail properties in New York, New York totaling 109,800 square feet (the “West Gramercy Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the West Gramercy Portfolio Mortgage Loan are 147 West 24th Owner LLC, 53-55 West 21st Owner LLC, 37-39 West 17th Owner LLC and 29 W 17th Owner LLC, each a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrowers are wholly owned by West Gramercy Associates LLC and managed by Joseph Moinian, the borrower sponsor and non-recourse carveout guarantor. The ownership of West Gramercy Associates LLC is made of five separate owners, Joseph Monian (50%), Jacob Orfali (30%), Cameron Adelipour 2009 Irrevocable Trust (6.66%), Jordan Adelipour 2009 Irrevocable Trust (6.66%) and Justin Adelipour 2009 Irrevocable Trust (6.66%)

Joseph Moinian is the founder and Chief Executive Officer of The Moinian Group, a large privately held real estate investment company. Founded in 1982, The Moinian Group owns and operates a portfolio including office, hotel, retail, and residential properties totaling over 20 million square feet throughout the United States, including high-profile assets in New York, Chicago, Dallas, and Los Angeles.

The Properties. The West Gramercy Portfolio Properties are four mixed use, office and retail properties located in New York’s Flatiron neighborhood that are located within approximately a half-mile of one another. The properties have a total of 109,800 square feet, consisting of 92,500 square feet (84.2%) of office space primarily occupied by tech-oriented companies and 17,300 square feet of retail space (15.8%) consisting of restaurants and bars. The

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

borrower sponsor originally acquired the West Gramercy Portfolio Properties in the 1980s and has continued to reinvest in the properties, most recently spending approximately $2.7 million since 2020 in capital expenditures and tenant improvements, including structural repairs, lobby renovations, elevator upgrades and suite buildouts. As of August 6, 2025, the West Gramercy Portfolio Properties had a total occupancy of 90.9%.

53-55 W 21st St Property

The 53-55 W 21st St property is a six-story, 32,000 square foot mixed use office and retail building that was originally developed in 1902 and most recently renovated in 1989. The 53-55 W 21st St property consists of 25,000 square feet (78.1%) of office space that is leased to five tenants and 7,000 (21.9%) square feet of ground floor retail space which is leased to the Amber Room, a cocktail lounge and night club which has occupied its space at the 53-55 W 21st St property since 2003. As of August 6, 2025, the property was 100% occupied.

37-39 W 17th St Property

The 37-39 W 17th St property is a seven-story, 35,000 square foot mixed use office and retail building that was originally developed in 1906. The 37-39 W 17th St property consists of 30,000 square feet (85.7%) of office space that is leased to nine tenants and 5,000 square feet (14.3%) of ground floor retail space that is leased to two restaurant tenants, with the tenant Basta Pasta occupying its space since March 1990. As of August 6, 2025, the property was 92.9% occupied. The borrower is currently in discussion with MotherDuck Corp to further expand its current space at the 37-39 W 17th St property from 5,000 square feet in suite 500E-W into the remaining 2,500 square foot vacant suite 600W. There can be no assurance that MotherDuck Corp will sign the lease and take occupancy of the vacant suite.

29 W 17th St Property

The 29 W 17th St property is a 10-story, 25,000 square foot mixed use office and retail building that was originally developed in 1906 and most recently renovated in 1987. The 29 W 17th St property consists of 22,500 square feet (90.0%) of office space that is leased to eight tenants and 2,500 square feet (10.0%) of ground floor retail space that is leased to Baby Grand Flatiron, a karaoke bar that has occupied its space since July 2021. In addition, suite 300 of the 29 W 17th St property currently serves as an interim multiple dwelling unit that is occupied by a residential tenant. The tenant has occupied the suite since November 1972 and pays a monthly rent of $952.73. As of August 6, 2025, the property was 90.0% occupied.

147 W 24th St Property

The 147 W 24th St property is a seven-story, 17,800 square foot mixed use office and retail building that was originally developed in 1910. The 147 W 24th St property consists of 15,000 square feet (84.3%) of office space that is leased to four tenants and 2,800 square feet (15.7%) of ground floor retail space that is leased to One Star, a local bar and restaurant that has occupied its space since March 2013. As of August 6, 2025, the property was 71.9% occupied.

The following table presents certain information relating to the West Gramercy Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Total SF(1)	% Total SF	Occupancy(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value
53-55 W 21st St	New York, NY	1902 / 1989	32,000	29.1%	100.0%	$12,579,000	35.6%	$22,700,000	35.6%
37-39 W 17th St	New York, NY	1906 / NAP	35,000	31.9%	92.9%	$10,862,000	30.8%	$19,600,000	30.8%
29 W 17th St	New York, NY	1906 / 1987	25,000	22.8%	90.0%	$6,816,000	19.3%	$12,300,000	19.3%
147 W 24th St	New York, NY	1910 / NAP	17,800	16.2%	71.9%	$5,043,000	14.3%	$9,100,000	14.3%
Total/Wtd. Avg.			109,800	100.0%	90.9%	$35,300,000	100.00%	$63,700,000	100.0%

Source: Appraisals, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated August 6, 2025.

Major Tenants.

Amber Room (7,000 SF, 6.4% of portfolio NRA, 12.4% of portfolio underwritten rent). The Amber Room is a new upscale cocktail lounge and event space that features an expansive bar, plush seating, and an open floor plan that has a capacity of 400 people, creating a sophisticated backdrop for any occasion. The tenant has occupied its space at the 53-55 W 21st Street property since 2003. According to the borrower sponsor, the tenant spent over $1 million in capital expenditures and renovations to create the new concept of the Amber Room, which opened its doors in February 2025. Since the opening, the Amber Room has hosted many events such as the famed Met Gala after-parties, the New York City Fashion Week closing party, and the US Open closing party for Carlos Alcaraz. The Amber Room has no termination options or renewal options remaining.

Ironclad (5,000 SF, 4.6% of portfolio NRA, 6.7% of portfolio underwritten rent). Founded in 2014, Ironclad is a contract lifecycle management platform that helps businesses and legal teams manage every aspect of the contracting process. The AI-powered tools give businesses and legal teams an easy-to-use platform that can help draft redlines, contracts, and emails in seconds. Ironclad has been a tenant at the 53-55 W 21st Street property since April 2024, has a lease expiration date of March 31, 2026 and has two, one-year renewal options remaining and no termination options.

Blacksmith Software (5,000 SF, 4.6% of portfolio NRA, 5.0% of portfolio underwritten rent). Founded in 2024, Blacksmith Software offers companies a continuous integration and continuous delivery service for developers that complements GitHub actions up to twice as fast and at half the cost of competitors. Blacksmith Software has seen strong interest from investors, including Google Ventures investing in the company with a $10 million Series A funding round that was held just a few months after its $3.5 million seed round in May 2025. Blacksmith Software became a tenant at the 53-55 W 21st Street property in September 2025, has a lease expiration date of March 15, 2027 and has one, 18-month renewal option and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

The following table presents a summary regarding the major tenants at the West Gramercy Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of Portfolio SF	Annual UW Rent	% of Total Portfolio Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Amber Room	53-55 W 21st St	NR/NR/NR	7,000	6.4%	$757,259	12.4%	$108.18	6/30/2035	None	N
Ironclad	53-55 W 21st St	NR/NR/NR	5,000	4.6%	$405,700	6.7%	$81.14	3/31/2026	2 x 1 yr	N
Blacksmith Software	53-55 W 21st St	NR/NR/NR	5,000	4.6%	$304,500	5.0%	$60.90	3/15/2027	1 x 1.5 yr	N
Influencer Labs(3)	53-55 W 21st St	NR/NR/NR	5,000	4.6%	$290,000	4.8%	$58.00	11/1/2027	2 x 1 yr	N
Instant	53-55 W 21st St	NR/NR/NR	5,000	4.6%	$271,625	4.5%	$54.32	8/31/2028	None	N
MotherDuck Corp	37-39 W 17th St	NR/NR/NR	5,000	4.6%	$267,150	4.4%	$53.43	11/30/2030	None	N
Major Tenants Subtotal/Wtd. Avg.			32,000	29.1%	$2,296,234	37.7%	$71.76

Other Tenants			67,800	61.7%	$3,792,248	62.3%	$55.93
Occupied Subtotal/Wtd. Avg.			99,800	90.9%	$6,088,482	100.0%	$61.01

Vacant Space(4)			10,000	9.1%
Total/Wtd. Avg.			109,800	100.00%

(1)	Information is based on the underwritten rent roll dated August 6, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Influencer Labs recently executed its lease and is awaiting delivery of its space pending completion of landlord work. The tenant has gap rent for a 12 month period following the completion of the landlord work, for which $145,000 was reserved.
(4)	Vacant Space includes 2,500 SF at the 37-39 W 17th St property as to which the borrower is in discussion with MotherDuck Corp to expand its space into such vacant suite. There can be no assurance that MotherDuck Corp will sign the lease and take occupancy of the vacant suite.

The following table presents certain information relating to the lease rollover at the West Gramercy Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
2025 & MTM(3)	1	2,500	2.3%	2.3%	$11,433	0.2%	0.2%	$4.57
2026	10	27,500	25.0%	27.3%	$1,438,181	23.6%	23.8%	$52.30
2027	6	20,000	18.2%	45.5%	$1,331,879	21.9%	45.7%	$66.59
2028	4	12,500	11.4%	56.9%	$692,883	11.4%	57.1%	$55.43
2029	0	0	0.0%	56.9%	$0	0.0%	57.1%	$0.00
2030(4)	2	10,000	9.1%	66.0%	$502,900	8.3%	65.3%	$50.29
2031	2	5,300	4.8%	70.9%	$412,029	6.8%	72.1%	$77.74
2032	1	2,500	2.3%	73.1%	$315,605	5.2%	77.3%	$126.24
2033	0	0	0.0%	73.1%	$0	0.0%	77.3%	$0.00
2034	1	5,000	4.6%	77.7%	$252,150	4.1%	81.4%	$50.43
2035	3	12,000	10.9%	88.6%	$1,006,421	16.5%	97.9%	$83.87
2036 & Beyond	1	2,500	2.3%	90.9%	$125,000	2.1%	100.0%	$50.00
Vacant(5)	4	10,000	9.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	109,800	100.0%		$6,088,482	100.0%		$61.01	(6)

(1)	Information obtained from the underwritten rent roll dated August 6, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	2025 & MTM information includes information regarding suite 300 of the 29 W 17th St property, which currently serves as an interim multiple dwelling unit that is occupied by a residential tenant.
(4)	The West Gramercy Portfolio Mortgage Loan has a maturity date of November 1, 2030.
(5)	Vacant Space includes 2,500 SF at the 37-39 W 17th St property as to which the borrower is in discussion with MotherDuck Corp to expand its space into such vacant suite. There can be no assurance that MotherDuck Corp will sign the lease and take occupancy of the vacant suite.
(6)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

The Market. The West Gramercy Portfolio Properties are located within The Flatiron neighborhood of New York City. The Flatiron is close to midtown and downtown Manhattan, and offers a unique blend of historic loft buildings and modern creative suites, attracting a diverse mix of tenants—from tech startups and design firms to boutique retailers and global brands which have their flagship locations in the area.

According to the appraisals, the West Gramercy Portfolio Properties are each located within the Flatiron/Union Square office submarket within the Midtown South office market and the Midtown South retail submarket within the Manhattan retail market, which has seen growth and resurgence since 2020.

According to the appraisal, as of the first quarter of 2025, the Flatiron/Union Square office submarket had a total office inventory of 23.9 million SF, a vacancy rate of 14.6%, and average asking rents of $80.02 PSF. According to the appraisal, as of the first quarter of 2025, the Midtown South office market had a total office inventory of 77.2 million SF, a vacancy rate of 14.5% and average asking rents of $83.11 PSF.

The following table presents recent leasing data for office tenants at comparable office properties with respect to the West Gramercy Portfolio Properties:

Comparable Office Lease Summary
Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Months)	Rent PSF
West Gramercy Portfolio Properties New York, NY	109,800(1)	Various / Various	Instant MotherDuck Corp Kids at Work LineLeap	5,000(1) 5,000(1) 2,500(1) 2,500(1)	May 2025(1) Nov. 2025(1) Feb. 2025(1) May 2025(1)	39(1) 60(1) 125(1) 12(1)	$54.32(1) $53.43(1) $49.44(1) $53.56(1)
18 East 16th Street New York, NY	58,600	1907 / NAP	Carline Inc.	7,800	Mar. 2025	30	$47.00
3 East 28th Street New York, NY	66,900	1921 / NAP	Senator International Inc.	5,575	Mar. 2025	75	$58.00
147 West 24th Street New York, NY	17,800	1910 / NAP	KAW	2,500	Feb. 2025	126	$48.00
109 West 24th Street New York, NY	46,564	1902 / NAP	MA Massage Therapy PC/MA Medical Management	6,810	Jun. 2024	120	$51.10
7 West 22nd Street New York, NY	97,893	1901 / 1988	NAV	8,996	Mar. 2024	120	$50.00
49 West 27th Street New York, NY	95,000	1907 / NAP	Pactfi Inc.	8,800	Apr. 2025	38	$34.00
150 West 22nd Street New York, NY	86,300	1910 / NAP	Stylitics, Inc.	6,900	Aug. 2024	65	$44.00

Source: Appraisals, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated August 6, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

The following table presents recent leasing data for retail tenants at comparable office properties with respect to the West Gramercy Portfolio Properties:

Comparable Retail Lease Summary
Subject/Location	Tenant Name	Lease Size (SF)	Lease Date(1)	Lease Term (Months)	Rent PSF	Lease Type
West Gramercy Portfolio Properties New York, NY	Amber Room One Star Basta Pasta Baby Grand Flatiron	7,000(2) 2,800(2) 2,500(2) 2,500(2)	Jan. 2024(2) Mar. 2024(2) Mar. 2022(2) Jul. 2021(2)	138(2) 84(2) 60(2) 121(2)	$108.18(2) $67.54(2) $135.06 (2) $89.17(2)	Mod-Gross Mod-Gross Mod-Gross Mod-Gross
7 West 18th Street New York, NY	Sundays Furniture	6,169	Q1 2025	84	$72.95	Mod-Gross
30 West 18th Street New York, NY	Athletic Club	3,200	Q1 2025	127	$78.75	Mod-Gross
30 East 20th Street New York, NY	Nemesis	4,300	Q3 2023	120	$111.63	Mod-Gross
12 East 18th Street New York, NY	Housework	3,072	Q1 2025	120	$78.13	Mod-Gross
35 West 21st Street New York, NY	Nordic Strong	2,706	Q1 2025	120	$106.43	Mod-Gross
5 East 17th Street New York, NY	Kinaree Hospitality Group	5,000	Q3 2024	120	$92.00	Mod-Gross
24 West 25th Street New York, NY	Janet Mandel	5,644	Q2 2023	120	$63.78	Mod-Gross

Source: Appraisals, unless otherwise noted.

(1)	Per the appraisals, the lease date information available for the comparable leases was only the year and quarter in which they began.
(2)	Information obtained from the underwritten rent roll dated August 6, 2025.

Appraisals. The appraisals concluded to an “As-Is” appraised value for the 53-55 W 21st St property of $22,700,000 as of May 19, 2025, an “As-Is” appraised value for the 37-39 W 17th St property of $19,600,000 as of May 19, 2025, an “As-Is” appraised value for the 29 W 17th St property of $12,300,000 as of May 19, 2025, and an “As-Is” appraised value for the 147 W 24th St property of $9,100,000 as of May 19, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated between May 27, 2025 and May 28, 2025, there was no evidence of any recognized environmental conditions at the West Gramercy Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the West Gramercy Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	6/30/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,233,955	$4,353,502	$4,284,540	$4,449,174	$6,568,482	$59.82
Reimbursements	$245,057	$215,546	$180,643	$239,712	$132,180	$1.20
Other Income	$11,153	$4,032	$3,407	$3,333	$0	$0.00
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($480,000)	($4.37)
Effective Gross Income	$4,490,165	$4,573,080	$4,468,590	$4,692,219	$6,220,662	$56.65

Real Estate Taxes	$990,127	$999,137	$987,740	$1,076,004	$1,010,014	$9.20
Insurance	$73,463	$86,479	$95,715	$104,228	$75,811	$0.69
Other Expenses	$896,999	$1,044,561	$996,023	$918,053	$972,467	$8.86
Total Expenses	$1,960,589	$2,130,176	$2,079,478	$2,098,285	$2,058,292	$18.75

Net Operating Income(3)	$2,529,575	$2,442,904	$2,389,112	$2,593,934	$4,162,371	$37.91
Capital Expenditures	$0	$0	$0	$0	$21,960	$0.20
TI/LC	$0	$0	$0	$0	$153,219	$1.40
Net Cash Flow	$2,529,575	$2,442,904	$2,389,112	$2,593,934	$3,987,192	$36.31

Occupancy %(4)	71.7%	75.0%	72.7%	90.9%	92.7%
NOI DSCR	0.99x	0.96x	0.93x	1.02x	1.63x
NCF DSCR	0.99x	0.96x	0.93x	1.02x	1.56x
NOI Debt Yield	7.2%	6.9%	6.8%	7.3%	11.8%
NCF Debt Yield	7.2%	6.9%	6.8%	7.3%	11.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated August 6, 2025.
(2)	Vacant Space includes 2,500 SF at the 37-39 W 17th St property as to which the borrower is in discussion with MotherDuck Corp to expand its space into such vacant suite. There can be no assurance that MotherDuck Corp will sign the lease and take occupancy of the vacant suite.
(3)	The increase from 6/30/2025 TTM Net Operating Income to UW Net Operating Income is due to new leasing activity at the West Gramercy Portfolio Properties. Since January 1, 2025, 16 tenants representing 47.8% of the total portfolio SF and 44.1% of UW Base Rent had either signed a new lease or extended their current leases.
(4)	UW Occupancy (%) represents economic occupancy. 6/30/2025 TTM Occupancy (%) is based on the underwritten rent roll dated August 6, 2025.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrowers were required to make an upfront deposit of $423,874 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $84,775 monthly).

Insurance Escrows – On the loan origination date, the borrowers were required to make an upfront deposit of $78,086 into a reserve for insurance premiums. In addition, the borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual insurance premiums (which currently equates to $6,507 monthly). However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender, and (iii) the borrowers provide the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $20,509 into a reserve for capital expenditures. In addition, the borrowers are required to deposit into the capital expenditures reserve, on a monthly basis, an amount equal to $1,830.

Rollover Reserve – On the loan origination date the borrowers were required to make an upfront deposit of $1,500,000 into a reserve for future tenant improvements, leasing commissions and Whiteboxing Costs (as defined below). In addition, the borrowers are required to deposit into such reserve, on a monthly basis, an amount equal to $27,450.

“Whiteboxing Costs” means the costs incurred by the borrowers in “whiteboxing” any vacant space at any individual property, including, without limitation, removing any existing tenant fixtures, furniture, equipment and/or signage, installing heating, ventilation and air conditioning, plumbing, sprinklers, lighting, electrical wiring, storefronts, painting the ceiling and walls, demolishing existing fixtures and systems, leveling floors and turning off utilities, all as more particularly set forth in the approved annual budget.

Required Repairs Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $40,810 into a reserve for deferred maintenance.

Gap Rent Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $270,000 into a reserve to cover gap rent granted to tenants Influencer Labs and Williamsburg Endodontics under their respective lease agreements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Mixed Use - Office/Retail	Loan #6	Cut-off Date Balance:	$35,300,000
Various	West Gramercy Portfolio	Cut-off Date LTV:	55.4%
New York, NY Various		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	11.8%

Rent Concession Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $195,533 into a reserve, representing the amount of future rent credits, rent concessions or rent abatements given or granted to certain tenants at the West Gramercy Portfolio Properties.

Outstanding TI/LC and LL Work Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of approximately $432,267 into a reserve, representing certain (i) landlord work to be performed by the borrowers and (ii) tenant improvements and leasing commissions which are payable by the borrowers, in each case with respect to clauses (i) and (ii) above, under existing leases with certain tenants.

Lockbox / Cash Management. The West Gramercy Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to establish a lockbox account for the benefit of the lender, and to direct all tenants to deposit rents directly into the lockbox account. If notwithstanding such directions the borrowers or the property manager receive any rents from the West Gramercy Portfolio Properties, they are required to deposit such rents into the lockbox account within two business days of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account are required to be remitted to the borrowers. Upon the first occurrence of a Cash Sweep Event Period, the borrowers are required to promptly establish a lender controlled cash management account, into which, during the existence of a Cash Sweep Event Period, the borrowers will cause to be deposited all sums on deposit in the lockbox account. Provided no event of default is continuing under the West Gramercy Portfolio Mortgage Loan, funds on deposit in the cash management account will be applied, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the West Gramercy Portfolio Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the rollover reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the West Gramercy Portfolio Mortgage Loan during the continuance of a Cash Sweep Event Period; provided that so long as no event of default exists, the lender will be required to disburse funds in the excess cash flow account to cover any operating expense deficiency.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under the West Gramercy Portfolio Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of the West Gramercy Portfolio Mortgage Loan being less than 1.25x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Terrorism Insurance.  The West Gramercy Portfolio Mortgage Loan documents require that the borrowers obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the West Gramercy Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to six months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$85,000,000
Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
Various, Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$85,000,000
Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
Various, Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

Etude Self Storage West Coast Portfolio
1 Etude West Coast - Locust Rialto, CA
2 Etude West Coast - Rancho Temecula, CA
3 Etude West Coast - Dinah Palm Desert, CA
4 Etude West Coast - Buffalo Las Vegas, NV
5 Etude West Coast - Main Hesperia, CA
6 Etude West Coast - Forest Gilroy, CA
7 Etude West Coast - East Lake Las Vegas, NV
8 Etude West Coast - Las Vegas Las Vegas, NV
9 Etude West Coast - Walnut Hesperia, CA
NEVADA
CALIFORNIA
Sacramento
Carson City
San Francisco
Gilroy
Las Vegas
Hesperia
Rialto
Los Angeles
Temecula
Palm Desert
San Diego
SAN JOSE
Fremont
Milpitas
Palo Alto
Sunnyvale
Cupertino
Los Gatos
Morgan Hill
San Martin
Santa Cruz
Watsonville
Hollister
Salinas
Monterey
Pacific Ocean
Monterey Bay
LAS VEGAS
North Las Vegas
Summerlin
Spring Valley
Enterprise
Henderson
Sunrise Manor
Boulder City
Victorville
Adelanto
Apple Valley
Hesperia
Phelan
Lucerne Valley
SAN BERNARDINO MOUNTAINS
SAN GABRIEL MOUNTAINS
Rancho Cucamonga
Fontana
Rialto
SAN BERNARDINO
Redlands
Ontario
Upland
Lake Elsinore
Menifee
Wildomar
Murrieta
French Valley
Temecula
TEMECULA VALLEY
SANTA ANA MOUNTAINS
De Luz Heights
Fallbrook
North Palm Springs
Palm Springs
Cathedral City
Rancho Mirage
Palm Desert
Thousand Palms
COACHELLA VALLEY
Indian Wells
Indio
La Quinta
SAN JACINTO MOUNTAINS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Mortgage Loan No. 7 – Etude Self Storage West Coast Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location(5):	Various, Various
Original Balance(1):	$30,200,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$30,200,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(5):	Various/NAP
Borrower Sponsor:	Steven I. Stein			Size:	841,891 SF
Guarantor:	Etude Storage Partners LLC			Cut-off Date Balance PSF(1):	$137
Mortgage Rate:	6.0250%			Maturity Date Balance PSF(1):	$137
Note Date:	8/14/2025			Property Manager:	Extra Space Management, Inc.
Maturity Date:	9/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$9,839,972
Amortization Term:	0 months			UW NCF:	$9,759,683
IO Period:	60 months			UW NOI Debt Yield(1):	8.5%
Seasoning:	2 months			UW NCF Debt Yield(1):	8.5%
Prepayment Provisions(2):	L(26),D(27),O(7)			UW NOI Debt Yield at Maturity(1):	8.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.39x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$10,035,897 (6/30/2025 TTM)
Additional Debt Balance(1):	$85,000,000			2nd Most Recent NOI:	$10,156,568 (12/31/2024)
Future Debt Permitted (Type)(3):	Yes (Mezzanine/Preferred Equity)			3rd Most Recent NOI:	$10,594,052 (12/31/2023)
				Most Recent Occupancy:	92.3% (6/30/2025)
Reserves(4)				2nd Most Recent Occupancy:	92.7% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	92.1% (12/31/2023)
RE Taxes:	$306,927	$65,525	NAP	Appraised Value (as of)(6):	$172,700,000 (Various)
Insurance:	$22,013	$22,013	NAP	Appraised Value PSF:	$205
Replacement Reserve:	$0	$6,691	NAP	Cut-off Date LTV Ratio(1):	66.7%
Deferred Maintenance Reserve:	$220,000	$0	NAP	Maturity Date LTV Ratio(1):	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$115,200,000	68.6%	Purchase Price:	$165,750,000	98.7%
Borrower Equity:	$52,716,692	31.4%	Closing Costs:	$1,617,752	1.0%
			Upfront Reserves:	$548,941	0.3%
Total Sources:	$167,916,692	100.0%	Total Uses:	$167,916,692	100.0%

(1)	The Etude Self Storage West Coast Portfolio Mortgage Loan (as defined below) is part of the Etude Self Storage West Coast Portfolio Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $115,200,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Etude Self Storage West Coast Portfolio Whole Loan.
(2)	See “Release of Property” section below for further discussion of permitted partial release.
(3)	See “Future Mezzanine Indebtedness and Permitted Conditional Preferred Equity” section below for a discussion of additional debt.
(4)	See “Escrows and Reserves” section below for further discussion of reserve information.
(5)	See “The Properties” section below for additional details for the Etude Self Storage West Coast Portfolio Properties (as defined below).
(6)	Individual appraisal value dates for the Etude Self Storage West Coast Portfolio Properties range from July 18, 2025 to July 28, 2025.

The Mortgage Loan. The seventh largest mortgage loan (the “Etude Self Storage West Coast Portfolio Mortgage Loan”) is part of a whole loan (the “Etude Self Storage West Coast Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $115,200,000 and secured by the fee interests in nine self storage properties located in two states (the “Etude Self Storage West Coast Portfolio Properties”). The Etude Self Storage West Coast Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2, with an aggregate original principal amount of $30,200,000. The remaining promissory note comprising the Etude Self Storage West Coast Portfolio Whole Loan is summarized in the table below. The Etude Self Storage West Coast Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR17 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Etude Self Storage West Coast Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK5 2025-5YR17	Yes
A-2	$30,200,000	$30,200,000	MSBAM 2025-5C2	No
A-3	$5,000,000	$5,000,000	BANK5 2025-5YR17	No
Whole Loan	$115,200,000	$115,200,000

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various, Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

The Borrower and the Borrower Sponsor. The borrower is ESP Holdco III LP, a Delaware limited partnership and a single purpose entity with one independent director. The non-resource carveout guarantor is Etude Storage Partners LLC and the borrower sponsor is Steven I. Stein.

Etude Storage Partners LLC (“ESP”) was formed in January 2024 as a joint venture between Austin, TX based private investment firm Etude Capital LLC and San Felipe Financing LLC, focused on investing in and operating self-storage facilities across the United States. San Felipe Financing LLC is solely owned by Richard D. Kinder. Etude Capital LLC is owned and controlled by Steven I. Stein. Mr. Stein originally entered the self storage industry in 2018 with the acquisition of a 22-property, 1.7 million SF portfolio across Florida, Oklahoma, and Texas. Since its formation, ESP has acquired 19 properties and more than 11,300 units and 1.56 million SF (not including the Etude Self Storage West Coast Portfolio Properties) located in Texas, Ohio, Michigan, Wisconsin, Georgia and Illinois. Brands under ownership include Extra Space, CubeSmart, AVID Storage and Space Shop.

The Properties. The Etude Self Storage West Coast Portfolio Properties are comprised of nine self storage properties totaling 841,891 SF and located in California (six properties, 71.1% of NRA) and Nevada (three properties, 28.9% of NRA). Built between 1984 and 2007, the Etude Self Storage West Coast Portfolio Properties range in size from 72,400 SF to 149,355 SF. The Etude Self Storage West Coast Portfolio Properties consist of 6,625 self storage units (28.8% climate controlled units and 71.2% non-climate controlled units) and 114 parking spaces. Each of the Etude Self Storage West Coast Portfolio Properties is subject to a property management agreement with Extra Space Management, Inc. As of June 2025, the Etude Self Storage West Coast Portfolio Properties were 92.3% occupied by SF.

The following table presents certain information relating to the Etude Self Storage West Coast Portfolio Properties, which are presented in descending order of their allocated loan amounts:

Portfolio Summary
Property Name Address	Year Built(1)	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value	UW NCF	% of Portfolio UW NCF
Etude West Coast – Locust 3285 North Locust Avenue Rialto, CA 92377	2007	$4,967,795	16.4%	$24,700,000	14.3%	$1,429,563	14.6%
Etude West Coast – Rancho 31524 Rancho Pueblo Road Temecula, CA 92592	2006	$4,839,340	16.0%	$24,100,000	14.0%	$1,328,415	13.6%
Etude West Coast – Dinah 73750 Dinah Shore Drive Palm Desert, CA 92211	2006	$4,813,125	15.9%	$25,000,000	14.5%	$1,317,578	13.5%
Etude West Coast – Buffalo 3250 North Buffalo Drive Las Vegas, NV 89129	1996	$4,275,450	14.2%	$23,500,000	13.6%	$1,248,162	12.8%
Etude West Coast – Main 13522 Main Street Hesperia, CA 92345	2004	$2,629,392	8.7%	$19,000,000	11.0%	$1,199,174	12.3%
Etude West Coast – Forest 8585 Forest Street Gilroy, CA 95020	1999	$2,547,076	8.4%	$18,500,000	10.7%	$1,130,303	11.6%
Etude West Coast – East Lake 4490 East Lake Mead Boulevard Las Vegas, NV 89115	1984	$2,285,972	7.6%	$14,100,000	8.2%	$696,417	7.1%
Etude West Coast – Las Vegas 3360 North Las Vegas Boulevard Las Vegas, NV 89115	1987	$2,005,469	6.6%	$10,400,000	6.0%	$560,798	5.7%
Etude West Coast – Walnut 16730 Walnut Street Hesperia, CA 92345	1985	$1,836,380	6.1%	$13,400,000	7.8%	$849,273	8.7%
Total		$30,200,000	100.0%	$172,700,000	100.0%	$9,759,683	100.0%

(1)	Information obtained from the appraisals. Individual appraisal value dates for the Etude Self Storage West Coast Portfolio Properties range from July 18, 2025 to July 28, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various, Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

Portfolio Summary (continued)
Property Name	SF(1)	% of SF	Occ%(1)(2)	Total # of Units(1)	Average Unit Size (SF)(1)	# Climate Controlled Storage Units(1)	# Non-climate Controlled Storage Units(1)	# Parking Units(1)	Weighted Average Storage Rent / Unit(1)	Market Storage Rent per Unit(3)
Etude West Coast – Locust	101,412	12.0%	95.8%	774	131	322	452	0	$228	$238
Etude West Coast – Rancho	89,215	10.6%	96.9%	701	127	488	213	0	$240	$249
Etude West Coast – Dinah	91,460	10.9%	94.3%	757	121	470	287	0	$234	$258
Etude West Coast – Buffalo	74,125	8.8%	92.3%	737	101	602	135	0	$179	$181
Etude West Coast – Main	149,355	17.7%	95.2%	779	192	0	707	72	$195	$195
Etude West Coast – Forest	72,400	8.6%	92.3%	568	127	0	530	38	$255	$269
Etude West Coast – East Lake	87,095	10.3%	86.8%	799	109	0	795	4	$119	$124
Etude West Coast – Las Vegas	82,469	9.8%	78.8%	882	94	24	858	0	$100	$115
Etude West Coast – Walnut	94,360	11.2%	94.8%	742	127	0	742	0	$150	$151
Total/Weighted Average	841,891	100.0%	92.3%	6,739	125	1,906	4,719	114	$185	$194

(1)	Based on borrower rent rolls dated June 30, 2025.
(2)	Occ% is calculated on SF.
(3)	Information based on the appraisals.

The following table presents certain information with respect to the unit mix of the Etude Self Storage West Coast Portfolio Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	Weighted Average Rent / Unit
Self Storage – Climate Controlled	1,906	163,450	19.4%	95.0%	$189
Self Storage – Non Climate Controlled	4,719	639,441	76.0%	91.8%	$188
Parking	114	39,000	4.6%	89.0%	$151
Total/Weighted Average	6,739	841,891	100.0%	92.3%	$188

(1)	Based on borrower rent rolls dated June 30, 2025.
(2)	Occ% is calculated on SF.

The Market. The Etude Self Storage West Coast Portfolio Properties are located in three different Metropolitan Statistical Areas (each, an “MSA”). Five properties (62.5% of NRA) are located in the Riverside-San Bernardino-Ontario MSA, three properties (28.9% of NRA) are located in the Las Vegas-Henderson-North Las Vegas MSA and one property (8.6% of NRA) is located in the San Jose-Sunnyvale-Santa Clara MSA.

The Riverside-San Bernardino-Ontario MSA has an estimated population of 4.72 million as of 2025. Also known as the Inland Empire, the Riverside-San Bernardino-Ontario MSA is one of the fastest-growing areas in California and serves as a critical logistical, residential, and commercial hub within the broader Southern California economy. The Inland Empire’s strategic location near the Ports of Los Angeles and Long Beach has turned it into a national logistics and distribution powerhouse.

The Las Vegas-Henderson-North Las Vegas MSA has an estimated population of 2.42 million as of 2025. The three Etude Self Storage West Coast Portfolio Properties in such MSA are located within the Las Vegas Valley, which is the most populous metropolitan area in Nevada. The local economy has diversified in recent decades to include industries such as technology, logistics, healthcare, and professional services. Additionally, a rise in conventions and trade shows has made the region a key national and international business destination.

The San Jose-Sunnyvale-Santa Clara MSA has an estimated population of 2.02 million as of 2025. The San Jose MSA serves as a global center for technology and entrepreneurship, home to numerous major companies including Alphabet/Google, Apple and Tesla Motors.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various, Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

The following table presents certain local demographic data related to the Etude Self Storage West Coast Portfolio Properties:

Market Summary(1)
Property Name City, State	MSA	Appraiser’s Market Vacancy	2025 Estimated Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2025 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
Etude West Coast - Locust Rialto, CA	Riverside-San Bernardino-Ontario	10.0%	6,754 / 72,456 / 266,064	$159,733 / $152,621 / $123,736
Etude West Coast - Rancho Temecula, CA	Riverside-San Bernardino-Ontario	12.0%	12,132 / 87,760 / 124,885	$145,230 / $147,014 / $148,573
Etude West Coast - Dinah Palm Desert, CA	Riverside-San Bernardino-Ontario	10.0%	3,766 / 24,418 / 76,990	$161,436, $139,344 / $134,677
Etude West Coast - Buffalo Las Vegas, NV	Las Vegas-Henderson-North Las Vegas	5.0%	17,545 / 168,067 / 401,533	$106,225 / $104,610 / $108,158
Etude West Coast - Main Hesperia, CA	Riverside-San Bernardino-Ontario	9.0%	7,077 / 45,265 / 137,382	$105,587 / $104,278 / $101,176
Etude West Coast - Forest Gilroy, CA	San Jose-Sunnyvale-Santa Clara	11.0%	63,368 / 71,508 / 125,612(2)	$170,837 / $176,463 / $191,487(2)
Etude West Coast - East Lake Las Vegas, NV	Las Vegas-Henderson-North Las Vegas	13.0%	22,832 / 216,461 / 427,695	$61,922 / $69,273 / $72,712
Etude West Coast - Las Vegas Las Vegas, NV	Las Vegas-Henderson-North Las Vegas	24.0%	22,583 / 155,306 / 429,517	$71,441 / $68,254 / $76,688
Etude West Coast - Walnut Hesperia, CA	Riverside-San Bernardino-Ontario	14.0%	9,989 / 59,767 / 131,158	$53,392 / $87,281 / $91,234

(1)	Source: Appraisals.
(2)	Within three-, five- and ten-mile radius.

Appraisal. According to the individual appraisals with valuation as-of dates between July 18, 2025 to July 28, 2025, the Etude Self Storage West Coast Portfolio Properties had an aggregate “As-is” value of $172,700,000.

Environmental Matters. According to the Phase I environmental site assessments dated between June 18, 2025 and June 19, 2025, there was no evidence of any recognized environmental conditions at the Etude Self Storage West Coast Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various, Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Etude Self Storage West Coast Portfolio Properties:

Cash Flow Analysis
	2023	2024	6/30/2025 TTM	UW		UW PSF
Gross Potential Rent(1)	$14,291,641	$13,872,106	$13,703,380	$15,630,539		$18.57
Other Income(2)	$652,207	$614,551	$566,903	$566,904		$0.67
Commercial Income(3)	$146,100	$208,611	$225,797	$170,645		$0.20
(Vacancy & Credit Loss)	($406,402)	($353,718)	($291,982)	($2,219,141)		($2.64)
Effective Gross Income	$14,683,546	$14,341,550	$14,204,098	$14,148,947		$16.81

Real Estate Taxes	$741,156	$759,760	$770,573	$1,333,222		$1.58
Insurance	$342,809	$385,010	$384,347	$240,145		$0.29
Other operating expenses	$3,005,529	$3,040,212	$3,013,281	$2,735,607		$3.25
Total Operating Expenses	$4,089,494	$4,184,982	$4,168,201	$4,308,975		$5.12

Net Operating Income	$10,594,052	$10,156,568	$10,035,897	$9,839,972		$11.69
Replacement Reserves	$0	$0	$0	$80,289		$0.10
Net Cash Flow	$10,594,052	$10,156,568	$10,035,897	$9,759,683		$11.59

Occupancy %	92.1%	92.7%	92.3%	88.0%	(4)
NOI DSCR(5)	1.51x	1.44x	1.43x	1.40x
NCF DSCR(5)	1.51x	1.44x	1.43x	1.39x
NOI Debt Yield(5)	9.2%	8.8%	8.7%	8.5%
NCF Debt Yield(5)	9.2%	8.8%	8.7%	8.5%

(1)	UW Gross Potential Rent is based on the appraisal’s concluded market rent for each unit type. The decline in Gross Potential Rent from 2023 is due to the decline in revenue for two of the Etude Self Storage West Coast Portfolio Properties (Etude West Coast - East Lake and Etude West Coast - Las Vegas). The Las Vegas-Henderson-North Las Vegas MSA experienced market oversupply over the past three years. The market supply has currently stabilized and is in line with the national average. There is no expected new supply (in development or planning) in a 3-mile radius of the Etude West Coast - East Lake and Etude West Coast - Las Vegas properties.
(2)	Other Income includes administrative fees, late fees, merchandise sales and other miscellaneous income.
(3)	Commercial Income includes cell tower income.
(4)	Represents economic occupancy.
(5)	Based on the Etude Self Storage West Coast Portfolio Whole Loan.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $306,927 into a real estate tax reserve account, (ii) $22,013 into an insurance reserve account and (iii) $220,000 into a deferred maintenance reserve account.

Real Estate Taxes – The borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes for the Etude Self Storage West Coast Portfolio Properties (currently approximately $65,525).

Insurance – The borrower is required to deposit monthly 1/12th of the estimated annual insurance payments for the Etude Self Storage West Coast Portfolio Properties (currently approximately $22,013), unless the Etude Self Storage West Coast Portfolio Properties are covered by an acceptable blanket policy.

Replacement Reserve – The borrower is required on each monthly payment date to deposit approximately $6,691 into a replacement reserve account.

Lockbox and Cash Management. The Etude Self Storage West Coast Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Etude Self Storage West Coast Portfolio Properties are required to be deposited by the borrower. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Etude Self Storage West Coast Portfolio Whole Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Etude Self Storage West Coast Portfolio Whole Loan.

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 1.10x for any calendar quarter and will expire upon (i) the debt service coverage ratio being at least 1.10x for two consecutive calendar quarters or (ii) the borrower depositing with the lender an amount, as determined pursuant to the Etude Self Storage West Coast Portfolio Whole Loan documents, to cause the calculation of the debt service coverage ratio to be at least 1.10x for two consecutive calendar quarters.

Release of Property. On any payment date after the expiration of the REMIC prohibition period, the borrower has the right to obtain the release of any individual Etude Self Storage West Coast Portfolio Property in connection with a bona fide third party sale of such Etude Self Storage West Coast Portfolio Property, upon prepayment of a portion of the Etude Self Storage West Coast Portfolio Whole Loan equal to 110% of the allocated loan amount of such Etude Self Storage West Coast Portfolio Property together with an applicable prepayment premium, and satisfaction of the following conditions, among

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$30,200,000
Various, Various	Etude Self Storage West Coast Portfolio	Cut-off Date LTV:	66.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.5%

others: (i) after giving effect to such release, the debt service coverage ratio of the remaining Etude Self Storage West Coast Portfolio Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.387x, (ii) after giving effect to such release, the debt yield of the remaining Etude Self Storage West Coast Portfolio Properties is equal to or greater than 8.47%, (iii) the loan-to-value ratio is not more than 125% or the principal balance of the Etude Self Storage West Coast Portfolio Whole Loan is paid down by an amount sufficient to satisfy the REMIC rules and (iv) satisfaction of REMIC related conditions.

Future Mezzanine Indebtedness and Permitted Conditional Preferred Equity. The borrower has a right to obtain future mezzanine financing and/or permitted debt-like preferred equity from an approved lender upon the satisfaction of certain conditions set forth in the loan documents. Such financing (considering the permitted conditional preferred equity and any mezzanine loan), when added to the principal balance of the Etude Self Storage West Coast Portfolio Whole Loan must result in (a) a combined loan-to-value ratio of no more 66.71%, (b) a combined debt service coverage ratio of not less than 1.387x and (c) a combined debt yield of not less than 8.47%.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Manufactured Housing – Manufactured Housing	Loan #8	Cut-off Date Balance:	$26,050,000
Various	Fitts MHC Portfolio	Cut-off Date LTV:	66.6%
Various, TX Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Manufactured Housing – Manufactured Housing	Loan #8	Cut-off Date Balance:	$26,050,000
Various	Fitts MHC Portfolio	Cut-off Date LTV:	66.6%
Various, TX Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Jarrell
Georgetown
Taylor
Round Rock
AUSTIN
Camp Swift
Bastrop
Smithville
Lockhart
Luling
Waelder
Gonzales
Yoakum
Cuero
Yorktown
Rockdale
Lake Bryan
Bryan
College Station
Caldwell
Millican
Huntsville
Montgomery
Somerville
Brenham
Magnolia
Tomball
Prairie View
Hempstead
Bellville
La Grange
Columbus
Sealy
San Felipe
Katy
HOUSTON
Fulshear
Sugar Land
Eagle Lake
Wallis
Rosenberg
Schulenburg
Shiner
Hallettsville
Kendleton
Hungerford
Wharton
El Campo
Boling
West Columbia
Louise
Ganado
Edna
Bay City
3
5

Navasota
Montgomery
Willis
Conroe
Cleveland
Pinehurst
The Woodlands
Spring
Tomball
Kingwood
Dayton
Waller
Cypress
Atascocita
Humble
Crosby
Aldine
Jersey Village
Brookshire
Katy
HOUSTON
Barrett
Channelview
Mont Belvieu
Cinco Ranch
Uptown
Downtown
Jacinto City
Deer Park
Baytown
Bellaire
Mission Bend
Pasadena
La Porte
Orchard
Pecan Grove
Richmond
Rosenberg
Sugar Land
Missouri City
Pearland
Friendswood
Webster
Seabrook
Sienna Plantation
Manvel
League City
Alvin
Texas City
6
2

# Fitts MHC Portfolio

| | | |
|---|---|---|
| 1 | Coastal Acres MHC | Aransas Pass, TX |
| 2 | Ashland MHC | Channelview, TX |
| 3 | Country Way Village MHC | La Grange, TX |
| 4 | Coastal Oaks MHC | Rockport, TX |
| 5 | Country Aire MHC | El Campo, TX |
| 6 | Woodland Hills MHC | Conroe, TX |

Amarillo
Lubbock
Ft. Worth
Dallas
El Paso
Odessa
Midland
Waco
Austin
Conroe
La Grange
Houston
San Antonio
El Campo
Channelview
Rockport
Aransas Pass
Laredo
Brownsville

BEE COUNTY
REFUGIO COUNTY
Holiday Beach
Lamar
St. Paul
Bayside
Copano Bay
Fulton
Rockport
SAN PATRICIO COUNTY
Sinton
Tradewinds
ARANSAS COUNTY
Aransas Bay
Edroy
Odem
Taft
Gregory
Portland
Aransas Pass
Ingleside
Nueces Bay
Robstown
Port Aransas
CORPUS CHRISTI
Corpus Christi Bay
Mustang Island
Tierra Grande
NUECES COUNTY
Gulf of Mexico
KLEBERG COUNTY
Padre Island
1
4

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Mortgage Loan No. 8 – Fitts MHC Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Various, TX Various
Original Balance:	$26,050,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$26,050,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Bryant A. Fitts			Size:	544 Pads
Guarantor:	Bryant A. Fitts			Cut-off Date Balance per Pad:	$47,886
Mortgage Rate:	6.0300%			Maturity Date Balance per Pad:	$47,886
Note Date:	10/10/2025			Property Manager:	Self-Managed
Maturity Date:	11/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$2,114,477
Amortization Term:	0 months			UW NCF:	$2,084,077
IO Period:	60 months			UW NOI Debt Yield:	8.1%
Seasoning:	0 months			UW NCF Debt Yield:	8.0%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NOI Debt Yield at Maturity:	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.31x
Additional Debt Type:	NAP			Most Recent NOI:	$2,297,563 (8/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,187,296 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,015,004 (12/31/2023)
				Most Recent Occupancy:	90.3% (9/1/2025)
Reserves(1)				2nd Most Recent Occupancy:	92.0%
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.0%
RE Taxes:	$163,505	$16,350	NAP	Appraised Value (as of):	$39,100,000 (Various)
Insurance:	$32,085	$16,042	NAP	Appraised Value per Pad:	$71,875
Deferred Maintenance:	$37,750	$0	NAP	Cut-off Date LTV Ratio:	66.6%
Replacement Reserve:	$0	$2,533	NAP	Maturity Date LTV Ratio:	66.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,050,000	100.0%	Loan Payoff:	$13,748,518	52.8%
			Return of Equity:	$10,574,395	40.6%
			Closing Costs:	$1,493,747	5.7%
			Reserves:	$233,340	0.9%
Total Sources:	$26,050,000	100.0%	Total Uses:	$26,050,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Fitts MHC Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,050,000 and secured by a first priority fee mortgage encumbering six manufactured housing properties totaling 544 pads located throughout southeast Texas (collectively the “Fitts MHC Portfolio Properties”).

The Borrower and the Borrower Sponsor. The borrower for the Fitts MHC Portfolio Mortgage Loan is Shortline MHP Six, LLC, a single-purpose Delaware limited liability company, with one independent director in its respective organizational structure. The borrower sponsor and non-recourse carve-out guarantor for the Fitts MHC Portfolio Mortgage Loan is Bryant A. Fitts. Including the Fitts MHC Portfolio Properties, Bryant A. Fitts has ownership in 1,325 manufactured housing pads across 11 properties throughout TX and MS.

The Properties. The Fitts MHC Portfolio Properties are comprised of six manufactured housing properties totaling 544 pads and located throughout southeast Texas. The Fitts MHC Portfolio Properties are located in proximity to Corpus Christi (221 pads), Houston (203 pads), and Austin (120 pads). The Fitts MHC Portfolio Properties are 90.3% occupied as of September 1, 2025 and include 503 mobile homesites (92% of pads), 25 recreational vehicle sites (5% of pads) and 16 apartment units (3% of pads). The Fitts MHC Portfolio Properties include 28 pads (5% of pads) on which manufactured homes owned by a borrower affiliated entity are located, and 17 pads (3% of pads) on which manufactured homes financed by a borrower affiliated entity are located.

The borrower sponsor acquired the properties between 2013 and 2019 for an aggregate purchase price of $7.1 million. The borrower sponsor invested $1.9 million in capital improvements including rebuilding the infrastructure in five communities, paving roads, adding homesites, and installing amenities such as playgrounds and dog parks. The weighted average occupancy at the Fitts MHC Portfolio Properties has increased from 45.0% at acquisition to 90.3% as of September 1, 2025. Three properties were operating at negative net operating income when acquired, while the other three had a combined net operating income of approximately $380,000. The borrower sponsor has grown net operating income to $2.3 million as of the trailing twelve months ended August 31, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Manufactured Housing – Manufactured Housing	Loan #8	Cut-off Date Balance:	$26,050,000
Various	Fitts MHC Portfolio	Cut-off Date LTV:	66.6%
Various, TX Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Portfolio Summary
Property Name	City, State	Pads(1)	Year Built	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI	% of UW NOI
Coastal Acres MHC	Aransas Pass, TX	138	1970	92.8%	$7,150,000	27.4%	$10,700,000	$579,526	27.4%
Country Way Village MHC	La Grange, TX	120	1981	85.8%	$4,625,000	17.8%	$7,100,000	$376,490	17.8%
Ashland MHC	Channelview, TX	83	1971	95.2%	$4,550,000	17.5%	$7,100,000	$370,725	17.5%
Coastal Oaks MHC	Rockport, TX	83	1978	83.1%	$3,550,000	13.6%	$5,400,000	$287,856	13.6%
Country Aire MHC	El Campo, TX	80	1997	91.3%	$3,550,000	13.6%	$4,900,000	$287,892	13.6%
Woodland Hills MHC	Conroe, TX	40	1985	97.5%	$2,625,000	10.1%	$3,900,000	$211,989	10.0%
Total/Wtd. Avg.		544		90.3%	$26,050,000	100.0%	$39,100,000	$2,114,477	100.0%

Source: Appraisals, unless otherwise noted.

(1)	Information is based on the borrower rent rolls dated September 1, 2025.

Portfolio Unit Mix(1)
Property Name	Total Pads	Tenant-Owned	Affiliate-Owned(2)	Rent-To-Own(3)	Apartment Units	RV Sites
Coastal Acres MHC	138	100	9	4	0	25
Country Way Village MHC	120	115	5	0	0	0
Ashland MHC	83	64	2	1	16	0
Coastal Oaks MHC	83	74	7	2	0	0
Country Aire MHC	80	70	5	5	0	0
Woodland Hills MHC	40	35	0	5	0	0
Total/Wtd. Avg.	544	458	28	17	16	25

(1)	Unit Mix is based on the borrower rent rolls dated September 1, 2025.
(2)	Affiliate-owned manufactured homes are owned by an affiliate of the borrower. Rents for such manufactured homes are paid to such affiliate by the residents of such manufactured homes, and pad rents for the related pads are paid to the related borrower by such residents.
(3)	Rent-to-own manufactured homes are owned by an affiliate of the borrower initially, and the residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, often applying part of the rent toward the purchase price.

Portfolio Amenities
Property Name	Water / Sewer	Amenities
Coastal Acres MHC	Public / Public	Playground, On-site Management, Parking, Fencing, Paved Roads
Country Way Village MHC	Public / Public	Playground, On-site Management, Parking, Fencing, Paved Roads
Ashland MHC	Public / Public	Dog Park, On-site Management, Parking, Paved Roads
Coastal Oaks MHC	Public / Public	Playground, On-site Management, Parking, Paved Roads
Country Aire MHC	Public / Public	Playground, On-site Management, Parking, Paved Roads
Woodland Hills MHC	Public / Public	Playground, On-site Management, Parking, Paved Roads

The Market. The Fitts MHC Portfolio Properties are located in submarkets with average vacancy rates ranging from 3.0% to 10.6%, with a weighted average of 7.4%. Market rate rent per pad per month ranges from $475 to $650, with a weighted average of $545.

The Coastal Acres MHC property is located within the Corpus Christi metropolitan statistical area (“MSA”). According to the September 1, 2025 rent roll, the Coastal Acres MHC property was 92.8% leased with an average rent of $552 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 89.5% and are leased at $425-$625 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Coastal Acres community was $1,231 per month compared to $1,999 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,411 per month to rent a two-bedroom apartment. According to the appraisal, there are no manufactured housing communities (“MHCs”) planned, proposed or under construction in the immediate area that are competitive to the Coastal Acres MHC property.

The Country Way Village MHC property is located in proximity to the Austin MSA. According to the September 1, 2025 rent roll, the Country Way Village MHC property was 85.8% leased with an average rent of $449 per pad per month (the appraisal’s market rent conclusion is $500 per pad per month). The appraisal’s comparable properties have a weighted average occupancy of 94.6% and are leased at $400–$925 per pad per month, with an average of $602 per pad. The appraisal also included an affordability analysis within a 5-mile radius, which concluded that the total monthly cost of owning a home at the Country Way Village community was $1,587 per month, compared to $2,833 per month to own a single-family home (ranging from two-bedroom, one-bathroom to four-bedroom, two-bathroom) and $1,483 per month to rent a two-bedroom apartment. According to the appraisal, there are no MHCs planned, proposed, or under construction in the immediate area that are competitive to the Country Way Village MHC property.

The Ashland MHC property is located within the Houston MSA. According to the September 1, 2025 rent roll, the Ashland MHC property was 95.2% leased with an average rent of $620 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 97.4% and are leased at $395-$635 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Ashland community was $1,467 per month compared to $1,933 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,337 per month to rent a two-bedroom apartment. According to the appraisal, there are no MHCs planned, proposed or under construction in the immediate area that are competitive to the Ashland MHC property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Manufactured Housing – Manufactured Housing	Loan #8	Cut-off Date Balance:	$26,050,000
Various	Fitts MHC Portfolio	Cut-off Date LTV:	66.6%
Various, TX Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The Coastal Oaks MHC property is located within the Corpus Christi MSA. According to the September 1, 2025 rent roll, the Coastal Oaks MHC property was 83.1% leased with an average rent of $508 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 89.5% and are leased at $425-$625 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Coastal Oaks community was $1,166 per month compared to $2,623 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,253 per month to rent a two-bedroom apartment. According to the appraisal, there are no MHCs planned, proposed or under construction in the immediate area that are competitive to the Coastal Oaks MHC property.

The Country Aire MHC property is located in proximity to the Houston MSA. According to the September 1, 2025 rent roll, the Country Aire MHC property was 91.3% leased with an average rent of $450 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 90.4% and are leased at $380-$980 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Country Aire community was $1,131 per month compared to $1,900 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,724 per month to rent a two-bedroom apartment. According to the appraisal, there are no MHCs planned, proposed or under construction in the immediate area that are competitive to the Country Aire MHC property.

The Woodland Hills MHC property is located within the Houston MSA. According to the September 1, 2025 rent roll, the Woodland Hills MHC property was 97.5% leased with an average rent of $560 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 97.8% and are leased at $680-$850 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Woodland Hills community was $1,662 per month compared to $2,910 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,776 per month to rent a two-bedroom apartment. According to the appraisal, there are no MHCs planned, proposed or under construction in the immediate area that are competitive to the Woodland Hills MHC property.

Appraisal. According to the appraisals dated between August 5, 2025 and August 11, 2025, the Fitts MHC Portfolio Properties had an aggregate “As-is” appraised value of $39,100,000.

Environmental Matters. According to the Phase I environmental site assessments dated between August 1, 2025 and August 18, 2025, there was no evidence of any recognized environmental conditions at the Fitts MHC Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fitts MHC Portfolio Properties:

Cash Flow Analysis
	2023	2024	TTM 8/31/2025	UW	UW Per Pad
Gross Potential Rent(1)	$2,721,475	$2,925,913	$3,027,581	$3,380,221	$6,214
Reimbursements	$358,857	$413,023	$429,558	$425,171	$782
Other Income	$105,323	$84,891	$89,334	$89,334	$164
(Vacancy / Credit Loss)	($54,610)	($36,236)	($29,182)	($362,390)	($666)
Effective Gross Income	$3,131,045	$3,387,591	$3,517,291	$3,532,336	$6,493

Real Estate Taxes	$150,289	$162,177	$164,233	$151,424	$278
Insurance	$103,519	$83,543	$97,589	$186,903	$344
Other Operating Expenses	$862,232	$954,575	$957,905	$1,079,532	$1,984
Total Operating Expenses	$1,116,041	$1,200,296	$1,219,727	$1,417,859	$2,606

Net Operating Income	$2,015,004	$2,187,296	$2,297,563	$2,114,477	$3,887
Replacement Reserves	$0	$0	$0	$30,400	$56
TI/LC	$0	$0	$0	$0	$0
Net Cash Flow	$2,015,004	$2,187,296	$2,297,563	$2,084,077	$3,831

Occupancy (%)(2)(3)	93.0%	92.0%	90.3%	89.3%
NOI DSCR	1.27x	1.37x	1.44x	1.33x
NCF DSCR	1.27x	1.37x	1.44x	1.31x
NOI Debt Yield	7.7%	8.4%	8.8%	8.1%
NCF Debt Yield	7.7%	8.4%	8.8%	8.0%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated September 1, 2025.
(2)	TTM 8/31/2025 Occupancy is based on the borrower rent rolls dated September 1, 2025.
(3)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $163,505 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual tax payments (which currently equates to $16,350 monthly).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Manufactured Housing – Manufactured Housing	Loan #8	Cut-off Date Balance:	$26,050,000
Various	Fitts MHC Portfolio	Cut-off Date LTV:	66.6%
Various, TX Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Insurance Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $32,085 into a reserve for insurance premiums. In addition, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual insurance premiums (which currently equates to $16,042 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Deferred Maintenance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $37,750 into a reserve for deferred maintenance.

Replacement Reserve – The borrower is required to deposit into a capital expenditures reserve, on a monthly basis, an amount equal to approximately $2,533.

Lockbox / Cash Management. The Fitts MHC Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish and maintain a lockbox account for the benefit of the lender, and, from and after the first occurrence of a Cash Sweep Event Period, to deposit all rents received by the borrower into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender may establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event Period, the lender will have the right, at its option, to direct the lockbox account bank to disburse all available funds then and thereafter on deposit in the lockbox account to the cash management account. Provided no event of default is continuing under the Fitts MHC Portfolio Mortgage Loan, funds on deposit in the cash management account are required to be applied, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Fitts MHC Portfolio Mortgage Loan, (iii) to fund the required monthly deposit into the replacement reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the Fitts MHC Portfolio Mortgage Loan during the continuance of a Cash Sweep Event Period.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under the Fitts MHC Portfolio Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of the Fitts MHC Portfolio Mortgage Loan being less than 1.15x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters. In the event that the debt service coverage ratio is above 1.00x but below 1.15x, the borrower may avoid a Cash Sweep Event Period by delivering to the lender cash or a letter of credit in an amount which, if applied to the outstanding balance of the Fitts MHC Portfolio Mortgage Loan, would cause the debt service coverage ratio for the immediately preceding calendar quarter to be 1.15x.

Release of Property. The borrower has the right at any time on and after November 1, 2027 and prior to the monthly payment date in May 2030 to obtain the release of any one or more of the individual Fitts MHC Portfolio Properties, upon prepayment of a release price equal to the greater of (x) 115% of the allocated loan amount of the property or properties being released and (y) 75% of the net sales proceeds of such property or properties, together with a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, upon satisfaction of certain conditions, including but not limited to (i) after giving effect to the partial release, the debt yield of the remaining Fitts MHC Portfolio Properties is not less than the greater of (x) the debt yield immediately prior to the release and (y) 8.00%, (ii) after giving effect to the partial release, the debt service coverage ratio of the remaining Fitts MHC Portfolio Properties is not less than the greater of (x) the debt service coverage ratio immediately prior to the release and (y) 1.31x, and (iii) compliance with REMIC related conditions.

Letter of Credit. The borrower has the right to deliver a letter of credit in lieu of any cash deposit into any reserve fund, provided that the aggregate amount of such letters of credit may not exceed 10% of the outstanding principal balance of the Fitts MHC Portfolio Mortgage Loan.

Terrorism Insurance.  The Fitts MHC Portfolio Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the Fitts MHC Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to six months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

Riverwalk Vista
100 Bryton Trace
Columbia, SC 29210
COLUMBIA
St. Andrews
Seven Oaks
Denny Terrace
RICHLAND COUNTY
LEXINGTON COUNTY
Barony
Greenview
Earlewood
Ravenwood
Saluda Gardens
West Columbia
Oak Grove
Brookwood
Cayce
Springdale
Five Points
Olympia - Granby
DOWNTOWN COLUMBIA
Columbia International University
North Columbia Square
Columbia College
Intersection Center
Dutch Square Center
Boozer Shopping Center
Broad River Shopping Center
BROAD RIVER BRIDGE
Park Central Business Center
Prisma Health Richland Hospital
Earlewood Park
Providence Health Hospital
Benedict College
Allen University
Governor's Mansion
Prisma Health Baptist Hospital
Columbia Marionette Theatre
Riverbanks Zoo & Garden
Lexington Medical Center
SC State Museum
EdVenture
SC State House
Koger Center for the Arts
University of South Carolina
Colonial Life Arena
Carolina Coliseum
12th Street Plaza
Parkland Plaza
Danwood Shopping Center
Shoppers Plaza
West End Square
Granby Village
Granby Park
South Carolina State Fair
Williams-Brice Stadium
Gamecock Park
South Carolina Military Museum
CMC Steel South Carolina
Broad River
Saluda River
Congaree River
Broad River Rd
Monticello Rd
Fairfield Rd
Farrow Rd
N. Main St
Duke Ave
Colonial Dr
Elmwood Ave
Calhoun St
Bull St
Barnwell St
Assembly St
Taylor St
Hampton St
Huger St
Greene St
Gervais St
Blossom St
S. Saluda Ave
Rosewood Dr
Bluff Rd
Sunset Blvd
Jarvis Klapman Blvd
Augusta Rd
D Ave
12th St
9th St
State St
Holland Ave
Platt Springs Rd
TN
Asheville
Hickory
Cary
RALEIGH
Concord
Gastonia
NORTH CAROLINA
CHARLOTTE
Fort Mill
FAYETTEVILLE
Greer
Spartanburg
Greenville
Rock Hill
Union
Clemson
Laurinburg
Anderson
SOUTH CAROLINA
Greenwood
Irmo
Florence
Athens
Lexington
COLUMBIA
Sumter
North Myrtle Beach
Conway
Myrtle Beach
North Augusta
Orangeburg
AUGUSTA
Moncks Corner
Milledgeville
GEORGIA
North Charleston
CHARLESTON
Dublin
Statesboro
Beaufort
Vidalia
Hilton Head Island
Atlantic Ocean
Hinesville
SAVANNAH

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Mortgage Loan No. 9 – Riverwalk Vista

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):		NR/NR/NR		Location:	Columbia, SC 29210
Original Balance:		$26,000,000		General Property Type:	Multifamily
Cut-off Date Balance:		$26,000,000		Detailed Property Type:	Garden
% of Initial Pool Balance:		3.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1986/2020-2021
Borrower Sponsors:		Joseph Jemal and Norman Jemal		Size:	237 Units
Guarantors:		Joseph Jemal and Norman Jemal		Cut-off Date Balance per Unit:	$109,705
Mortgage Rate:		6.1100%		Maturity Date Balance per Unit:	$109,705
Note Date:		8/5/2025		Property Manager:	ICER Management LLC
Maturity Date:		8/6/2030			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$2,424,873
IO Period:		60 months		UW NCF:	$2,365,623
Seasoning:		3 months		UW NOI Debt Yield:	9.3%
Prepayment Provisions:		L(27),D(27),O(6)		UW NCF Debt Yield:	9.1%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity:	9.3%
Additional Debt Type:		NAP		UW NCF DSCR:	1.47x
Additional Debt Balance:		NAP		Most Recent NOI(2):	$2,377,898 (6/30/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(2):	$1,922,162 (12/31/2024)
				3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy:	94.9% (7/22/2025)
Reserves(1)				2nd Most Recent Occupancy(2):	90.7% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAV
RE Taxes:	$0	$0	NAP	Appraised Value (as of):	$38,300,000 (7/10/2025)
Insurance:	$113,241	$12,199	NAP	Appraised Value per Unit:	$161,603
Replacement Reserve:	$0	$4,938	NAP	Cut-off Date LTV Ratio:	67.9%
Deferred Maintenance:	$212,760	$0	NAP	Maturity Date LTV Ratio:	67.9%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,000,000	100.0%	Loan Payoff:	$23,096,493	88.8%
			Return of Equity:	$1,954,774	7.5%
			Closing Costs:	$622,731	2.4%
			Reserves:	$326,001	1.3%
Total Sources:	$26,000,000	100.0%	Total Uses:	$26,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements
(2)	The borrower sponsors acquired the Riverwalk Vista Property (as defined below) in December 2021 and commenced an extensive renovation at a total cost of approximately $4.9 million, subsequently increasing occupancy from 85.7% in October 2021 to 94.9% as of July 2025 while also increasing rents from approximately $808 per unit to approximately $1,081 per unit in the same timeframe. During the renovation period, historical NOI and occupancy was not available. Additionally, 2nd Most Recent NOI is lower than Most Recent NOI due to the increase in occupancy and rents at the Riverwalk Vista Property following renovation and stabilization.

The Mortgage Loan. The ninth largest mortgage loan (the “Riverwalk Vista Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $26,000,000 and secured by a first priority fee mortgage on a 237-unit garden-style multifamily property located in Columbia, South Carolina (the “Riverwalk Vista Property”). The proceeds of the Riverwalk Vista Mortgage Loan were used to refinance a prior loan encumbering the Riverwalk Vista Property, return equity to the borrower sponsors, pay closing costs and fund reserves.

The Borrower and the Borrower Sponsors. The borrower is ICER of Riverwalk Vista LLC (the “Riverwalk Vista Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with one independent director.

The borrower sponsors and nonrecourse carve-out guarantors for the Riverwalk Vista Mortgage Loan are Joseph Jemal and Norman Jemal. Joseph Jemal and Norman Jemal are the President and Chief Executive Officer, respectively, of ICER Properties, a family-owned real estate company that focuses on multifamily, retail and office properties. ICER Properties has a portfolio of approximately 2,700 residential units in New York, Georgia and South Carolina. Additionally, ICER Properties and its affiliates own over 400,000 SF of commercial space in New York and New Jersey. The borrower sponsors acquired the Riverwalk Vista Property in December 2021 for $21.55 million and have a total cost basis of approximately $31.63 million.

The Property. The Riverwalk Vista Property is comprised of 237 units (81 one-bedroom and 156 two-bedroom units) and was 94.9% occupied as of July 22, 2025. The 17.42-acre parcel is improved with 12 three-story apartment buildings. The improvements are of wood-frame construction. The Riverwalk Vista Property features one- and two-bedroom layouts ranging in size from 700 to 1,200 SF. Average in-place rents range from $934 to $1,185 per month with a weighted average in-place rent of $1,081 and an average unit size of 1,010 SF. Community amenities include a laundry facility, an outdoor pool, tennis courts, fitness center, dog park and 415 surface parking spaces. Unit features include modern kitchens with updated cabinetry and countertops,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

stainless steel appliances, gooseneck faucets, refrigerators, washer/dryer hookups, plank-style flooring and balconies on select units. The borrower sponsors acquired the Riverwalk Vista Apartments Property in December 2021 for a purchase price of $21.55 million. Since acquisition, the borrower sponsors have spent approximately $4.91 million on capital improvements, which included unit upgrades, HVAC, roof improvements, retaining wall work, landscaping, exterior capital expenditures, plumbing improvements, pool improvements and asphalt/paving upgrades.

In addition to the renovation, the borrower sponsors also secured a perpetual tax exemption under South Carolina’s housing code pursuant to which the Riverwalk Vista Property is fully exempt from taxes, so long as the borrower complies with certain ownership requirements, including, but not limited to, a nonprofit housing corporation, or solely-owned instrumentality of the nonprofit housing corporation, has ownership interest in the Riverwalk Vista Property, and affordable housing requirements for a designated allotment of the 237 total units. This reduced the annual tax burden from approximately $394,000 in 2023 to $0 in 2024. According to the appraisal, the estimated unabated taxes at the current assessed value or in a sale scenario would be equal to $430,794 and $601,324, respectively..

Under the perpetual tax exemption and in-place land use restriction, the borrower is required to set aside 75% of the units at the Riverwalk Vista Property for qualified tenants based on income levels. The borrower has allocated 179 units (75.5% of the unit count) for households earning no more than 80% of area median income (“AMI”). Within these units, 96 units are allocated to households earning no more than 60% of AMI in order to meet the requirements under the perpetual tax exemption and land use restriction. According to the U.S. Department of Housing and Urban Development (“HUD”), the 2025 maximum achievable rents for 60% AMI one-bedroom, 60% AMI two-bedroom, 80% AMI one-bedroom and 80% AMI two-bedroom units within Richland county are $1,113, $1,391, $1,484 and $1,854, respectively. If the perpetual tax exemption is terminated, modified, eliminated and repealed, whether by the borrower’s non-compliance or future changes to tax law, the Riverwalk Vista Loan will become fully recourse to the borrower sponsors. Provided no event of default exists, upon the lender’s receipt of satisfactory evidence that the Riverwalk Vista Property has achieved a debt yield equal to or greater than 9.1% on full market taxes, the foregoing full recourse obligations of the borrower sponsors will be terminated.

The following table presents detailed information with respect to the units at the Riverwalk Vista Property:

Riverwalk Vista Summary
Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	13	5.5%	13	100.0%	700	$940	$1.34	$950	$1.36
1 BR / 1 BA – 60% AMI	24	10.1%	23	95.8%	700	$934	$1.33	$950	$1.36
1 BR / 1 BA – 80% AMI	11	4.6%	10	90.9%	700	$952	$1.36	$950	$1.36
1 BR / 1 BA	13	5.5%	12	92.3%	800	$995	$1.24	$1,005	$1.26
1 BR / 1 BA – 60% AMI	9	3.8%	9	100.0%	800	$1,014	$1.27	$1,005	$1.26
1 BR / 1 BA – 80% AMI	11	4.6%	9	81.8%	800	$995	$1.24	$1,005	$1.26
2 BR / 2 BA	17	7.2%	14	82.4%	1,100	$1,117	$1.02	$1,125	$1.02
2 BR / 2 BA – 60% AMI	23	9.7%	23	100.0%	1,100	$1,130	$1.03	$1,125	$1.02
2 BR / 2 BA – 80% AMI	38	16.0%	38	100.0%	1,100	$1,096	$1.00	$1,125	$1.02
2 BR / 2 BA	15	6.3%	14	93.3%	1,200	$1,133	$0.94	$1,175	$0.98
2 BR / 2 BA – 60% AMI	40	16.9%	38	95.0%	1,200	$1,185	$0.99	$1,175	$0.98
2 BR / 2 BA – 80% AMI	23	9.7%	22	95.7%	1,200	$1,173	$0.98	$1,175	$0.98
Total/Wtd. Avg.	237	100.0%	225	94.9%	1,010	$1,081	$1.10	$1,089	$1.11

(1)	Based on the borrower rent roll dated July 22, 2025.
(2)	Based on the appraisal.

The Market. The Riverwalk Vista Property is located at 100 Bryton Trace in Columbia, South Carolina. According to the appraisal, Columbia is at the center of one of the fastest growing metropolitan areas in the southeast. The city is home to the nation’s largest army training facility, six universities and the state government. The economy of Columbia includes the utilities, logistics, technology, healthcare and manufacturing industries. Nationally ranked among the top five cities for its highway connectivity, Columbia is the only city in the southeast region that has direct access to Interstates 20, 26 and 77. The city is home to two airports and the University of South Carolina’s main campus. Top employers in the city include Westinghouse Electric, Lexington County School District and the South Carolina Department of Corrections. Retail presence consists of restaurants, shopping centers, big-box stores and locally owned businesses. According to the appraisal, the Riverwalk Vista Property is located in the Dutch Fork multifamily submarket. According to the appraisal, the Dutch Fork multifamily submarket has a vacancy rate of 5.5% and average asking rents of $1,291 per unit as of the first quarter of 2025. Within a one-, three- and five-mile radius of the Riverwalk Vista property, the estimated 2024 population is 7,449, 61,656 and 158,724, respectively. Within the same radii, the estimated 2024 average household income is $65,295, $72,828 and $76,184, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to comparable multifamily rental properties to the Riverwalk Vista Property:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Rent per SF	Average Rent per Unit
Riverwalk Vista(1) 100 Bryton Trace Columbia, SC	1986 / 2020-2021	94.9%	237	1BR / 1BA 1BR / 1BA 60% AMI 1BR / 1BA 80% AMI 1BR / 1BA 1BR / 1BA 60% AMI 1BR / 1BA 80% AMI 2BR / 2BA 2BR / 2BA 60% AMI 2BR / 2BA 80% AMI 2BR / 2BA 2BR / 2BA 60% AMI 2BR / 2BA 80% AMI	700 700 700 800 800 800 1,100 1,100 1,100 1,200 1,200 1,200	$1.34 $1.33 $1.36 $1.24 $1.27 $1.24 $1.02 $1.02 $1.03 $0.94 $0.99 $0.98	$940 $934 $952 $995 $1,014 $995 $1,117 $1,130 $1,096 $1,133 $1,185 $1,173
Landmark Pine Court 3900 Bentley Drive Columbia, SC	1989 / NAP	97.7%	316	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	632 750 850 980 1,114	$1.36 $1.18 $1.10 $1.16 $1.12	$860 $885 $938 $1,133 $1,249
Boulder Creek 1000 Bentley Court Columbia, SC	1990 / NAP	96.7%	272	1BR / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA	542 773 1,070 1,266	$1.65 $1.31 $1.06 $1.10	$895 $1,010 $1,129 $1,395
Broad River Trace 551 Riverhill Circle Columbia, SC	1998 / NAP	94.5%	240	1BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	882 1,132 1,154 1,295	$1.46 $1.14 $1.17 $1.24	$1,289 $1,288 $1,345 $1,603
Reserve at Riverwalk 4501 Bentley Drive Columbia, SC	1992 / NAP	92.7%	220	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	642 774 927 1,066 1,082 1,250	$1.59 $1.65 $1.46 $1.31 $1.32 $1.24	$1,018 $1,275 $1,350 $1,400 $1,425 $1,550
Acasa Prosper Fairways 1800 Longcreek Drive Columbia, SC	1985 / NAP	80.0%	419	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA 3BR / 2BA 4BR / 2BA	672 678 912 918 1,115 1,300 1,500	$1.34 $1.33 $1.15 $1.20 $1.03 $0.88 $0.83	$900 $900 $1,050 $1,100 $1,150 $1,150 $1,250
Cypress Run Apartments 3430 Broad River Road Columbia, SC	1997 / NAP	97.5%	204	Studio 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	331 551 882 882 1,100	$2.48 $1.61 $1.22 $1.24 $1.17	$820 $885 $1,075 $1,095 $1,290

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 22, 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value of $38,300,000 as of July 10, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated July 25, 2025, there was no evidence of any recognized environmental conditions at the Riverwalk Vista Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverwalk Vista Property.

Cash Flow Analysis(1)
	2024(1)	6/30/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$2,890,272	$2,897,571	$3,067,008	$12,941
Other Income	$467,883	$500,193	$500,193	$2,111
Vacancy and Concessions	($688,376)	($246,887)	($363,181)	($1,532)
Effective Gross Income	$2,669,778	$3,150,877	$3,204,020	$13,519

Taxes(2)	$0	$0	$0	$0
Insurance	$125,519	$141,809	$146,383	$618
Other Operating Expenses	$622,097	$631,170	$632,764	$2,670
Total Operating Expenses	$747,616	$772,979	$779,147	$3,288

Net Operating Income	$1,922,162	$2,377,898	$2,424,873	$10,232
TI/LC	$0	$0	$0	$0
Capital Expenditures	$0	$0	$59,250	$250
Net Cash Flow	$1,922,162	$2,377,898	$2,365,623	$9,982

Occupancy %(3)	90.7%	94.9%	88.2%
NOI DSCR	1.19x	1.48x	1.51x
NCF DSCR	1.19x	1.48x	1.47x
NOI Debt Yield	7.4%	9.1%	9.3%
NCF Debt Yield	7.4%	9.1%	9.1%

(1)	The borrower sponsors acquired the Riverwalk Vista Property in December 2021 and commenced an extensive renovation at a total cost of approximately $4.9 million, subsequently increasing occupancy from 85.7% in October 2021 to 94.9% as of July 2025 while also increasing rents from approximately $808 per unit to approximately $1,081 per unit in the same timeframe. During the renovation period, historical NOI and occupancy is not available. Additionally, 2024 operating history is lower than 6/30/2025 TTM due to the increase in occupancy and rents at the Riverwalk Vista Property following renovation and stabilization.
(2)	The borrower sponsors secured a perpetual tax exemption under South Carolina’s housing code pursuant to which the Riverwalk Vista Property is fully exempt from taxes, so long as the borrower complies with certain ownership requirements, including, but not limited to, a nonprofit housing corporation, or solely-owned instrumentality of the nonprofit housing corporation, has ownership interest in the Riverwalk Vista Property, and affordable housing requirements for a designated allotment of the 237 total units as further described in “The Property” above. This reduced the annual tax burden from approximately $394,000 in 2023 to $0 in 2024. According to the appraisal, the estimated unabated taxes at the current assessed value or in a sale scenario would be equal to $430,794 and $601,324, respectively.
(3)	Represents occupancy as of December 31 of each respective year. 6/30/2025 TTM Occupancy % reflects occupancy as of July 22, 2025. UW Occupancy % is equal to underwritten economic occupancy.

Escrows and Reserves.

The borrower deposited at origination (i) $113,241 for insurance and (ii) $212,760 for deferred maintenance.

Real Estate Taxes - The Riverwalk Vista Mortgage Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $0). The borrower benefits from a perpetual tax exemption.

Insurance - The Riverwalk Vista Mortgage Loan documents provide for an ongoing monthly insurance reserve in an amount equal to 1/12th of the annual estimated insurance premiums (initially $12,199).

Replacement Reserve - The Riverwalk Vista Mortgage Loan documents provide for ongoing monthly reserves for capital expenditures for the Riverwalk Vista Property in an amount equal to $4,938.

Lockbox and Cash Management. The Riverwalk Vista Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Sweep Event (as defined below), the borrower is required to establish a restricted account for the benefit of the lender (the “Clearing Account”). The borrower is required to maintain the Clearing Account for the term of the Riverwalk Vista Mortgage Loan and required to cause all rents to be transmitted by tenants directly into the Clearing Account during a Sweep Event. Following the occurrence and during the continuance of a Sweep Event, all sums on deposit in the Clearing Account are required to be transferred on a daily basis to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly debt service, reserve payments and operating expenses required under the Riverwalk Vista Mortgage Loan documents are required to be made and (i) absent the existence of a Sweep Event, any remaining amounts on deposit in the Cash Management Account, are required to be disbursed to the borrower and (ii) during the existence of a Sweep Event, any excess cash is required to be held by the lender as additional security for the Riverwalk Vista Mortgage Loan.

A “Sweep Event” will commence upon the earlier of:

(i) the occurrence of an event of default under the Riverwalk Vista Mortgage Loan, and will continue until the cure (if applicable) of the event of default,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$26,000,000
100 Bryton Trace	Riverwalk Vista	Cut-off Date LTV:	67.9%
Columbia, SC 29210		U/W NCF DSCR:	1.47x
		U/W NOI Debt Yield:	9.3%

(ii) the debt service coverage ratio of the Riverwalk Vista Mortgage Loan, calculated based on the trailing 12 calendar months, being less than 1.15x, and will continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.20x,

(iii) the Riverwalk Vista Property is no longer entitled to the tax exemption, and will continue until the lender receives satisfactory evidence the Riverwalk Vista Property is then entitled to the tax exemption, or

(iv) commencing on or after the payment date in August 2029, the debt yield on the Riverwalk Vista Mortgage Loan, calculated based on the trailing 12 calendar months, being less than 9.0%, and will continue until the Riverwalk Vista Mortgage Loan is repaid in full.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Riverwalk Vista Property and business interruption insurance for 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

George Bush Intctl. Airport 26 miles
CITY CENTRE
Memorial City
Memorial Dr
N. Kirkwood Rd
Lakeside CC
Buffalo Bayou
Sam Houston Tollway
Eldridge Pkwy
Dairy Ashford Rd
Briar Forest Dr
Briarforest
Westheimer Rd
Westheimer Commons
Phillips 66 Corporate Campus
Houston Comm. College - Alief Hayes Campus
Westchase Shopping Center
Market Square at Eldridge
HCA Houston Healthcare West
Cameron LNG Headquarters
Royal Oaks CC
Westpark Dr
Westchase
Gessner Rd
Westpark Tollway
Harwin Outlet Mall
Hillcroft Shopping Center
Downtown Houston 9 miles
Gulfton
CGG
Sharpstown ParkCC
Santa Fe Shopping Center
Universal Shopping Center
Wilcrest Dr
Emerson
Sterling Plaza
PlazAmericas
Synott Rd
Bellaire Blvd
Hillcroft St
Hong Kong City Mall
Sharpstown
Southwest Frwy
HARRIS COUNTY
Houston Baptist University
Beechcrest Shopping Center
Greatland Center
Bissonnet St
Bellaire
Beechnut St
Memorial Hermann Southwest Hospital
Southway Shopping Center
Beckford Place
Ashfordbrook Shopping Center
HOUSTON
Westwood CC
Braeburn
Chimney Rock Rd
Southwest Corporate Center
BraeBurn CC
Braeswood Blvd
Alief
Brooklet Business Park
Westwood
Willowbend Blvd
Bellfort Ave
Kirkwood Rd
Fondren Southwest Village Mall
Bellfort St
Southwest Houston
Amazon Distribution Center
Meadows Place
Men's Warehouse Distribution Ctr.
Gessner Rd
Fondren Rd
Sugar Land
Sugar Land Business Park
Sugar Park Plaza
Airport Blvd
Fountains on the Lake
Stafford
FORT BEND COUNTY
Houston Community College - Stafford
Gessner Rd
Stafford DeWalt Rd
S. Main St
Stafford Center
Fondren Gardens
SugarCreek Village
Missouri City
Fort Bend Pkwy
Amazon Distribution Center
Buffalo Run
Montgomery
Conroe
The Woodlands
Spring
Atascocita
Katy
HOUSTON
Channelview
Baytown
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Rosenberg
LRW Houston Multifamily Portfolio
1 Rama Apartments Houston, TX
2 Whispering Oaks Apartments Houston, TX
3 Leawood Plaza Apartments Houston, TX

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Mortgage Loan No. 10 – LRW Houston Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/KBRA):		NR/NR/NR		Location:	Houston, TX Various
Original Balance:		$25,650,000		General Property Type:	Multifamily
Cut-off Date Balance:		$25,650,000		Detailed Property Type:	Garden
% of Initial Pool Balance:		3.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Borrower Sponsor:		Gary W. Gates, Jr.		Size:	492 Units
Guarantor:		Gary W. Gates, Jr.		Cut-off Date Balance per Unit:	$52,134
Mortgage Rate:		6.6750%		Maturity Date Balance per Unit:	$52,134
Note Date:		8/5/2025		Property Manager:	Gatesco, Inc.
Maturity Date:		8/6/2030			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$2,509,370
IO Period:		60 months		UW NCF:	$2,386,370
Seasoning:		3 months		UW NOI Debt Yield:	9.8%
Prepayment Provisions:		L(24),YM1(31),O(5)		UW NCF Debt Yield:	9.3%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity:	9.8%
Additional Debt Type:		NAP		UW NCF DSCR:	1.37x
Additional Debt Balance:		NAP		Most Recent NOI:	$2,512,780 (6/30/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$2,472,381 (12/31/2024)
				3rd Most Recent NOI:	$2,441,653 (12/31/2023)
				Most Recent Occupancy:	93.7% (7/30/2025)
Reserves(1)				2nd Most Recent Occupancy:	96.4% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	97.0% (12/31/2023)
RE Taxes:	$439,748	$54,968	NAP	Appraised Value (as of):	$39,600,000 (7/1/2025)
Insurance:	$98,807	$17,696	NAP	Appraised Value per Unit:	$80,488
Replacement Reserve:	$0	$20,500	NAP	Cut-off Date LTV Ratio:	64.8%
Deferred Maintenance:	$355,206	$0	NAP	Maturity Date LTV Ratio:	64.8%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,650,000	100.0%	Loan Payoff:	$16,845,159	65.7%
			Return of Equity:	$6,048,493	23.6%
			Closing Costs:	$1,862,587	7.3%
			Reserves:	$893,761	3.5%
Total Sources:	$25,650,000	100.0%	Total Uses:	$25,650,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “LRW Houston Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $25,650,000 and secured by a first priority fee mortgage on three multifamily properties totaling 492 units located in Houston, Texas (collectively, the “LRW Houston Multifamily Portfolio Properties”). The proceeds of the LRW Houston Multifamily Portfolio Mortgage Loan were used to refinance prior loans encumbering the LRW Houston Multifamily Portfolio Properties, return equity to the borrower sponsor, pay closing costs and fund reserves.

The Borrowers and the Borrower Sponsor. The borrowers are APT Leawood Plaza, LLC, APTRA, LLC and APT Whispering Oaks, LLC (collectively, the “LRW Houston Multifamily Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with one independent director.

The borrower sponsor and nonrecourse carve-out guarantor for the LRW Houston Multifamily Portfolio Mortgage Loan is Gary W. Gates, Jr. The borrower sponsor has extensive commercial real estate experience in the management of multifamily properties throughout Texas. Mr. Gates currently owns and manages 47 multifamily properties totaling approximately 10,000 units throughout the greater Houston area. The borrower sponsor acquired the LRW Houston Multifamily Portfolio Properties between 1986 and 2017 and has a total cost basis of approximately $23.47 million.

The Properties. The LRW Houston Multifamily Portfolio Properties are comprised of three multifamily properties located in Houston, Texas, collectively totaling 492 units with a weighted average occupancy of 93.7% as of July 30, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

The following table presents detailed information with respect to each of the LRW Houston Multifamily Portfolio Properties:

LRW Houston Multifamily Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	Units	Allocated Loan Amount (“ALA”)(1)	% of ALA(1)	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Rama Apartments 9290 Woodfair Drive Houston, TX	Multifamily	1978 / 2021	232	$12,177,273	47.5%	$18,800,000	47.5%	$1,204,849	48.0%
Whispering Oaks Apartments 10010 Greenfork Drive Houston, TX	Multifamily	1978 / 2015	180	$9,392,045	36.6%	$14,500,000	36.6%	$900,520	35.9%
Leawood Plaza Apartments 11402 Beechnut Street Houston, TX	Multifamily	1974 / 2012	80	$4,080,682	15.9%	$6,300,000	15.9%	$404,001	16.1%
Total			492	$25,650,000	100.0%	$39,600,000	100.0%	$2,509,370	100.0%
(1)	Allocated Loan Amounts are based on appraised values. The LRW Houston Multifamily Portfolio Mortgage Loan documents do not permit partial releases.

Rama Apartments (232 Units, 47.5% ALA). The Rama Apartments property is comprised of 232 units (192 one-bedroom and 40 two-bedroom units). The 6.78-acre parcel is improved with 24 two-story apartment buildings. The improvements are of wood-frame construction. The Rama Apartments property features one and two-bedroom layouts ranging in size from 531 to 1,176 SF. Average in-place rents range from $595 to $1,044 per month with an average in-place rent of $793 and an average unit size of 734 SF. Community amenities include a courtyard, surface parking and perimeter gate. Unit features include air conditioning, balcony/patio, ceiling fans and ceramic tile flooring. The borrower sponsor acquired the Rama Apartments property in December 2017 for a purchase price of $8.964 million. Since December 2017, the borrower sponsor has spent approximately $7.25 million on capital improvements, which included unit upgrades, roof replacement, ceramic tiling, plumbing and electrical repairs, new HVAC units, parking lot replacements and new appliances.

The following table presents detailed information with respect to the units at the Rama Apartments property:

Rama Apartments Summary
Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	26	11.2%	26	100.0%	531	$724	$1.36	$705	$1.33
1 BR / 1 BA	20	8.6%	18	90.0%	570	$665	$1.17	$710	$1.25
1 BR / 1 BA	22	9.5%	21	95.5%	625	$680	$1.09	$730	$1.17
1 BR / 1 BA	4	1.7%	4	100.0%	650	$595	$0.92	$740	$1.14
1 BR / 1 BA	12	5.2%	12	100.0%	689	$697	$1.01	$760	$1.10
1 BR / 1 BA	38	16.4%	38	100.0%	807	$882	$1.09	$840	$1.04
1 BR / 1.5 BA	52	22.4%	45	86.5%	691	$771	$1.12	$780	$1.13
1 BR / 1.5 BA	18	7.8%	13	72.2%	711	$826	$1.16	$795	$1.12
2 BR / 1.5 BA	8	3.4%	7	87.5%	907	$831	$0.92	$890	$0.98
2 BR / 2 BA	20	8.6%	19	95.0%	984	$938	$0.95	$1,005	$1.02
2 BR / 2.5 BA	12	5.2%	10	83.3%	1,176	$1,044	$0.89	$1,080	$0.92
Total/Wtd. Avg.	232	100.0%	213	91.8%	734	$793	$1.08	$809	$1.10
(1)	Based on the borrower rent roll dated July 30, 2025.
(2)	Based on the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

Whispering Oaks Apartments (180 Units, 36.6% ALA). The Whispering Oaks Apartments property is comprised of 180 units (140 one-bedroom, 24 two-bedroom and 16 three-bedroom units). The 5.02-acre parcel is improved with 11 two-story apartment buildings. The improvements are constructed with wood frames. The Whispering Oaks Apartments property features one, two and three-bedroom layouts ranging in size from 602 to 1,059 SF. Average in-place rents range from $680 to $1,059 per month with an average in-place rent of $751 and an average unit size of 683 SF. Community amenities include a courtyard, on-site manager, perimeter fence with access gates, laundry facilities and surface parking. Unit features include air conditioning, balcony/patio, ceiling fans and ceramic tile flooring. The borrower sponsor acquired the Whispering Oaks Apartments property in 2013 for a purchase price of approximately $2.3 million. At the time of acquisition, the Whispering Oaks Apartments property was approximately 38% occupied and in need of significant capital expenditures. Since 2013, the borrower sponsor has spent approximately $2.8 million on capital improvements which included unit upgrades, roof repair, plumbing and electrical repairs, parking lot replacements, new appliances and ceramic tile.

The following table presents detailed information with respect to the units at the Whispering Oaks Apartments property:

Whispering Oaks Apartments Summary
Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	88	48.9%	86	97.7%	602	$680	$1.13	$705	$1.17
1 BR / 1 BA	52	28.9%	45	86.5%	644	$696	$1.08	$790	$1.23
2 BR / 1 BA	24	13.3%	24	100.0%	812	$903	$1.11	$900	$1.11
3 BR / 2 BA	16	8.9%	16	100.0%	1,059	$1,059	$1.00	$1,125	$1.06
Total/Wtd. Avg.	180	100.0%	171	95.0%	683	$751	$1.10	$793	$1.16
(1)	Based on the borrower rent roll dated July 30, 2025.
(2)	Based on the appraisal.

Leawood Plaza Apartments (80 Units, 15.9% ALA). The Leawood Plaza Apartments property is comprised of 80 units (44 one-bedroom and 36 two-bedroom units). The 2.05-acre parcel is improved with six two-story apartment buildings. The improvements are of wood-frame construction. The Leawood Plaza Apartments property features one and two-bedroom layouts ranging in size from 663 to 900 SF. Average in-place rents range from $716 to $900 per month with an average in-place rent of $794 and an average unit size of 755 SF. Community amenities include a common laundry, courtyard, dog park, on-site manager, perimeter fence with gated access, playground and a swimming pool. Unit features include air conditioning, balcony/patio, ceiling fans and ceramic tile flooring. The borrower sponsor acquired the Leawood Plaza Apartments property in 1986 for a purchase price of approximately $400,000. Over the last 15 years, the borrower sponsor has spent approximately $1.7 million on capital improvements, which included unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, parking lot replacements, new appliances and ceramic tile.

The following table presents detailed information with respect to the units at the Leawood Plaza Apartments property:

Leawood Plaza Apartments Summary
Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	44	55.0%	43	97.7%	663	$716	$1.08	$705	$1.06
2 BR / 1 BA	16	20.0%	16	100.0%	825	$885	$1.07	$900	$1.09
2 BR / 2 BA	20	25.0%	18	90.0%	900	$900	$1.00	$925	$1.03
Total/Wtd. Avg.	80	100.0%	77	96.3%	755	$794	$1.05	$799	$1.06
(1)	Based on the borrower rent roll dated July 30, 2025.
(2)	Based on the appraisal.

The Markets. The Rama Apartments property is located at 9290 Woodfair Drive, approximately 14 miles southwest of downtown Houston. According to the appraisal, the Rama Apartments property is located in the Sharpstown/Westwood multifamily submarket. According to the appraisal, the Sharpstown/Westwood multifamily submarket has a vacancy rate of 7.5% and average asking rents of $1.15 per square foot as of June 2025. Within a one-, three- and five-mile radius of the Rama Apartments property, the estimated 2024 population is 13,583, 64,109 and 161,268, respectively. Within the same radii, the estimated 2024 average household income is $106,267, $93,626 and $93,798, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

The following table presents certain information relating to comparable multifamily rental properties to the Rama Apartments property:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Rent per SF	Average Rent per Unit
Rama Apartments 9290 Woodfair Drive Houston, TX	1978 / 2021	91.8%(1)	232	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1.5BA 1BR / 1.5BA 2BR / 1.5BA 2BR / 2BA 2BR / 2.5BA	531 570 625 650 689 807 691 711 907 984 1,176	$1.36 $1.17 $1.09 $0.92 $1.01 $1.09 $1.12 $1.16 $0.92 $0.95 $0.89	$724 $665 $680 $595 $697 $882 $771 $826 $831 $938 $1,044
Deerfield 10001 Club Creek Drive Houston, TX	1977 / NAP	95.0%	246	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA	543 696 830 969 981	$1.36 $1.16 $1.11 $1.01 $1.02	$740 $805 $925 $980 $1,000
Villa de Cancun 9450 Woodfair Drive Houston, TX	1979 / 2017	98.0%	345	1BR / 1BA 1BR / 1BA 1BR / 1.5BA 2BR / 1BA 2BR / 2BA 2BR / 2.5BA	570 685 711 807 1,005 1,176	$1.40 $1.23 $1.25 $1.23 $1.07 $1.02	$800 $840 $890 $990 $1,075 $1,200
Sanctuary at 9430 9430 Concourse Drive Houston, TX	1973 / NAP	94.0%	293	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1.5BA 1BR / 1BA 1BR / 1.5BA 2BR / 2BA 2BR / 2.5BA	531 570 615 670 689 711 807 907 984 1,176	$1.30 $1.34 $1.27 $1.20 $1.31 $1.21 $1.14 $1.13 $1.14 $1.09	$690 $763 $781 $804 $905 $863 $918 $1,024 $1,120 $1,286
The Athena 10101 Forum Park Drive Houston, TX	1979 / NAP	96.0%	216	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	550 735 837 1,100	$1.25 $1.19 $1.06 $1.07	$688 $873 $889 $1,174
Mar Del Sol 9303 Woodfair Drive Houston, TX	1979 / NAP	96.0%	248	1BR / 1BA 1BR / 1BA 1BR / 1.5BA 2BR / 1BA 2BR / 2BA	650 840 730 840 942	$1.02 $0.98 $1.09 $1.10 $1.02	$660 $825 $799 $925 $960
Casa Grande 9445 Concourse Drive Houston, TX	1979 / 2019	94.0%	268	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	450 550 703 840 981	$1.54 $1.34 $1.12 $1.12 $1.10	$694 $735 $790 $942 $1,078

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 30, 2025.

The Whispering Oaks Apartments property is located at 10010 Greenfork Drive, approximately 15 miles southwest of downtown Houston. According to the appraisal, the Whispering Oaks Apartments property is located in the Sharpstown/Westwood multifamily submarket. According to the appraisal, the Sharpstown/Westwood multifamily submarket has a vacancy rate of 7.5% and average asking rents of $1.15 per square foot as of June 2025. Within a one-, three- and five-mile radius of the Whispering Oaks Apartments property, the estimated 2024 population is 13,583, 64,109 and 161,268, respectively. Within the same radii, the estimated 2024 average household income is $106,267, $93,626 and $93,798, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

The following table presents certain information relating to comparable multifamily rental properties to the Whispering Oaks Apartments property:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Rent per SF	Average Rent per Unit
Whispering Oaks Apartments 10010 Greenfork Drive Houston, TX	1978 / 2015	95.0%(1)	180	1BR / 1BA 1BR / 1BA 2BR / 1BA 3BR / 2BA	602 644 812 1,059	$1.13 $1.08 $1.11 $1.00	$680 $696 $903 $1,059
Claridge Apartments 10027 Spice Lane Houston, TX	1983 / NAP	97.0%	173	2BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2.5BA 3BR / 2BA	960 1,096 1,135 1,235 1,335 1,555 1,485	$1.12 $1.00 $1.00 $1.04 $1.04 $0.90 $1.04	$1,075 $1,095 $1,130 $1,285 $1,385 $1,400 $1,550
Mar Del Sol 9303 Woodfair Drive Houston, TX	1979 / NAP	96.0%	248	1BR / 1BA 1BR / 1BA 1BR / 1.5BA 2BR / 1BA 2BR / 2BA	650 840 730 840 942	$1.02 $0.98 $1.09 $1.10 $1.02	$660 $825 $799 $925 $960
The Athena 10101 Forum Park Drive Houston, TX	1979 / NAP	96.0%	216	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	550 735 837 1,100	$1.25 $1.19 $1.06 $1.07	$688 $873 $889 $1,174
Deerfield 10001 Club Creek Drive Houston, TX	1977 / NAP	95.0%	246	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA	543 696 830 969 981	$1.36 $1.16 $1.11 $1.01 $1.02	$740 $805 $925 $980 $1,000
Sanctuary at 9430 9430 Concourse Drive Houston, TX	1973 / NAP	94.0%	293	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1.5BA 1BR / 1BA 1BR / 1.5BA 2BR / 2BA 2BR / 2.5BA	531 570 615 670 689 711 807 907 984 1,176	$1.30 $1.34 $1.27 $1.20 $1.31 $1.21 $1.14 $1.13 $1.14 $1.09	$690 $763 $781 $804 $905 $863 $918 $1,024 $1,120 $1,286
Villa de Cancun 9450 Woodfair Drive Houston, TX	1979 / 2017	98.0%	345	1BR / 1BA 1BR / 1BA 1BR / 1.5BA 2BR / 1BA 2BR / 2BA 2BR / 2.5BA	570 685 711 807 1,005 1,176	$1.40 $1.23 $1.25 $1.23 $1.07 $1.02	$800 $840 $890 $990 $1,075 $1,200

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 30, 2025.

The Leawood Plaza Apartments property is located at 11402 Beechnut Street, approximately 15 miles southwest of downtown Houston. According to the appraisal, the Leawood Plaza Apartments property is located in the Alief multifamily submarket. According to the appraisal, the Alief multifamily submarket has a vacancy rate of 10.2% and average asking rents of $1.22 per square foot as of May 2025. Within a one-, three- and five-mile radius of the Leawood Plaza Apartments property, the estimated 2024 population is 13,583, 64,109 and 161,268, respectively. Within the same radii, the estimated 2024 average household income is $106,267, $93,626 and $93,798, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

The following table presents certain information relating to comparable multifamily rental properties to the Leawood Plaza Apartments property:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Market Rent per SF	Average Market Rent per Unit
Leawood Plaza Apartments 11402 Beechnut Street Houston, TX	1974 / 2012	96.3%(1)	80	1BR / 1BA 2BR / 1BA 2BR / 2BA	663 825 900	$1.08 $1.07 $1.00	$716 $885 $900
Ashford Casa Bella 10615 Beechnut Street Houston, TX	1979 / NAP	90.0%	266	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	680 800 836 960 1,008 1,008 1,200	$1.18 $1.04 $1.02 $0.96 $0.89 $0.92 $0.96	$799 $829 $855 $925 $899 $925 $1,149
Villa Adora 10534 Beechnut Street Houston, TX	1979 / NAP	97.0%	266	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 1.5BA 2BR / 2BA 2BR / 2.5BA 3BR / 2BA	550 848 877 882 914 914 1,033 1,257 1,267 1,636 1,287	$1.09 $0.98 $0.82 $0.98 $1.15 $1.26 $0.94 $0.91 $0.95 $0.71 $0.89	$600 $830 $715 $860 $1,050 $1,150 $970 $1,150 $1,200 $1,165 $1,140
Sterling Crossing 4503 South Kirkwood Road Houston, TX	1976 / 2019	97.0%	155	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 2BA 2BR / 2BA	676 753 700 1,025 1,050 1,128 1,012 1,099 1,254	$1.41 $1.32 $1.39 $1.14 $1.14 $1.09 $1.26 $1.23 $1.13	$950 $995 $970 $1,165 $1,200 $1,225 $1,280 $1,350 $1,420
The Victorian 9400 Coventry Square Drive Houston, TX	1983 / 2017	93.0%	172	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA	540 665 691 718 816 970 1,000	$1.44 $1.24 $1.24 $1.23 $1.29 $1.19 $1.20	$775 $825 $855 $885 $1,050 $1,155 $1,195
Cantera 10555 Spice Lane Houston, TX	1978 / NAP	94.0%	256	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	722 813 864 865 960 1,152	$1.22 $1.11 $1.13 $1.02 $1.05 $1.17	$882 $902 $972 $882 $1,007 $1,350

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 30, 2025.

Appraisals. The appraisals concluded to an aggregate “as-is” appraised value of $39,600,000 as of July 1, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated July 10, 2025, there was no evidence of any recognized environmental conditions at the LRW Houston Multifamily Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the LRW Houston Multifamily Portfolio Properties.

Cash Flow Analysis
	2022	2023	2024	6/30/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$3,512,749	$3,858,780	$4,213,452	$4,309,038	$4,699,241	$9,551
Other Income	$113,019	$128,321	$97,367	$88,503	$88,503	$180
Vacancy and Concessions	$0	$0	$0	$0	($390,202)	($793)
Effective Gross Income	$3,625,768	$3,987,101	$4,310,819	$4,397,542	$4,397,542	$8,938

Taxes	$369,565	$473,470	$630,660	$630,660	$552,100	$1,122
Insurance	$101,233	$100,932	$120,186	$130,385	$212,355	$432
Other Operating Expenses	$1,046,818	$971,045	$1,087,592	$1,123,717	$1,123,717	$2,284
Total Operating Expenses	$1,517,616	$1,545,448	$1,838,438	$1,884,762	$1,888,172	$3,838

Net Operating Income	$2,108,151	$2,441,653	$2,472,381	$2,512,780	$2,509,370	$5,100
TI/LC	$0	$0	$0	$0	$0	$0
Capital Expenditures	$0	$0	$0	$0	$123,000	$250
Net Cash Flow	$2,108,151	$2,441,653	$2,472,381	$2,512,780	$2,386,370	$4,850

Occupancy %(1)	97.0%	97.0%	96.4%	93.7%	91.7%
NOI DSCR	1.21x	1.41x	1.42x	1.45x	1.45x
NCF DSCR	1.21x	1.41x	1.42x	1.45x	1.37x
NOI Debt Yield	8.2%	9.5%	9.6%	9.8%	9.8%
NCF Debt Yield	8.2%	9.5%	9.6%	9.8%	9.3%

(1)	Represents occupancy as of December 31 of each respective year. 6/30/2025 TTM Occupancy % reflects occupancy as of July 30, 2025. UW Occupancy % is equal to underwritten economic occupancy.

Escrows and Reserves.

The borrowers deposited at origination (i) $439,748 for real estate taxes, (ii) $98,807 for insurance and (iii) $355,206 for deferred maintenance.

Real Estate Taxes - The LRW Houston Multifamily Portfolio Mortgage Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $54,968).

Insurance - The LRW Houston Multifamily Portfolio Mortgage Loan documents provide for an ongoing monthly insurance reserve in an amount equal to 1/12th of the annual estimated insurance premiums (initially $17,696).

Replacement Reserve - The LRW Houston Multifamily Portfolio Mortgage Loan documents provide for ongoing monthly reserves for capital expenditures for the LRW Houston Multifamily Portfolio Properties in an amount equal to $20,500 through the payment date in August 2027. Commencing in September 2027, the borrowers’ required monthly deposit into the recurring replacements reserve will be $10,250.

Lockbox and Cash Management. The LRW Houston Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Sweep Event (as defined below), the borrowers are required to establish a restricted account for the benefit of the lender (the “Clearing Account”). The borrowers are required to maintain the Clearing Account for the term of the LRW Houston Multifamily Portfolio Mortgage Loan and required to cause all rents to be transmitted by tenants directly into the Clearing Account during a Sweep Event. Following the occurrence and during the continuance of a Sweep Event, all sums on deposit in the Clearing Account are required to be transferred on a daily basis to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly debt service, reserve payments and operating expenses required under the LRW Houston Multifamily Portfolio Mortgage Loan documents are required to be made and (i) absent the existence of a Sweep Event, any remaining amounts on deposit in the Cash Management Account, are required to be disbursed to the borrowers and (ii) during the existence of a Sweep Event, any excess cash is required to be held by the lender as additional security for the LRW Houston Multifamily Portfolio Mortgage Loan.

A “Sweep Event” will commence upon the earlier of:

(i) the occurrence of an event of default under the LRW Houston Multifamily Portfolio Mortgage Loan, and will continue until the cure (if applicable) of the event of default, or

(ii) the debt service coverage ratio of the LRW Houston Multifamily Portfolio Mortgage Loan, calculated based on the trailing 12 calendar months, being less than 1.15x, and will continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.20x.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,650,000
Various	LRW Houston Multifamily Portfolio	Cut-off Date LTV:	64.8%
Houston, TX		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	9.8%

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the LRW Houston Multifamily Portfolio Property and business interruption insurance for 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Mortgage Loan No. 11 – New England Medical Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Various, Various
Original Balance:	$25,500,000			General Property Type:	Office
Cut-off Date Balance:	$25,500,000			Detailed Property Type:	Medical
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose(1):	Refinance/Acquisition			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Christopher J. Knisley and Albany			Size:	186,934 SF
	Road Strategic Opportunity Fund			Cut-off Date Balance per SF:	$136
	LLC			Maturity Date Balance per SF:	$136
Guarantors:	Christopher J. Knisley and Albany			Property Manager:	Albany Road Asset Services LLC
	Road Strategic Opportunity Fund				(borrower-related)
	LLC
Mortgage Rate:	6.1200%
Note Date:	8/27/2025
Maturity Date:	9/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,592,079
IO Period:	60 months			UW NCF:	$2,592,079
Seasoning:	2 months			UW NOI Debt Yield:	10.2%
Prepayment Provisions:	L(26),D(30),O(4)			UW NCF Debt Yield:	10.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.64x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$515,792 (Various)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$2,079,033 (Various)
Reserves				3rd Most Recent NOI:	$1,993,454 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.7% (8/12/2025)
RE Taxes:	$105,650	$45,038	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance:	$18,020	$6,007	NAP	3rd Most Recent Occupancy(3):	NAV
Replacement Reserve(4):	$1,200,000	Springing	$250,000	Appraised Value (as of):	$36,000,000 (8/8/2025)
TI/LC Reserve(5):	$1,890,000	Springing	$500,000	Appraised Value per SF:	$193
Restricted Rollover Reserve:	$1,000,000	$0	NAP	Cut-off Date LTV Ratio:	70.8%
Medical Rollover Reserve:	$690,000	$0	NAP	Maturity Date LTV Ratio:	70.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,500,000	84.4%	Loan Payoff(1):	$14,181,724	46.9%
Sponsor Equity:	$4,716,313	15.6%	Purchase Price(1):	$9,575,000	31.7%
			Reserves:	$4,903,670	16.2%
			Closing Costs:	$1,555,919	5.1%
Total Sources:	$30,216,313	100.0%	Total Uses:	$30,216,313	100.0%

(1)	The proceeds of the New England Medical Portfolio Mortgage Loan (as defined below) were used to (i) refinance existing debt on the Chelmsford Medical Center, 375 Willard Avenue and 56 New Driftway properties and (ii) acquire the Merrimack Medical Center for $9.575 million. The borrower sponsors acquired the (i) Chelmsford Medical Center property in June 2025 for approximately $9.0 million, (ii) 375 Willard Avenue property in July 2025 for $7.0 million and (iii) 56 New Driftway property in May 2025 for $7.4 million.
(2)	Due to the timing of the four acquisitions, the Most Recent NOI solely reflects an annualized trailing four-month period of operations from the Merrimack Medical Center property and no operations from the remaining New England Medical Portfolio Properties (as defined below). Additionally, the 2nd Most Recent NOI includes full year 2024 operations for all of the New England Medical Portfolio Properties except for the Merrimack Medical Center property, which NOI represents 10 months of operations ending October 2024 annualized.
(3)	The previous owners of the New England Medical Portfolio Properties did not provide historical occupancy.
(4)	On each monthly payment date, the borrowers are required to deposit $1,558 for replacement reserves subject to a cap of $250,000. The monthly deposit for the reserve is currently suspended.
(5)	On each monthly payment date, the borrowers are required to deposit $12,462 for TI/LCs subject to a cap of $500,000. The monthly deposit for the reserve is currently suspended.

The Mortgage Loan. The eleventh largest mortgage loan (the “New England Medical Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $25,500,000 and secured by a first priority fee mortgage on four medical office properties totaling 186,934 SF located in Haverhill, Chelmsford and Scituate, Massachusetts, and Newington, Connecticut (collectively, the “New England Medical Portfolio Properties”). The proceeds of the New England Medical Portfolio Mortgage Loan, along with approximately $4.7 million of sponsor equity, were used to refinance prior loans encumbering the three of the New England Medical Portfolio Properties, acquire the Chelmsford Medical Center property, pay closing costs and fund reserves.

The Borrowers and the Borrower Sponsors. The borrowers are Albany Road-Brown Street LLC, Albany Road-56 New Driftway LLC, Albany Road-321 Billerica LLC and Albany Road-375 Willard LLC (collectively, the “New England Medical Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with one independent director.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Office – Medical	Loan #11	Cut-off Date Balance:	$25,500,000
Various	New England Medical Portfolio	Cut-off Date LTV:	70.8%
Various		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	10.2%

The borrower sponsors and nonrecourse carve-out guarantors for the New England Medical Portfolio Mortgage Loan are Christopher J. Knisley and Albany Road Strategic Opportunity Fund LLC. Albany Road Real Estate Partners (“Albany Road”) is a Boston-based private equity real estate investment firm founded in 2012. Albany Road has a current portfolio of 54 properties nationwide, including industrial, office, retail and storage properties. The borrower sponsors acquired the New England Medical Portfolio Properties between May 2025 and July 2025 and have a total cost basis, inclusive of closings costs and reserves, of approximately $39.8 million.

The Properties. The New England Medical Portfolio properties are comprised of four medical office properties located in Massachusetts and Connecticut, collectively totaling 186,934 SF with a weighted average occupancy of 91.7% as of August 12, 2025.

The following table presents detailed information with respect to each of the New England Medical Portfolio Properties:

New England Medical Portfolio Properties Summary
Property Name / Location	Detailed Property Type	Year Built/ Renovated	NRA (SF)	Allocated Loan Amount (“ALA”)(1)	% of ALA(1)	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Chelmsford Medical Center 321 Billerica Road Chelmsford, MA	Medical Office	1985 / NAP	72,050	$7,650,000	30.0%	$11,000,000	30.6%	$559,097	21.6%
Merrimack Medical Center 62 Brown Street Haverhill, MA	Medical Office	2005 / NAP	59,602	7,330,000	28.7	10,000,000	27.8	922,008	35.6
375 Willard Avenue 375 Willard Avenue Newington, CT	Medical Office	1986 / NAP	31,263	5,520,000	21.6	7,500,000	20.8	629,140	24.3
56 New Driftway 56 New Driftway Scituate, MA	Medical Office	1974 / 2019	24,019	5,000,000	19.6	7,500,000	20.8	481,834	18.6
Total			186,934	$25,500,000	100.0%	$36,000,000	100.0%	$2,592,079	100.0%
(1)	The New England Medical Portfolio Mortgage Loan documents do not permit partial releases.

Chelmsford Medical Center (72,050 SF, 30.0% ALA). The Chelmsford Medical Center property is a two-story, 72,050 SF medical office building constructed in 1985 and located in Chelmsford, Massachusetts. As of August 12, 2025, the Chelmsford Medical Center property was 90.1% leased to seven tenants and has 263 surface parking spaces. The largest tenants at the Chelmsford Medical Center property are Columbia Care and SRS Medical, which together occupy 40.2% of the Chelmsford Medical Center property’s NRA. SRS Medical recently executed a lease in 2024 with an August 2031 expiration. The borrower sponsors acquired the Chelmsford Medical Center property in June 2025 for approximately $9.0 million.

Merrimack Medical Center (59,602 SF, 28.7% ALA). The Merrimack Medical Center property is a five-story, 59,602 SF medical office building constructed in 2005 and located in Haverhill, Massachusetts. As of August 12, 2025, the Merrimack Medical Center property was 93.6% leased to 20 tenants, none of which occupies more than 13.1% of the NRA at the Merrimack Medical Center property. The building features 95 parking spaces, along with reciprocal access to additional hospital campus parking. Following the 2024 ownership transition of the adjacent Holy Family Hospital, the Merrimack Medical Center property has seen ten new and renewal leases totaling 31,617 SF (53.0% of the Merrimack Medical Center property’s NRA) since January 2024. The borrower sponsors acquired the Merrimack Medical Center property at origination for approximately $9.575 million.

375 Willard Avenue (31,263 SF, 21.6% ALA). The 375 Willard Avenue property is a one-story, 31,263 SF medical office building constructed in 1986 and located in Newington, Connecticut. As of August 12, 2025, the 375 Willard Avenue Property is currently 92.2% leased to three tenants and includes 149 surface parking spaces. Major tenants include Starling, Fresenius and Family Dental. The borrower sponsors acquired the 375 Willard Avenue property in July 2025 for approximately $7.0 million.

56 New Driftway (24,019 SF, 19.6% ALA). The 56 New Driftway property is a three-story, 24,019 SF medical office building constructed in 1974, renovated in 2019 and located in Scituate, Massachusetts. As of August 12, 2025, the 56 New Driftway property was 91.2% leased to seven tenants and includes 113 surface parking spaces. Notable tenants include Mass General Brigham and Healthcare South, which together occupy 49.7% of the 56 New Driftway property’s NRA. The borrower sponsors acquired the 56 New Driftway property in May 2025 for approximately $7.4 million.

Major Tenants.

Starling (16,546 SF, 8.9% of portfolio NRA, 11.5% of portfolio underwritten base rent). Starling is a medical group that focuses on OB/GYN, pediatric care, internal medicine, family medicine and screening. Starling has been at the 375 Willard Avenue property since 2009. Starling’s lease expires in December 2029 and it has no lease renewal or termination options.

Social Security Administration (7,797 SF, 4.2% of portfolio NRA, 6.7% of portfolio underwritten base rent). The Social Security Administration (the “SSA”) assigns social security numbers, runs retirement, survivors and disability insurance and the supplemental security income program. The SSA utilizes its space as general office space and moved to the Merrimack Medical Center property in 2024. The SSA’s lease expires in February 2039 and it has no lease renewal options. The SSA has a one-time right to terminate its lease in February 2037 with 4 months’ notice.

SRS Medical (13,735 SF, 7.3% of portfolio NRA, 5.9% of portfolio underwritten base rent). SRS Medical is a urologic care and technology company with a focus on bladder treatment. SRS Medical has been at the Chelmsford Medical Center property since 2024 and operates under a lease that expires in August 2031. SRS Medical has two five-year lease renewal options remaining. SRS Medical has the right to terminate its lease effective August 31, 2029 with 12 months’ notice and payment of a termination fee equal to $137,350.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Office – Medical	Loan #11	Cut-off Date Balance:	$25,500,000
Various	New England Medical Portfolio	Cut-off Date LTV:	70.8%
Various		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	10.2%

The following table presents a summary regarding the tenants at the New England Medical Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Use	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Termination Option (Y/N)		Renewal Options
Starling	375 Willard Avenue	Medical-Clinical	16,546	8.9%	$481,654	11.5%	$29.11	12/31/2029	N		NAP
SSA	Merrimack Medical Center	Office	7,797	4.2%	$279,271	6.7%	$35.82	2/15/2039	Y	(2)	NAP
SRS Medical	Chelmsford Medical Center	Medical-Office	13,735	7.3%	$247,573	5.9%	$18.03	8/31/2031	Y	(3)	2 x 5 Yrs
Columbia Care(4)	Chelmsford Medical Center	Office	15,204	8.1%	$235,662	5.6%	$15.50	5/31/2026	N		1 x 5 Yrs
Revere Medical of MA	Merrimack Medical Center	Medical-Clinical	6,985	3.7%	$219,109	5.2%	$31.37	Various(5)	N		Various(6)
Major Tenants Subtotal/Wtd. Avg.			60,267	32.2%	$1,463,270	35.0%	$24.28
Other Tenants			111,192	59.5%	$2,720,134	65.0%	$24.46
Occupied Subtotal/Wtd. Avg.			171,459	91.7%	$4,183,404	100.0%	$24.40

Vacant Space			15,475	8.3%
Total/Wtd. Avg.			186,934	100.0%

(1)	Information is based on the underwritten rent roll dated as of August 12, 2025 with rent steps taken through October 2026 totaling $118,548.
(2)	The SSA has the one-time right to terminate its lease in February 2037 with four months’ notice.
(3)	SRS Medical has the one-time right to terminate its lease effective August 31, 2029 with 12 months’ notice and payment of a termination fee equal to $137,350.
(4)	Columbia Care has notified the borrowers that it plans to contract its leased space by approximately 9,000 SF at its current lease expiration in May 2026. Columbia Care utilizes its space as back-office administration to support its operating business in which it operates cannabis dispensaries. The lender has included the entire Columbia Care space in underwritten vacancy.
(5)	Revere Medical of MA leases (i) 3,844 SF under a lease with an expiration date in August 2029 and (ii) 3,141 SF under a lease with an expiration date in September 2027.
(6)	Revere Medical of MA has two three-year lease renewal options as it pertains to its 3,844 SF suite and no renewal options as it pertains to its 3,141 SF suite.

The following table presents certain information with respect to the lease rollover at the New England Medical Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rolling	% of Annual UW Rolling	Cumulative % of Annual UW Rolling	Annual UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	899	0.5%	0.5%	$33,805	0.8%	0.8%	$37.60
2026(3)	10	32,243	17.2%	17.7%	$720,349	17.2%	18.0%	$22.34
2027	6	20,264	10.8%	28.6%	$418,503	10.0%	28.0%	$20.65
2028	5	14,948	8.0%	36.6%	$356,929	8.5%	36.6%	$23.88
2029	4	27,609	14.8%	51.3%	$799,840	19.1%	55.7%	$28.97
2030(4)	3	14,902	8.0%	59.3%	$368,518	8.8%	64.5%	$24.73
2031	3	23,973	12.8%	72.1%	$457,313	10.9%	75.4%	$19.08
2032	0	0	0.0%	72.1%	$0	0.0%	75.4%	$0.00
2033	1	2,432	1.3%	73.4%	$42,560	1.0%	76.4%	$17.50
2034	3	22,077	11.8%	85.2%	$582,042	13.9%	90.4%	$26.36
2035	0	0	0.0%	85.2%	$0	0.0%	90.4%	$0.00
2036 & Beyond	2	12,112	6.5%	91.7%	$403,543	9.6%	100.0%	$33.32
Vacant	0	15,475	8.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	38	186,934	100.0%		$4,183,404	100.0%		24.40

(1)	Information is based on the underwritten rent roll dated as of August 12, 2025 with rent steps taken through October 2026 totaling $118,548.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Columbia Care has notified the borrowers that it plans to contract its leased space by approximately 9,000 SF at its current lease expiration in May 2026. Columbia Care utilizes its space as back-office administration to support its business in which it operates cannabis dispensaries. The lender has included the entire Columbia Care space in underwritten vacancy.
(4)	The New England Medical Portfolio Mortgage Loan maturity date is September 6, 2030.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Office – Medical	Loan #11	Cut-off Date Balance:	$25,500,000
Various	New England Medical Portfolio	Cut-off Date LTV:	70.8%
Various		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	10.2%

The Markets. Three of the New England Medical Portfolio Properties are located in the Boston medical office market. As of the second quarter of 2025, the Boston medical office market reported a total inventory of approximately 42.7 million SF with an approximately 8.2% vacancy rate, and an average asking rent of $29.69 PSF. The 375 Willard Avenue property is located in the Hartford medical office market. As of the second quarter of 2025, the Hartford medical office market reported a total inventory of approximately 19.5 million SF with an approximately 8.2% vacancy rate, and an average asking rent of $23.62 PSF.

According to the appraisal, the Chelmsford Medical Center property is situated within the Lowell/Chelmsford medical office submarket of the Boston medical office market. As of the second quarter of 2025, the Lowell/Chelmsford medical office submarket reported a total inventory of approximately 1.2 million SF with an approximately 3.8% vacancy rate, and an average asking rent of $25.94 PSF. According to the appraisal, the Merrimack Medical Center property is situated within the Lawrence/Andover medical office submarket of the Boston medical office market. As of the second quarter of 2025, the Lawrence/Andover medical office submarket reported a total inventory of approximately 1.8 million SF with an approximately 12.7% vacancy rate, and an average asking rent of $32.85 PSF. Additionally, according to the appraisal, the 375 Willard Avenue property is situated within the Newington medical office submarket of the Hartford medical office market. As of the second quarter of 2025, the Newington medical office submarket reported a total inventory of approximately 209,530 SF with an approximately 4.3% vacancy rate, and an average asking rent of $34.05 PSF. According to the appraisal, the 56 New Driftway property is situated within the Route 3 Corridor medical office submarket of the Boston medical office market. As of the second quarter of 2025, the Route 3 Corridor medical office submarket reported a total inventory of approximately 1.4 million SF with an approximately 7.1% vacancy rate, and an average asking rent of $22.65 PSF.

According to a market research report, the 2024 estimated population within a one-, three- and five-mile radius of the Chelmsford Medical Center property was 3,695, 61,818 and 195,937, respectively; and the 2024 estimated average household income within the same radii was approximately $149,972, $125,095 and $113,206, respectively. According to a market research report, the 2024 estimated population within a one-, three- and five-mile radius of the Merrimack Medical Center property was 5,388, 52,357 and 94,122, respectively; and the 2024 estimated average household income within the same radii was approximately $115,160, $97,553 and $110,457, respectively. According to a market research report, the 2024 estimated population within a one-, three- and five-mile radius of the 375 Willard Avenue property was 8,072, 84,246 and 267,330, respectively; and the 2024 estimated average household income within the same radii was approximately $107,661, $100,945 and $91,469, respectively. According to a market research report, the 2024 estimated population within a one-, three- and five-mile radius of the 56 New Driftway property was 2,405, 21,104 and 41,084, respectively; and the 2024 estimated average household income within the same radii was approximately $156,602, $170,604 and $173,099, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the New England Medical Portfolio Properties:

Market Rent Summary
	Chelmsford Medical Center		Merrimack Medical Center		375 Willard Avenue		56 New Driftway
	Medical Office	Office	Medical Office	Office	Medical Office	Office	Medical Office	Office
Property SF	40,170	31,880	47,975	11,627	28,838	2,425	21,913	2,106
Wtd. Avg. UW Rent	$19.73	$14.13	$30.88	$35.82	$25.84	NAV	$24.41	NAV
Market Rent (PSF)	$22.00	$15.00	$30.00	$25.00	$20.00	NAP	$25.00	NAP
Lease Term (Yrs)	5.0	5.0	5.0	5.0	5.0	NAP	5.0	NAP
Lease Type (Reimbursements)	Net	Net	Base Year Stop	Base Year Stop	Net	NAP	Net	NAP
Rent Increase Projection	3%	3%	3%	3%	3%	NAP	3%	NAP
Tenant Improvements (New Tenant) (PSF)	$50.00	$30.00	$50.00	$25.00	$25.00	NAP	$50.00	NAP
Tenant Improvements (Renewal) (PSF)	$10.00	$10.00	$10.00	$10.00	$10.00	NAP	$10.00	NAP

Source: Appraisal

Appraisals. The appraisals concluded to an aggregate “as-is” appraised value of $36,000,000 as of August 8, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated April 30, 2025, May 6, 2025, May 7, 2025 and July 1, 2025, there was no evidence of any recognized environmental conditions at the New England Medical Portfolio Properties except for the 375 Willard Avenue property, for which a REC was identified. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Office – Medical	Loan #11	Cut-off Date Balance:	$25,500,000
Various	New England Medical Portfolio	Cut-off Date LTV:	70.8%
Various		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the New England Medical Portfolio Properties.

Cash Flow Analysis
	2022(1)	2023	2024(2)	4/30/2025 T-4 Ann.(3)	UW	UW PSF
Gross Potential Rent	$2,149,421	$3,136,838	$3,339,879	$1,531,373	$4,509,365	$24.12
Reimbursements	$528,511	$1,006,380	$980,601	$134,408	$1,004,035	$5.37
Other Income	$5,597	$1,576	$1,200	$0	$1,200	$0.01
Vacancy and Concessions(4)	$0	$0	$0	$0	($668,286)	($3.57)
Effective Gross Income	$2,683,529	$4,144,794	$4,321,679	$1,665,781	$4,846,315	$25.93

Taxes	$318,764	$500,583	$490,435	$122,787	$520,774	$2.79
Insurance	$67,408	$84,911	$96,869	$0	$72,082	$0.39
Other Operating Expenses	$1,310,549	$1,565,846	$1,655,342	$1,027,202	$1,661,380	$8.89
Total Operating Expenses	$1,696,721	$2,151,340	$2,242,647	$1,149,989	$2,254,236	$12.06

Net Operating Income	$986,809	$1,993,454	$2,079,033	$515,792	$2,592,079	$13.87
TI/LC(5)	$0	$0	$0	$0	$0	$0.00
Capital Expenditures(6)	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$986,809	$1,993,454	$2,079,033	$515,792	$2,592,079	$13.87

Occupancy %(7)	NAV	NAV	NAV	91.7%	87.9%
NOI DSCR	0.62x	1.26x	1.31x	0.33x	1.64x
NCF DSCR	0.62x	1.26x	1.31x	0.33x	1.64x
NOI Debt Yield	3.9%	7.8%	8.2%	2.0%	10.2%
NCF Debt Yield	3.9%	7.8%	8.2%	2.0%	10.2%

(1)	The historical operating performance from 2022 represents operations from only the Chelmsford Medical Center, Merrimack Medical Center and 56 New Driftway properties.
(2)	The historical operating performance from 2024 includes full year 2024 operations for all of the New England Medical Portfolio Properties except for the Merrimack Medical Center property, which operating performance represents 10 months of operations ending October 2024 annualized.
(3)	Due to the timing of the four acquisitions, the 4/30/2025 T-4 Ann. solely reflects an annualized trailing four-month period of operations from the Merrimack Medical Center property and no operations from the remaining New England Medical Portfolio Properties.
(4)	Columbia Care has notified the borrowers that it plans to contract its leased space by approximately 9,000 SF at its current lease expiration in May 2026. Columbia Care utilizes its space as back-office administration to support its business in which it operates cannabis dispensaries. The lender has included the entire Columbia Care space in underwritten vacancy.
(5)	The lender reserved $1.89 million for a general TI/LC reserve at origination.
(6)	The lender reserved $1.2 million for a general capital expenditures reserve at origination.
(7)	The previous owners of the New England Medical Portfolio Properties did not provide historical occupancy. 4/30/2025 T-4 Ann. Occupancy % reflects occupancy as of August 12, 2025. UW Occupancy % is equal to underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Mortgage Loan No. 12 – 125th & Lenox

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):	N/A			Location:	New York, NY 10027
Original Balance(1):	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2016/NAP
Borrower Sponsors:	Wharton Properties, Gindi Capital and			Size:	172,070 SF
	Schottenstein Property Group			Cut-off Date Balance per SF(1):	$581
Guarantors:	Jeff Sutton, Eli Gindi and Schottenstein			Maturity Date Balance per SF(1):	$581
	Realty LLC			Property Manager:	Wharton Properties LLC
Mortgage Rate:	5.6570%				(borrower-related)
Note Date:	7/29/2025
Maturity Date:	8/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,983,020
IO Period:	60 months			UW NCF:	$7,776,536
Seasoning:	3 months			UW NOI Debt Yield(1):	8.0%
Prepayment Provisions:	L(27),D(26),O(7)			UW NCF Debt Yield(1):	7.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.0%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.36x
Additional Debt Balance(1):	$75,000,000			Most Recent NOI:	$8,150,793 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$8,151,993 (12/31/2024)
				3rd Most Recent NOI:	$8,040,868 (12/31/2023)
				Most Recent Occupancy:	100.0% (3/31/2025)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$145,100,000 (5/13/2025)
Insurance:	$0	Springing	NAP	Appraised Value per SF:	$843
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	68.9%
Deferred Maintenance:	$53,131	$0	NAP	Maturity Date LTV Ratio(1):	68.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$100,000,000	100.0%	Loan Payoff:	$92,993,277	93.0%
			Return of Equity:	$1,174,749	1.2%
			Upfront Reserves:	$53,131	0.1%
			Closing Costs:	$5,778,842	5.8%
Total Sources:	$100,000,000	100.0%	Total Uses:	$100,000,000	100.0%

(1)	The 125th & Lenox Mortgage Loan (as defined below) is part of the 125th & Lenox Whole Loan (as defined below), which is comprised of three pari passu promissory notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the 125th & Lenox Whole Loan.

The Mortgage Loan. The twelfth largest mortgage loan (the “125th & Lenox Mortgage Loan”) is part of a whole loan (the “125th & Lenox Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $100,000,000. The 125th & Lenox Whole Loan was originated by RREF V - D Direct Lending Investments, LLC. On September 11, 2025, Morgan Stanley Mortgage Capital Holdings, LLC purchased the non-controlling Note A-2 from RREF V - D Direct Lending Investments, LLC. The 125th & Lenox Whole Loan is secured by a first priority fee mortgage encumbering a 172,070 SF anchored retail property located in New York, New York (the “125th & Lenox Property”).

The 125th & Lenox Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal amount of $25,000,000. The remaining promissory notes comprising the 125th & Lenox Whole Loan are summarized in the table below. The 125th & Lenox Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

125th & Lenox Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$59,000,000	$59,000,000	WFCM 2025-5C6	Yes
A-1-2	$16,000,000	$16,000,000	RREF V - D Direct Lending Investments, LLC	No
A-2	$25,000,000	$25,000,000	MSBAM 2025-5C2	No
Whole Loan	$100,000,000	$100,000,000
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

The Borrower and the Borrower Sponsors. The borrower is 125th & Lenox Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors and environmental indemnitors for the 125th & Lenox Whole Loan are Jeff Sutton, Eli Gindi, and Schottenstein Realty LLC. The borrower sponsors are Wharton Properties, Gindi Capital, and Schottenstein Property Group.

Wharton Properties was founded by Jeff Sutton in 1990. Since inception, Wharton has amassed over 120 properties in locations throughout New York City, the majority of which are retail. Wharton Properties currently owns over 40 properties across New York City.

Gindi Capital is a family owned, New York based real estate and development firm founded by brothers Eli and Jeffrey Gindi in 1998. Gindi Capital focuses on retail properties and has been involved in projects such as the BLVD project on the Las Vegas Strip. It also owns several multifamily assets in the greater New York City area.

Schottenstein Property Group (“Schottenstein”) is a fully integrated, self-administered and self-managed owner, operator, acquirer and redeveloper of high-quality power, big box, community, and neighborhood shopping centers in major population centers throughout the United States. Founded in 1975, based in Ohio, Schottenstein has an ownership interest in 80 retail properties in 23 states with approximately 11.5 million SF of gross leasable area (“GLA”). It also owns several industrial and office properties totaling a combined 1.6 million SF of GLA. Schottenstein is also active in the multifamily space in Columbus, Ohio, where it owns 534 units and is in the process of developing an additional 1,100 units.

The Property. The 125th & Lenox Property is a 2016-vintage, 6-story (plus finished selling basement) 172,070 SF block-front retail property located on the west side of Lenox Avenue, between West 124th and West 125th Street, in the Harlem neighborhood of Manhattan, New York. As of March 31, 2025, the 125th & Lenox Property is 100.0% leased to 6 tenants with a weighted average lease term (the “WALT”) of 9.6 years as of August 1, 2025. The borrower sponsors acquired the site in July 2002 and bought out over 20 rent-controlled residential and retail tenants before beginning construction on the retail development. After 6 national retailers signed leases in 2016, the 125th & Lenox Property reached 100% occupancy by year-end 2016. All tenants are original to the 2016 redevelopment, with the exception of H&M, which assumed American Eagle’s lease in 2023.

The 125th & Lenox Property is in the 9th year of a 25-year New York Industrial & Commercial Abatement Program (“ICAP”) tax abatement that phases out beginning in fiscal year 2033/2034 (Year 16) and fully expires after fiscal year 2041/2042 (Year 25). According to the appraisal, estimated abated taxes for the 2025/2026 tax year are $721,352, compared to estimated unabated taxes of $2,654,702.

Major Tenants.

Burlington Stores, Inc. (“Burlington”) (75,000 SF, 43.6% of NRA, 25.9% of underwritten base rent): Burlington (NYSE: BURL) operates as a retailer of branded merchandise in the United States and Puerto Rico. The company offers fashion-focused merchandise, including women's ready-to-wear apparel, menswear, youth apparel, footwear, accessories, home furnishings, toys, gifts, and coats, as well as baby and beauty merchandise products. It operates stores under the Burlington Stores and Cohoes Fashions brands in Washington D.C. and Puerto Rico. Burlington was founded in 1924 and is headquartered in Burlington, New Jersey. Burlington occupies a total of 75,000 SF space across the entire 4th, 5th and 6th floors and is accessible via escalator or elevator off West 125th Street. In May 2012, Burlington signed its lease which commenced in September 2016 and expires in February 2037.

Whole Foods Market, Inc. (“Whole Foods”) (37,203 SF, 21.6% of NRA, 28.8% of underwritten base rent): Whole Foods (NASDAQ: WFM) owns and operates a chain of natural and organic foods supermarkets. Whole Foods offers grocery, meat and poultry, seafood, bakery, prepared foods, coffee and tea, beer and wine, cheese, nutritional supplements, vitamins, body care, pet foods, and household goods. Whole Foods serves customers in the United States and the United Kingdom. Whole Foods is a subsidiary of Amazon. This is the only Whole Foods location North of Central Park in Manhattan. The next closest location is on the Upper West Side on 97th Street and Columbus Avenue. Whole Foods occupies a total of 37,203 SF space on the grade and selling basement levels (11,863 SF grade; 25,340 SF basement).

Raymours Furniture Company, Inc. (“Raymour & Flanigan”) (36,411 SF, 21.2% of NRA, 15.1% of underwritten base rent): Raymour & Flanigan retails home furnishing products. Raymour & Flanigan provides furniture for the living room, bedroom, dining room, youth bedroom, and home office. Raymour & Flanigan operates in the United States. Raymour & Flanigan occupies a total of 36,411 SF on the 2nd and 3rd floors (8,811 SF 2nd floor; 27,600 SF 3rd floor), with an entrance on West 125th Street.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

The following table presents certain information relating to the tenancy at the 125th & Lenox Property:

Tenant Summary (1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent (3)	% of Total Annual UW Rent	Annual UW Rent PSF	WALT (Yrs) (4)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Tenants
Burlington	NR / NR / BB+	75,000	43.6%	$2,686,200	25.9%	$35.82	11.6	02/28/2037	2 x 10 yr	N
Whole Foods	A1 / AA- / AA	37,203	21.6%	$2,981,899	28.8%	$80.15	12.0	07/31/2037	4 x 5 yr	N
Raymour & Flanigan	N/R	36,411	21.2%	$1,562,032	15.1%	$42.90	6.3	11/30/2031	2 x 10 yr	N
Olive Garden(5)	Baa2 / BBB / BBB	10,500	6.1%	$618,750	6.0%	$58.93	1.4	12/31/2026	4 x 5 yr	N
H&M	NR / NR / BBB	9,900	5.8%	$1,812,555	17.5%	$183.09	6.5	01/31/2032	2 x 5 yr	N
TD Bank	A2 / AA- / A+	3,056	1.8%	$691,884	6.7%	$226.40	11.3	10/31/2036	4 x 5 yr	N
Tenants Subtotal/Wtd. Avg.		172,070	100.0%	$10,353,319	100.0%	$60.17	9.6

Vacant Space		0	0.0%
Total/Wtd. Avg.		172,070	100.0%

(1)	Information is based on the underwritten rent roll dated March 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW base rent includes straight line rent for 3 investment grade tenants (Whole Foods, H&M and TD Bank).
(4)	WALT calculation is as of August 1, 2025.
(5)	The Olive Garden space is physically dark, although the tenant continues to pay rent and reimbursements.

The following table presents certain information relating to the lease rollover schedule at the 125th & Lenox Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	10,500	6.1%	6.1%	$618,750	6.0%	6.0%	$58.93
2027	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2028	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2029	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2030(3)	0	0	0.0%	6.1%	$0	0.0%	6.0%	$0.00
2031	1	36,411	21.2%	27.3%	$1,562,032	15.1%	21.1%	$42.90
2032	1	9,900	5.8%	33.0%	$1,812,555	17.51%	38.6%	$183.09
2033	0	0	0.0%	33.0%	$0	0.0%	38.6%	$0.00
2034	0	0	0.0%	33.0%	$0	0.0%	38.6%	$0.00
2035	0	0	0.0%	33.0%	$0	0.0%	38.6%	$0.00
2036	1	3,056	1.8%	34.8%	$691,884	6.7%	45.3%	$226.40
2037 & Thereafter	2	112,203	65.2%	100.0%	$5,668,099	54.75%	100.0%	$50.52
Total/Wtd. Avg.	6	172,070	100.0%		$10,353,319	100.0%		$60.17

(1)	Information is based on the underwritten rent roll dated August 1, 2025.
(2)	Annual UW base rent includes straight line rent for 3 investment grade tenants (Whole Foods, H&M and TD Bank).
(3)	The 125th & Lenox Whole Loan maturity date is August 6, 2030.

The Market. The 125th & Lenox Property is located on the west side of Lenox Avenue, between West 124th and West 125th Street, in the Harlem neighborhood of Manhattan. The 125th & Lenox Property is situated on top of the 125th Street subway station servicing the 2 and 3 subway line. The corner is also at the intersection of 3 bus lines; the M125 (an east west route that also connects to the South Bronx), the M60-SBS (an east west route that travels through Astoria and to LaGuardia Airport), and the M101 (a north south route that travels along Lexington Ave and 3rd Ave before cutting across Manhattan on 125th St). The 125th & Lenox Property is near the Apollo Theater and across the street from a newly opened Target and Trader Joe’s. Next door there is a Bath & Body Works, Victoria’s Secret, Mattress Firm, and T-Mobile. The intersection of 125th Street and Lenox Ave is a strong retail corridor that serves as a central shopping corridor for residents of Upper Manhattan. A market research report estimates that the intersection of 125th Street and Lenox Ave has received 6.3 million visits in the past 12 months with an average frequency of 5.8 times per visitor. Visits within 250 feet of the site are up 7.6% year over year.

According to a market research report, as of the first quarter of 2025, the Harlem/North Manhattan retail submarket contains 10.56 million SF of inventory across 746 buildings. The average quoted rent in the 125th & Lenox Property’s submarket was $57.17/SF and vacancy was reported at 7.2%. Net absorption was negative 19,637 SF. As of such quarter, there was 30,067 SF of retail space under construction, consisting of the Taconic development at

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

407 W 207th St, which has recently been completed. The Taconic development is located in the Inwood neighborhood (not Harlem), so it is not expected to directly compete with the 125th & Lenox Property.

The 2024 population within the 10027 zip code was 65,050, with 25,274 households and an average household income $106,335.

The following table summarizes the comparable ground level/inline retail leases in the surrounding market of the 125th & Lenox Property.

Summary of Comparable Ground Level/Inline Retail Leases
Address	Location	Tenant Name	Lease Date	Term (yrs.)	Space Location	Tenant Size (SF)	Base Rent PSF
233 West 125th Street	New York, NY	Listing	Listing	N/A	Grade	1,100	$150.00
216 West 125th Street	New York, NY	Chick-Fil-A	Q3 2021	10.0	Grade & 2nd	7,618	$197.00
121 West 125th Street	New York, NY	Sephora	Q3 2023	10.0	Grade	4,224	$175.00
201 West 125th Street	New York, NY	Citibank (Renewal)	Q4 2023	5.0	Grade	2,000	$270.00
56-62 West 125th Street	New York, NY	Teriyaki One	Jul-24	10.0	Grade	2,200	$126.00
56-62 West 125th Street	New York, NY	Buffalo Wild Wings Go	Apr-24	10.0	Grade	1,300	$143.00
159 East 125th Street	New York, NY	Pizza Hut	Feb-24	N/A	Grade	2,100	$115.00
17 West 125th Street	New York, NY	7th Street Burger	Jan-24	10.0	Grade	2,600	$111.00
64-68 West 125th Street	New York, NY	Pollo Campero	Dec-22	11.0	Grade	2,500	$122.00
24-30 West 125th Street	New York, NY	99 Cent Store	Apr-22	10.0	Grade	1,425	$107.00
24-30 West 125th Street	New York, NY	DCT Trading	Aug-21	10.0	Grade	1,425	$114.00
201 East 125th Street	New York, NY	Teriyaki Madness	Mar-22	15.0	Grade	1,500	$73.00

Source: Appraisal

The following table summarizes the comparable anchor and off-grade retail leases in the surrounding market of the 125th & Lenox Property.

Summary of Anchor & Off-Grade Retail Leases
Address	Location	Tenant Name	Lease Date	Term (yrs.)	Space Location	Tenant Size (SF)	Base Rent PSF
1-3 West 125th Street	New York, NY	Vanderbilt Home Collections	Mar-25	10.0	2nd Floor	12,700	$40.92
22-11 31st Street	Astoria, NY	Target	Aug-24	15.0	2nd & 3rd Floors	46,351	$42.23
139 Flatbush Avenue	Brooklyn, NY	Chuck E Cheese	Aug-24	1.0	3rd Floor	22,418	$26.85
69-65 Yellowstone Boulevard	Forest Hills, NY	Trader Joe’s	Nov-23	15.0	Lower Level	28,550	$38.53
2080 Lexington Avenue	New York, NY	Olgam Life	Feb-23	15.0	Lower Level	12,700	$50.00
31-35 Downing Street	Flushing, NY	KTV Lounge	Feb-23	15.0	2nd Floor	18,626	$35.43
121 West 125th Street	New York, NY	Target	Aug-20	15.0	2nd Floor	48,798	$70.00

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Retail – Anchored	Loan #12	Cut-off Date Balance:	$25,000,000
100 West 125th Street	125th & Lenox	Cut-off Date LTV:	68.9%
New York, NY 10027		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 125th & Lenox Property:

Cash Flow Analysis
	2023	2024	03/31/2025 TTM	UW		UW PSF
Gross Potential Rent(1)	$9,626,347	$9,679,216	$9,705,139	$10,353,319		$60.17
Expense Reimbursements(2)	$399,954	$473,658	$442,126	$515,001		$2.99
Net Rental Income	$10,026,301	$10,152,873	$10,147,265	$10,868,320		$63.16
(Vacancy & Credit Loss)(3)	$0	$0	$0	($685,901)		($3.99)
Effective Gross Income	$10,026,301	$10,152,873	$10,147,265	$10,182,419		$59.18

Real Estate Taxes(4)	$829,954	$799,145	$828,114	$895,343		$5.20
Insurance	$212,884	$294,559	$294,559	$277,521		$1.61
Management Fees(5)	$0	$0	$0	$152,736		$0.89
Landlord CAM	$942,595	$907,176	$873,799	$873,799		$5.08
Total Operating Expenses	$1,985,433	$2,000,880	$1,996,472	$2,199,399		$12.78

Net Operating Income	$8,040,868	$8,151,993	$8,150,793	$7,983,020		$46.39
Replacement Reserves	$0	$0	$0	$34,414		$0.20
TI/LC	$0	$0	$0	$172,070		$1.00
Net Cash Flow	$8,040,868	$8,151,993	$8,150,793	$7,776,536		$45.19

Occupancy %	100.0%	100.0%	100.0%	93.7%	(6)
NOI DSCR	1.40x	1.42x	1.42x	1.39x
NCF DSCR	1.40x	1.42x	1.42x	1.36x
NOI Debt Yield	8.0%	8.2%	8.2%	8.0%
NCF Debt Yield	8.0%	8.2%	8.2%	7.8%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated March 31, 2025 and includes straight line rent for 3 investment grade tenants (Whole Foods, H&M and TD Bank) totaling $559,601.
(2)	Based on actual reimbursement obligations.
(3)	UW Vacancy & Credit Loss represents the Olive Garden space which is physically dark, although the tenant continues to pay rent and reimbursements.
(4)	The 125th & Lenox Property is in the 9th year of a 25-year ICAP tax abatement that phases out beginning in fiscal year 2033/2034 (Year 16 of the abatement) and fully expires after fiscal year 2041/2042 (Year 25 of the abatement). According to the appraisal, estimated abated taxes for the 2025/2026 tax year are $721,352, compared to estimated unabated taxes of $2,654,702. The Mortgage Loan was underwritten based on the estimated average abated taxes for the five year term of the Mortgage Loan of $895,343.
(5)	The borrower sponsors do not charge a Management Fee, however, Raymour & Flanigan has a contractual obligation to reimburse management fees under the terms of its lease, which is reflected in UW reimbursements.
(6)	Based on 6.3% underwritten vacancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Mortgage Loan No. 13 – Westgate Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Ann Arbor, MI 48103
Original Balance:	$23,000,000			General Property Type:	Retail
Cut-off Date Balance:	$23,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1961/2006
Borrower Sponsors:	Gerald Byer, Michelle Mendelson			Size:	169,511 SF
	and Barry Margolis			Cut-off Date Balance per SF:	$136
Guarantors:	Gerald Byer, Michelle Mendelson			Maturity Date Balance per SF:	$136
	and Barry Margolis			Property Manager:	JDP Management, L.L.C.
Mortgage Rate:	6.7950%				(borrower related)
Note Date:	9/30/2025
Maturity Date:	10/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,497,593
IO Period:	60 months			UW NCF:	$2,378,935
Seasoning:	1 month			UW NOI Debt Yield:	10.9%
Prepayment Provisions:	L(12),YM1(42),O(6)			UW NCF Debt Yield:	10.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Type:	NAP			UW NCF DSCR:	1.50x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,593,178 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,772,641 (12/31/2024)
Reserves				3rd Most Recent NOI:	$2,676,249 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.7% (9/1/2025)
RE Taxes:	$274,643	$54,929	NAP	2nd Most Recent Occupancy:	90.8% (12/31/2024)
Insurance:	$57,616	$5,238	NAP	3rd Most Recent Occupancy:	89.9% (12/31/2023)
Replacement Reserve:	$0	$2,825	NAP	Appraised Value (as of):	$40,200,000 (8/21/2025)
TI/LC Reserve:	$150,000	$7,063	NAP	Appraised Value per SF:	$237
Deferred Maintenance:	$23,125	$0	NAP	Cut-off Date LTV Ratio:	57.2%
				Maturity Date LTV Ratio:	57.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,000,000	100.0%	Loan Payoff:	$19,635,085	85.4%
			Return of Equity:	$2,448,176	10.6%
			Reserves:	$505,384	2.2%
			Closing Costs:	$411,354	1.8%
Total Sources:	$23,000,000	100.0%	Total Uses:	$23,000,000	100.0%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Westgate Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $23,000,000 and secured by a first priority fee mortgage on an anchored retail property totaling 169,511 SF located in Ann Arbor, Michigan (the “Westgate Shopping Center Property”). The proceeds of the Westgate Shopping Center Mortgage Loan were used to refinance a prior loan encumbering the Westgate Shopping Center Property, return equity to the borrower sponsors, pay closing costs and fund reserves.

The Borrower and the Borrower Sponsors. The borrower is WGAA, LLC, a Delaware limited liability company structured to be bankruptcy-remote.

The borrower sponsors and nonrecourse carve-out guarantors for the Westgate Shopping Center Mortgage Loan are Gerald Byer, Michelle Mendelson and Barry Margolis. The borrower sponsors are experienced local real estate professionals. JDP Management, L.L.C. was founded and is owned by Michelle Mendelson. JDP Management, L.L.C., is a residential and commercial property management company. It was founded in the late 1990s with concentrations largely in residential properties throughout Oakland County, Michigan. JDP Management, L.L.C. subsequently expanded into managing commercial properties in the Ann Arbor area, including properties on the University of Michigan campus. The borrower sponsors have owned the Westgate Shopping Center Property since 2000.

The Property. The Westgate Shopping Center Property is located at 2449 West Stadium Boulevard at the junction of Interstate 94 and Jackson Avenue in a major retail commercial corridor directly adjacent to a corporate-owned Kroger. The Westgate Shopping Center Property is accessible from Interstate 94. In addition, the Westgate Shopping Center Property is approximately two miles from downtown Ann Arbor and the University of Michigan. The Westgate Shopping Center Property benefits from visibility and accessibility from I-94 where it boasts nearly 0.8 miles of frontage. The Westgate Shopping Center Property also offers numerous ingress and egress options, enhancing traffic flow, with access available from Jackson Avenue, West Stadium Boulevard and South Maple Road.

The Westgate Shopping Center Property is 91.7% leased by 25 tenants. The Westgate Shopping Center Property is anchored by TJ Maxx, Ann Arbor Public Library, and Staples, and is shadow-anchored by Kroger. The largest tenant at the Westgate Shopping Center Property is TJ Maxx (20.5% NRA),

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,000,000
2449 West Stadium Boulevard	Westgate Shopping Center	Cut-off Date LTV:	57.2%
Ann Arbor, MI 48103		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	10.9%

which has operated at the Westgate Shopping Center Property since 1981. Other major tenants include Ann Arbor Public Library (12.9% NRA) and Staples (10.2% NRA), with no other tenant accounting for more than 10% of NRA.

The Westgate Shopping Center Property was previously anchored by Kroger, which was an original tenant when the Westgate Shopping Center Property was built in 1961. Kroger operated continuously out of its storefront for approximately 36 years before purchasing a site immediately adjacent to the Westgate Shopping Center Property and constructing a new larger-format store (approximately 60,000 SF). In 1996, Kroger moved to its newly constructed store and assigned its interest in its lease at the Westgate Shopping Center Property to Rite Aid, which subleased a portion of the leased space to Staples in 2005. In 2024, Rite Aid filed for Chapter 11 bankruptcy (the store closed in August 2024) and the Staples sublease became a direct lease with the borrower when the latter succeeded to the sub-landlord’s interest in the lease in 2025. Approximately 14,143 SF of the former Kroger/Rite Aid space is currently dark. However, Kroger remains contractually obligated for base rent and its proportionate share of real estate taxes and CAM until the earlier of December 31, 2029 or upon the dark space being leased to a third-party tenant. Despite the contractually obligated base rent and reimbursements from Kroger, the lender’s underwriting considers the dark space as vacant.

Major Tenants.

TJ Maxx (34,746 SF, 20.5% of NRA, 14.1% of underwritten base rent). TJ Maxx, a subsidiary of TJX Companies, Inc., a Fortune 100 company, is an off-price retailer of apparel and home fashions in the United States and worldwide. The TJX Companies, Inc. operates over 5,000 stores across nine countries. TJ Maxx has been at the Westgate Shopping Center Property for over 40 years, with an initial lease in 1981. TJ Maxx’s lease expires in January 2027. TJ Maxx has three five-year lease renewal options and no termination options.

Ann Arbor Public Library (21,926 SF, 12.9% of NRA, 11.7% of underwritten base rent). The Ann Arbor Public Library (the “Library”) has been at the Westgate Shopping Center Property since 1983 and currently operates under a lease with a June 2029 expiration. In 2016, the Library underwent a complete refurbishment and expansion from approximately 5,500 SF to its current 21,926 SF, nearly quadrupling in size. New features and amenities included a reading room with a fireplace, enhanced children’s area, five study rooms, and a local Sweetwater’s Coffee & Tea café, the first full-service café inside an Ann Arbor District Library (“AADL”) branch. According to the 2023-2024 annual report for the AADL Westgate Shopping Center Property location, the library averaged 1,301 daily visitors and accounted for 32% of total library patrons among the five AADL branches, which is the largest including the downtown library. The Library’s lease expires in June 2029 and it has one five-year lease renewal option remaining. The Library has no lease termination options.

Staples (17,233 SF, 10.2% of NRA, 5.5% of underwritten base rent). For over 35 years, Staples has been a retailer of workspace furniture, technology, cleaning products and office supplies. Staples has been a tenant at the Westgate Shopping Center Property since 2005, having subleased from Rite Aid a portion of the space previously occupied by Rite Aid/Kroger. Staples has since renewed its lease three times for a total of 15 years beyond its initial term. When Rite Aid filed for Chapter 11 bankruptcy in 2024, Staples’ sublease from Rite Aid became a direct lease with the borrower when the latter succeeded to Rite Aid’s interest in the lease in 2025. Furthermore, in July 2025, Staples, which then had no remaining renewal options upon its lease expiration in December 2029, requested and was granted two additional five-year renewal options. Staples reported 2024 gross sales of $4,182,147 ($243 PSF), resulting in total occupancy cost including reimbursements of 5.3%. Staples has no termination options.

The following table presents a summary regarding the tenants at the Westgate Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Sales PSF	UW Occ. Costs	Termination Option (Y/N)	Renewal Options
TJ Maxx	NR/A2/A	34,746	20.5%	$380,121	14.1%	$10.94	1/31/2027	NAV	NAV	N	3 x 5 Yrs
Library	NR/NR/NR	21,926	12.9%	$314,654	11.7%	$14.35	6/30/2029	NAV	NAV	N	1 x 5 Yrs
Staples(3)	NR/NR/NR	17,233	10.2%	$148,893	5.5%	$8.64	12/31/2029	$243	5.3%	N	2 x 5 Yrs
Schuler’s Books	NR/NR/NR	12,060	7.1%	$248,059	9.2%	$20.57	6/30/2028	NAV	NAV	N	2 x 5 Yrs
Happy House	NR/NR/NR	8,300	4.9%	$140,400	5.2%	$16.92	2/28/2027	NAV	NAV	N	1 x 5 Yrs
Major Tenants Subtotal/Wtd. Avg.		94,265	55.6%	$1,232,127	45.7%	$13.07
Other Tenants		61,103	36.0%	$1,462,811	54.3%	$23.94
Occupied Subtotal/Wtd. Avg.		155,368	91.7%	$2,694,938	100.0%	$17.35

Vacant Space(4)		14,143	8.3%
Total/Wtd. Avg.		169,511	100.0%

(1)	Information is based on the underwritten rent roll dated as of September 1, 2025 with rent steps taken through April 2026 totaling $33,564.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Staples sales represent full year 2024 sales.
(4)	Kroger is contractually obligated to pay base rent and reimbursements on 14,143 SF of dark space through December 2029. This space has been underwritten as vacant.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,000,000
2449 West Stadium Boulevard	Westgate Shopping Center	Cut-off Date LTV:	57.2%
Ann Arbor, MI 48103		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information with respect to the lease rollover at the Westgate Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rolling	% of Annual UW Rolling	Cumulative % of Annual UW Rolling	Annual UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	3	11,509	6.8%	6.8%	$308,724	11.5%	11.5%	$26.82
2027	8	56,272	33.2%	40.0%	$804,649	29.9%	41.3%	$14.30
2028	5	22,971	13.6%	53.5%	$508,187	18.9%	60.2%	$22.12
2029	8	58,021	34.2%	87.8%	$939,975	34.9%	95.0%	$16.20
2030(3)	1	2,500	1.5%	89.2%	$52,224	1.9%	97.0%	$20.89
2031	0	0	0.0%	89.2%	$0	0.0%	97.0%	$0.00
2032	1	4,095	2.4%	91.7%	$81,180	3.0%	100.0%	$19.82
2033	0	0	0.0%	91.7%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	91.7%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	91.7%	$0	0.0%	100.0%	$0.00
2036 & Beyond	0	0	0.0%	91.7%	$0	0.0%	100.0%	$0.00
Vacant(4)	0	14,143	8.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	26	169,511	100.0%		$2,694,938	100.0%		17.35

(1)	Information is based on the underwritten rent roll dated as of September 1, 2025 with rent steps taken through April 2026 totaling $33,564.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Westgate Shopping Center Mortgage Loan maturity date is October 6, 2030.
(4)	Kroger is contractually obligated to pay base rent and reimbursements on 14,143 SF of dark space through December 2029. This space has been underwritten as vacant.

The Markets. The Westgate Shopping Center Property is located in Ann Arbor, Michigan. The economy of Ann Arbor is influenced by the presence of the University of Michigan, which employs most of the residents for its medical center. Other jobs are split between the fields of automotive, information technology and biomedical research. Ann Arbor is the western anchor of high-technology corridors extending from Detroit along Interstate 94 and State Route 14. Ann Arbor's numerous software companies supply a significant amount of computer devices used in the auto industry. The city is home to the headquarters of Google's AdWords program, the company's primary revenue stream. Trade and information publishing are also strong industries in the region. The Borders Group, a worldwide chain and Fortune 500 company, has its headquarters in Ann Arbor.

The Westgate Shopping Center Property is located within the Detroit retail market. As of the second quarter of 2025, the Detroit retail market reported a total inventory of approximately 317.8 million SF with an approximately 5.8% vacancy rate, and an average asking rent of $16.13 PSF. The Westgate Shopping Center Property is located in the Washtenaw West of U.S. 23 retail submarket. As of the second quarter of 2025, the Washtenaw West of U.S. 23 retail submarket reported a total inventory of approximately 13.2 million SF with an approximately 2.6% vacancy rate, and an average asking rent of $22.44 PSF.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Westgate Shopping Center Property was 11,647, 81,587 and 143,404, respectively; and the 2024 estimated average household income within the same radii was approximately $136,673, $135,197 and $140,629, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,000,000
2449 West Stadium Boulevard	Westgate Shopping Center	Cut-off Date LTV:	57.2%
Ann Arbor, MI 48103		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Westgate Shopping Center Property:

Market Rent Summary
	Jr. Big Box	Inline Retail	High TI Retail
Property SF	88,048	46,703	34,760
Market Rent (PSF)	$12.00	$19.50	$29.00
Lease Term (Yrs)	10.0	5.0	10.0
Lease Type (Reimbursements)	Triple Net	Triple Net	Triple Net
Rent Increase Projection	2%	2%	2%
Tenant Improvements (New Tenant) (PSF)	$5.00	$10.00	$40.00
Tenant Improvements (Renewal) (PSF)	$2.50	$5.00	$5.00

Source:	Appraisal

The following table presents recent leasing data for inline space at comparable retail properties with respect to the Westgate Shopping Center Property:

Property Name / Location	Built / Renovated	NRA (SF)	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (Yrs.)	Rent PSF	Lease Type
Westgate Shopping Center 2449 West Stadium Boulevard Ann Arbor, MI	1961 / 2006	169,511(1)	-	91.7%(1)	-	-	-	$17.35(2)	-
Pine Ridge Towers 5204 Jackson Road Ann Arbor, MI	2000 / NAP	61,832	2.6 miles	NAV	Binson’s Medical Equipment and Supplies	8,120	Apr. 2025 / 5.0	$17.00	NNN
Revel and Roll Plaza 1952-1960 South Industrial Highway Ann Arbor, MI	1972 / NAP	33,620	2.7 miles	NAV	Hide and Seek - A Play Boutique LLC	3,000	Feb. 2025 / 5.0	$16.00	NNN
Courtyard Shops 1703-1735 Plymouth Road Ann Arbor, MI	1972 / NAP	40,023	3.4 miles	NAV	Niwenn LLC	900	Nov. 2024 / 5.0	$22.00	NNN
Dexter Crossing 7007-7091 Dexter Ann Arbor Road Dexter, MI	2000 / NAP	114,512	5.5 miles	NAV	HIIT Happy LLC	1,205	Jul. 2024 / 5.0	$18.00	NNN
Baxter’s Plaza 291-305 North Zeeb Road Ann Arbor, MI	2000 / NAP	17,792	3.1 miles	NAV	Black Woods LLC	1,400	Jan. 2023 / 5.0	$22.29	NNN
Glencoe Crossing 4655-4741 Washtenaw Avenue Ann Arbor, MI	1980 / 2002	94,342	6.1 miles	NAV	Dinoland LLC	11,822	Jun. 2024 / 5.0	$14.75	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated September 1, 2025.
(2)	For the Westgate Shopping Center Property only, represents average underwritten base rent based on the underwritten rent roll dated September 1, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,000,000
2449 West Stadium Boulevard	Westgate Shopping Center	Cut-off Date LTV:	57.2%
Ann Arbor, MI 48103		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	10.9%

The following table presents recent leasing data for high TI retail leases at comparable retail properties with respect to the Westgate Shopping Center Property:

Property Name / Location	Built / Renovated	NRA (SF)	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (Yrs.)	Rent PSF	Lease Type
Westgate Shopping Center 2449 West Stadium Boulevard Ann Arbor, MI	1961 / 2006	169,511(1)	-	91.7%(1)	-	-	-	$17.35(2)	-
Maple Center 300 South Maple Road Ann Arbor, MI	2022 / NAP	24,654	0.1 miles	NAV	Erin Cantrell Fitness LLC	3,143	Jan. 2026 / 5.0	$35.00	NNN
Chalmers Place 3365 Washtenaw Avenue Ann Arbor, MI	2005 / NAP	25,585	4.9 miles	NAV	Craft-Made Kitchen LLC	3,181	Jul. 2025 / 10.0	$30.00	NNN
Courtyard Shops 1759 Plymouth Road Ann Arbor, MI	1972 / NAP	40,023	3.4 miles	NAV	Wolverine BBQ LLC	3,605	Jun. 2024 / 5.0	$29.79	NNN
State Street Crossing 6877 State Road Saline, MI	2007 / NAP	223,573	6.7 miles	NAV	Oscar’s Sports & Grill	2,800	Sep. 2024 / 4.9	$29.83	NNN
Carver-Gunn Building 500-506 East Liberty Street Ann Arbor, MI	1966 / NAP	30,000	2.0 miles	NAV	3TM Inc.	5,600	Apr. 2024 / 5.0	$29.50	NNN
Single-Tenant Retail 3020 Lohr Road Ann Arbor, MI	2023 / NAP	15,540	2.8 miles	NAV	La-Z-Boy	15,540	Mar. 2023 / 11.0	$26.50	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated September 1, 2025.
(2)	For the Westgate Shopping Center Property only, represents average underwritten base rent based on the underwritten rent roll dated September 1, 2025.

The following table presents recent leasing data for big box leases at comparable retail properties with respect to the Westgate Shopping Center Property:

Property Name / Location	Built / Renovated	NRA (SF)	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (Yrs.)	Rent PSF	Lease Type
Westgate Shopping Center 2449 West Stadium Boulevard Ann Arbor, MI	1961 / 2006	169,511(1)	-	91.7%(1)	-	-	-	$17.35(2)	-
Multi-Tenant Retail 39415-39453 Ford Road Canton, MI	1995 / NAP	61,538	18.3 miles	NAV	T&B Play	19,000	Aug. 2024 / 5.0	$14.00	NNN
Genesee Commons 3603 Miller Road Flint, MI	1986 / NAP	98,240	48.5 miles	NAV	Ross Dress for Less	30,523	Aug. 2024 / 10.0	$12.00	NNN
Power Center 8101-8175 Movie Drive Brighton, MI	2004 / NAP	106,924	18.6 miles	NAV	Brighton Pickleball Club	27,000	Mar. 2024 / 5.0	$9.00	NNN
Northville Village Center Phase I 17447 Haggerty Road Northville, MI	1997 / NAP	179,410	20.0 miles	NAV	TJ Maxx	23,254	Nov. 2023 / 10.0	$14.75	NNN
Sterling Place Plaza 37600-37900 Van Dyke Avenue Sterling Heights, MI	1985 / 2015	125,736	43.4 miles	NAV	The Salvation Army	23,700	Mar. 2025 / 10.0	$14.00	NNN
Airport Square 5245-5259 Airport Highway Toledo, OH	1986 / NAP	187,282	46.4 miles	NAV	Saint Vincent De Paul Thrift Store	20,000	Apr. 2025 / 7.5	$9.00	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated September 1, 2025.
(2)	For the Westgate Shopping Center Property only, represents average underwritten base rent based on the underwritten rent roll dated September 1, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Retail – Anchored	Loan #13	Cut-off Date Balance:	$23,000,000
2449 West Stadium Boulevard	Westgate Shopping Center	Cut-off Date LTV:	57.2%
Ann Arbor, MI 48103		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	10.9%

Appraisal. The appraisal concluded to an “as-is” appraised value of $40,200,000 as of August 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 2, 2025, there was no evidence of any recognized environmental conditions at the Westgate Shopping Center Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westgate Shopping Center Property.

Cash Flow Analysis
	2022	2023	2024	8/31/2025 TTM	UW	UW PSF
Gross Potential Rent	$2,654,816	$2,783,755	$2,786,813	$2,790,378	$2,999,013	$17.69
Reimbursements	$807,013	$914,775	$1,080,191	$950,744	$1,028,013	$6.06
Other Income	$6,000	$6,810	$9,283	$1,673	$1,673	$0.01
Vacancy and Concessions	$0	$0	$0	$0	($384,391)	($2.27)
Effective Gross Income	$3,467,829	$3,705,339	$3,876,287	$3,742,795	$3,644,308	$21.50

Taxes	$556,268	$595,921	$642,908	$656,794	$654,683	$3.86
Insurance	$30,238	$45,851	$43,081	$60,690	$62,854	$0.37
Other Operating Expenses	$346,100	$387,318	$417,657	$432,133	$429,178	$2.53
Total Operating Expenses	$932,606	$1,029,090	$1,103,646	$1,149,617	$1,146,715	$6.76

Net Operating Income	$2,535,223	$2,676,249	$2,772,641	$2,593,178	$2,497,593	$14.73
TI/LC	$0	$0	$0	$0	$84,756	$0.50
Capital Expenditures	$0	$0	$0	$0	$33,902	$0.20
Net Cash Flow	$2,535,223	$2,676,249	$2,772,641	$2,593,178	$2,378,935	$14.03

Occupancy %(1)	81.5%	89.9%	90.8%(2)	91.7%(2)	90.5%
NOI DSCR	1.60x	1.69x	1.75x	1.64x	1.58x
NCF DSCR	1.60x	1.69x	1.75x	1.64x	1.50x
NOI Debt Yield	11.0%	11.6%	12.1%	11.3%	10.9%
NCF Debt Yield	11.0%	11.6%	12.1%	11.3%	10.3%

(1)	Historical occupancy is as of December 31 of each respective year. 8/31/2025 TTM Occupancy % reflects occupancy as of September 1, 2025. UW Occupancy % is equal to underwritten economic occupancy.
(2)	Assumes that the Kroger/Rite Aid dark space is vacant.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Mortgage Loan No. 14 – Palm Harbor and Heatherwood Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location(2):	Various, FL Various
Original Balance:	$21,980,000			General Property Type:	Multifamily
Cut-off Date Balance:	$21,980,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/NAP
Borrower Sponsor:	The Styles Group			Size(2):	223 Units
Guarantors:	Marcia Fordyce and Paul R. Steinfurth			Cut-off Date Balance per Unit:	$98,565
Mortgage Rate:	6.1000%			Maturity Date Balance per Unit:	$98,565
Note Date:	10/2/2025			Property Manager:	Styles Property Management, LLC
Maturity Date:	11/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,823,812
IO Period:	60 months			UW NCF:	$1,768,062
Seasoning:	0 months			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	L(11),YM1(43),O(6)			UW NCF Debt Yield:	8.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.30x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,769,472 (5/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,709,727 (12/31/2024)
				3rd Most Recent NOI:	$1,685,032 (12/31/2023)
				Most Recent Occupancy:	93.7% (8/31/2025)
Reserves				2nd Most Recent Occupancy:	96.3% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	96.7% (12/31/2023)
RE Taxes:	$148,509	$18,564	NAP	Appraised Value (as of)(2):	$31,400,000 (7/16/2025)
Insurance(1):	$0	Springing	NAP	Appraised Value per Unit:	$140,807
Deferred Maintenance:	$230,500	$0	NAP	Cut-off Date LTV Ratio:	70.0%
Replacement Reserve:	$0	$5,110	NAP	Maturity Date LTV Ratio:	70.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$21,980,000	100.0%	Loan Payoff:	$17,151,159	78.0%
			Borrower Equity:	$3,155,234	14.4%
			Closing Costs:	$1,294,599	5.9%
			Reserves:	$379,009	1.7%
Total Sources:	$21,980,000	100.0%	Total Uses:	$21,980,000	100.0%

(1)	Insurance reserves spring if the following conditions are not satisfied; (i) no event of default exists, (ii) the liability and casualty insurance policies are part of a blanket or umbrella policy reasonably approved by the lender and (iii) the borrowers provide the lender with evidence of renewal and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies.
(2)	See “Portfolio Summary” below.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Palm Harbor and Heatherwood Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,980,000. The Palm Harbor and Heatherwood Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering two multifamily properties located in Melbourne, Florida (the “Palm Harbor Villas Property”) and Kissimmee, Florida (the “Heatherwood Apartments Property” and together with the Palm Harbor Villas Property, the “Palm Harbor and Heatherwood Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Palm Harbor and Heatherwood Portfolio Mortgage Loan are Heatherwood Florida, LLC and South Florida Enterprises, LLC, each a single-purpose Delaware limited liability company with at least one independent director in its organizational structure. The borrowers are wholly owned by Southeast Residential Recovery Fund XXVI, LLC. Southeast Residential Recovery Fund XXVI, LLC is partially owned by the non-recourse carveout guarantors, Paul R. Steinfurth (18.75%) and Marcia Fordyce (18.75%). The borrower sponsor is The Styles Group, a multifamily real estate investment firm that specializes in acquiring and managing multifamily properties in Florida and Texas. The properties acquired by The Styles Group are managed by its affiliate, Styles Property Management, LLC. Paul R. Steinfurth is the manager of The Styles Group, and he has been involved in transactions relating to more than 200 properties containing over 20,000 multifamily rental units. Marcia Fordyce is the wife of Paul R. Steinfurth.

The Properties. The Palm Harbor and Heatherwood Portfolio Properties are comprised of two garden style multifamily properties totaling 223 units located in Melbourne and Kissimmee, Florida. The Palm Harbor and Heatherwood Portfolio Properties were built between 1979 and 1980 and were acquired by the borrower sponsor in 2021 for an aggregate purchase price of approximately $19.7 million. Since acquiring the portfolio in 2021, the borrowers have invested approximately $1.6 million in capital expenditures on interior unit upgrades and overall property upgrades which results in a total cost basis of approximately $21.3 million. The Palm Harbor and Heatherwood Portfolio Properties had a total portfolio occupancy of 93.7% as of August, 31 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$21,980,000
Various	Palm Harbor and Heatherwood Portfolio	Cut-off Date LTV:	70.0%
Various, FL Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

Palm Harbor Villas Property

The Palm Harbor Villas Property is located in Melbourne, Florida. The Palm Harbor Villas Property is a multifamily garden-style property which was built in 1979. The property consists of 115 units in 18 single-story apartment buildings with 224 total parking spaces (1.9 spaces per unit). The Palm Harbor Villas Property’s unit mix consists of 1 studio unit that is 300 square feet and has a monthly rent of $880, 86 one-bedroom one-bathroom units averaging 576 square feet and average monthly rents of $1,082, and 28 two-bedroom one-bathroom units averaging 864 square feet and average monthly rents of $1,200. In-unit appliances consist of an electric oven/range combination, garbage disposal and a refrigerator/freezer. Since acquisition of the Palm Harbor Villas Property in 2021 for a purchase price of $10.1 million, the related borrower has invested approximately $708,867 ($6,164 per unit) in capital expenditures including exterior upgrades, roofing, flooring, and various appliance upgrades along with other unit renovations. As of August 31, 2025, the Palm Harbor Villas Property had an in-place monthly average rent per unit of $1,108 and an occupancy rate of 93.9%.

Heatherwood Apartments Property

The Heatherwood Apartments Property is located in Kissimmee, Florida. The Heatherwood Apartments Property is a multifamily garden-style property which was built in 1980. The property consists of 108 units in 13 single-story apartment buildings with 162 total parking spaces (1.5 spaces per unit). The Heatherwood Apartments Property’s unit mix consists of 27 studio units averaging 288 square feet and average monthly rents of $962, 71 one-bedroom one-bathroom units averaging 576 square feet and average monthly rents of $1,020, and 10 two-bedroom one-bathroom units averaging 855 square feet and average monthly rents of $1,220. In-unit appliances consist of an electric oven/range combination, garbage disposal and a refrigerator/freezer. Since acquisition of the Heatherwood Apartments Property in 2021 for a purchase price of $9.5 million, the borrower has invested approximately $853,385 ($7,902 per unit) in capital expenditures including exterior upgrades, roofing, flooring, and various appliance upgrades along with other unit renovations. As of August 31, 2025, the Heatherwood Apartments Property had an in-place monthly average rent per unit of $1,019 and an occupancy rate of 93.5%.

The following table presents detailed information with respect to the Palm Harbor and Heatherwood Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Units(2)	Year Built / Renovated(1)	Occupancy(2)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value(1)
Palm Harbor Villas	Melbourne, FL	115	1979 / NAP	93.9%	$11,830,000	53.8%	$16,900,000
Heatherwood Apartments	Kissimmee, FL	108	1980 / NAP	93.5%	$10,150,000	46.2%	$14,500,000
Total/Wtd. Avg.		223		93.7%	$21,980,000	100.0%	$31,400,000

(1)	Information obtained from the appraisal.
(2)	Information is based on the borrower rent rolls dated August 31, 2025.

The following table presents detailed information with respect to the units at the Palm Harbor Villas Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio	1	1	100.0%	300	$880	$2.93
1 BR / 1 BA	86	81	94.2%	576	$1,082	$1.88
2 BR / 1 BA	28	26	92.9%	864	$1,200	$1.39
Total/ Wtd. Average	115	108	93.9%	644	$1,108	$1.77

(1)	Information is based on the borrower rent roll dated August 31, 2025.

The following table presents detailed information with respect to the units at the Heatherwood Apartments Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio	27	26	96.3%	288	$962	$3.34
1 BR / 1 BA	71	68	95.8%	576	$1,020	$1.77
2 BR / 1 BA	10	7	70.0%	855	$1,220	$1.43
Total/ Wtd. Average	108	101	93.5%	530	$1,019	$2.15

(1)	Information is based on the borrower rent roll dated August 31, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$21,980,000
Various	Palm Harbor and Heatherwood Portfolio	Cut-off Date LTV:	70.0%
Various, FL Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

The Market. The Palm Harbor Villas Property is located in Melbourne, Florida within a suburban neighborhood that is less than two miles away from Interstate-95, a major thoroughfare that connects to Orlando and other major cities in Florida. There is supporting retail including Aldi, Dollar General, Publix, and Walmart Supercenter, among others, that are within three miles of the property. Brevard County, also known as the “Space Coast”, has a diverse economy with a mix of industries, including aerospace and defense, tourism, healthcare, and manufacturing. The economy is heavily influenced by its proximity to the Kennedy Space Center and the presence of major aerospace and defense companies, including Boeing, Northrop Grumman and Lockheed Martin. Major employers in the area include L3Harris Technologies Inc., Publix Supermarkets, Department of the Air Force, NASA Kennedy Center, and Lockheed Martin. The Palm Harbor Villas Property is located in the Palm Bay-Melbourne-Titusville, Florida Metro apartment market and the Melbourne apartment submarket. As of the second quarter of 2025, the Palm Bay-Melbourne-Titusville, Florida Metro apartment market had an existing inventory of 43,226 units, a vacancy rate of 4.5% and average asking rents of $1,640 per unit. As of the second quarter of 2025, the Melbourne apartment submarket had a total inventory of 20,518 units, a vacancy rate of 4.4% and average asking rents of $1,665 per unit. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Palm Harbor Villas Property was 7,010, 52,853, and 112,083, respectively. According to the appraisal, the 2024 average household income within the same radii was $92,869, $94,948, and $105,702, respectively.

The Heatherwood Apartments Property is located in Kissimmee, Florida within a suburban neighborhood right off State Highway 192 and within six miles of the Florida Turnpike and 10 miles east of Interstate-4. The property is also approximately 17 miles southwest of the Orlando International Airport (MCO). There is supporting retail including Aldi, Bravo Supermarket, Publix, and Walmart Supercenter, among others, that are within two miles of the property. The Orlando Metropolitan Statistical Area is at the geographical center of Florida, and is home to seven of the top vacation resorts in the world, including Disney World’s Magic Kingdom and Universal Orlando. The area has several transportation methods, whether by road, air, or rail. The Heatherwood Apartments Property is located in the Orlando-Kissimmee-Sanford, Florida apartment market and the Kissimmee/Osceola County apartment submarket. As of the first quarter of 2025, the Orlando-Kissimmee-Sanford, Florida apartment market had an existing inventory of 284,894 units, a vacancy rate of 5.6% and average asking rents of $1,734 per unit. As of the first quarter of 2025, the Kissimmee/Osceola apartment submarket had a total inventory of 38,693 units, a vacancy rate of 6.0% and average asking rents of $1,705 per unit. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Heatherwood Apartments Property was 11,650, 87,381, and 168,976, respectively. According to the appraisal, the 2024 average household income within the same radii was $79,634, $77,918, and $88,731, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Palm Harbor Villas Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent per Unit	Average Monthly Rent PSF
Palm Harbor Villas(1) 770 North Wickham Road Melbourne, FL	1979	115	93.9%	644	$1,108	$1.77
Topaz Village 150 East University Boulevard Melbourne, FL	1983	229	92.6%	718	$1,376	$1.91
The Reserves of Melbourne 2262 Crippen Court Melbourne, FL	1982	448	94.6%	826	$1,366	$1.65
Eleven35 1135 North Wickham Road Melbourne, FL	1980	180	95.0%	627	$1,303	$2.08
The Park at Parma 500 North Wickham Road Melbourne, FL	1982	151	94.0%	999	$1,527	$1.53
Magnolia Apartments 108 West Fee Avenue Melbourne, FL	1964	40	95.0%	500	$1,050	$2.10
Windwood I & II 1530 Windwood Drive Northeast Palm Bay, FL	1980	127	93.7%	571	$1,190	$2.08

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated August 31, 2025 other than Year Built.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$21,980,000
Various	Palm Harbor and Heatherwood Portfolio	Cut-off Date LTV:	70.0%
Various, FL Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

The following table presents certain information relating to comparable multifamily rental properties to the Heatherwood Apartments Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent per Unit	Average Monthly Rent PSF
Heatherwood Apartments(1) 1001 North Hoagland Boulevard Kissimmee, FL	1980	108	93.5%	530	$1,019	$2.15
Goldelm at Valencian 1400 West Donegan Avenue Kissimmee, FL	1972	376	91.5%	976	$1,552	$1.59
Polo Run Apartments 2343 North Central Avenue Kissimmee, FL	1984	268	90.0%	767	$1,469	$1.91
Park on Central 1701 North Central Avenue Kissimmee, FL	1973	131	92.2%	623	$1,297	$2.08
Vivo Living Kissimmee 4018 West Vine Street Kissimmee, FL	1988	223	95.1%	350	$990	$2.83
Pinewood Park 2351 Pine Brook Drive Kissimmee, FL	1988	204	98.0%	890	$1,522	$1.71
Cadia on the Loop 1901 Vineyard Boulevard Kissimmee, FL	1984	400	96.5%	818	$1,643	$2.01

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated August 31, 2025 other than Year Built.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Palm Harbor and Heatherwood Portfolio Properties:

Market Rent Summary
Property Name	Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Palm Harbor Villas	Studio 1 BR / 1 BA 2 BR / 1 BA	1 86 28	300 576 864	$880 $1,082 $1,200	$2.93 $1.88 $1.39	$950 $1,125 $1,335	$3.17 $1.95 $1.55
Heatherwood Apartments	Studio 1 BR / 1 BA 2 BR / 1 BA	27 71 10	288 576 855	$962 $1,020 $1,220	$3.34 $1.77 $1.43	$950 $1,150 $1,300	$3.30 $2.00 $1.52

(1)	Based on the borrower rent roll dated August 31, 2025.
(2)	Based on the appraisals.

Appraisal. The related appraisal concluded to an “as-is” value for the Palm Harbor Villas Property of $16,900,000 as of July 16, 2025 and an “as-is” value for the Heatherwood Apartments Property of $14,500,000 as of July 16, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated July 2, 2025 and July 18, 2025, there was no evidence of any recognized environmental conditions at the Palm Harbor and Heatherwood Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$21,980,000
Various	Palm Harbor and Heatherwood Portfolio	Cut-off Date LTV:	70.0%
Various, FL Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Palm Harbor and Heatherwood Portfolio Properties:

Cash Flow Analysis
	2021	2022	2023	2024	5/31/2025 TTM	UW	UW per Unit
Gross Potential Rent(1)	$2,056,343	$2,278,451	$2,514,962	$2,659,689	$2,740,322	$2,870,304	$12,871
Reimbursements	$0	$0	$0	$0	$0	$0	$0
Other Income(2)	$391,970	$429,343	$420,614	$426,785	$442,096	$442,096	$1,982
Discounts Concessions	($2,891)	($326)	($280)	($508)	($508)	$0	$0
Vacancy & Credit Loss	($123,256)	($96,388)	($99,518)	($88,037)	($104,549)	($212,940)	($955)
Effective Gross Income	$2,322,166	$2,611,080	$2,835,778	$2,997,929	$3,077,361	$3,099,460	$13,899

Real Estate Taxes	$140,966	$168,255	$192,039	$219,162	$219,162	$227,501	$1,020
Insurance	$113,371	$137,467	$239,741	$321,060	$335,925	$310,667	$1,393
Other Expenses	$570,961	$650,315	$718,966	$747,979	$752,801	$737,479	$3,307
Total Expenses	$825,297	$956,037	$1,150,746	$1,288,201	$1,307,888	$1,275,648	$5,720

Net Operating Income	$1,496,869	$1,655,043	$1,685,032	$1,709,727	$1,769,472	$1,823,812	$8,179
Capital Expenditures	$0	$0	$0	$0	$0	$55,750	$250
Net Cash Flow	$1,496,869	$1,655,043	$1,685,032	$1,709,727	$1,769,472	$1,768,062	$7,929

Occupancy %(3)	92.4%	95.5%	96.7%	96.3%	93.7%	92.6%
NOI DSCR	1.10x	1.22x	1.24x	1.26x	1.30x	1.34x
NCF DSCR	1.10x	1.22x	1.24x	1.26x	1.30x	1.30x
NOI Debt Yield	6.8%	7.5%	7.7%	7.8%	8.1%	8.3%
NCF Debt Yield	6.8%	7.5%	7.7%	7.8%	8.1%	8.0%

(1)	Based on the borrower rent rolls dated August 31, 2025.
(2)	Other Income is comprised of tenant utility reimbursements, pet fees, application fees, late fees, and termination fees among other charges.
(3)	5/31/2025 TTM Occupancy % is based on the borrower rent rolls dated August 31, 2025. UW Occupancy % represents the economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Mortgage Loan No. 15 – Fairway and Silver Creek Mobile Estates

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/KBRA):	NR/NR/NR			Location:	Highland, CA 92346
Original Balance:	$19,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$19,000,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Victor M. Martinez			Size:	149 Pads
Guarantor:	Victor M. Martinez			Cut-off Date Balance Per Pad:	$127,517
Mortgage Rate:	5.9800%			Maturity Date Balance Per Pad:	$127,517
Note Date:	9/19/2025			Property Manager:	Victor Martinez & Associates, Inc.
Maturity Date:	10/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,549,911
IO Period:	60 months			UW NCF:	$1,539,261
Seasoning:	1 month			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	L(25),D(30),O(5)			UW NCF Debt Yield:	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.34x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,469,516 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,241,174 (12/31/2024)
Reserves				3rd Most Recent NOI:	$1,073,965 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.3% (9/1/2025)
RE Taxes:	$79,971	$8,886	NAP	2nd Most Recent Occupancy:	98.0% (12/21/2024)
Insurance:	$25,126	$4,411	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Deferred Maintenance:	$14,688	$0	NAP	Appraised Value (as of):	$28,760,000 (8/6/2025)
Replacement Reserve:	$0	$888	NAP	Appraised Value per Pad:	$193,020
				Cut-off Date LTV Ratio:	66.1%
				Maturity Date LTV Ratio:	66.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	100.0%	Loan Payoff:	$10,373,579	54.6%
			Return of Equity:	$7,831,187	41.2%
			Closing Costs:	$675,449	3.6%
			Reserves:	$119,786	0.6%
Total Sources:	$19,000,000	100.0%	Total Uses:	$19,000,000	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Fairway and Silver Creek Mobile Estates Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,000,000 and secured by a first priority fee mortgage encumbering two contiguous manufactured housing properties totaling 149 pads located within San Bernardino County (collectively the “Fairway and Silver Creek Mobile Estates Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Fairway and Silver Creek Mobile Estates Mortgage Loan are VMA Fairway Highland, LLC and VMA Silver Creek Highland, LLC, which are single-purpose Delaware limited liability companies. The borrower sponsor and non-recourse carve-out guarantor for the Fairway and Silver Creek Mobile Estates Mortgage Loan is Victor M. Martinez. Victor M. Martinez has ownership in twenty-four manufactured housing properties located in Southern California.

The Properties. The Fairway and Silver Creek Mobile Estates Properties are comprised of two contiguous, 99.3% occupied communities known as Fairway Mobile Estates (82 units) and Silver Creek Mobile Estates (67 units). The Fairway and Silver Creek Mobile Estates Properties include a two-story apartment building demised into 16 units. In addition, one pad at the Fairway Mobile Estates property is occupied by a manufactured home that is owned by a borrower related entity, as to which the occupant of such home pays pad rents, and six pads at the Fairway and Silver Creek Mobile Estates Properties are occupied by manufactured homes that are owned by a third-party vendor and available for sale, as to which the vendor pays pad rents until sold. The borrower sponsor purchased the Fairway and Silver Creek Mobile Estates Properties in 2003 and 2006 for an aggregate purchase price of $5.1 million and has invested approximately $915,000 in capital improvements including the addition of 5 pads in 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Manufactured Housing – Manufactured Housing	Loan #15	Cut-off Date Balance:	$19,000,000
Various	Fairway and Silver Creek Mobile Estates	Cut-off Date LTV:	66.1%
Highland, CA 92346		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.2%
Portfolio Summary
Property Name	City, State	Pads(1)	Year Built	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value
Fairway Mobile Estates	Highland, CA	82	1970	98.8%	$10,810,000	56.9%	$16,360,000
Silver Creek Mobile Estates	Highland, CA	67	1973	100.0%	$8,190,000	43.1%	$12,400,000
Total/Wtd. Avg.		149		99.3%	$19,000,000	100.0%	$28,760,000

Source: Appraisals, unless otherwise noted.

(1)	Information is based on the borrower rent rolls dated September 1, 2025.

Portfolio Unit Mix(1)
Property Name	Total Pads	Tenant-Owned	Affiliate-Owned(2)	Third Party-Owned(3)	Apartment Units
Fairway Mobile Estates	82	62	1	3	16
Silver Creek Mobile Estates	67	64	0	3	0
Total/Wtd. Avg.	149	126	1	6	16

(1)	Unit Mix is based on the borrower rent rolls dated September 1, 2025.
(2)	Affiliate-owned manufactured homes are owned by an affiliate of the borrowers. Rents for such manufactured homes are paid to such affiliates by the residents of such manufactured homes, and pad rents for the related pads are paid to the related borrower by such residents.
(3)	Third party-owned manufactured homes are owned by Premier Manufactured Home Sales, Inc., a third-party vendor that pays pad rent as it lists vacant manufactured homes for sale.

Portfolio Amenities
Property Name	Water / Sewer	Amenities
Fairway Mobile Estates	Public / Public	Swimming Pool, Spa/Hot Tub, Gated Entrance, Laundry, Onsite Management, Parking, Paved Roads
Silver Creek Mobile Estates	Public / Public	Swimming Pool, Gated Entrance, Onsite Management, Parking, Paved Roads

The Market. The Fairway and Silver Creek Mobile Estates Properties are located within San Bernardino County. According to the September 1, 2025 rent roll, the Fairway and Silver Creek Mobile Estates Properties were 99.3% leased with an average rent of $1,070 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 99.7% and are leased at $850-$1,200 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Fairway and Silver Creek Mobile Estates Properties was $2,588 per month compared to $4,122 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,899 per month to rent a two-bedroom apartment. According to the appraisal, there are no manufactured housing communities planned, proposed, or under construction in the immediate area that would be considered competitive to the Fairway and Silver Creek Mobile Estates Properties.

Appraisal. According to the appraisals dated August 25, 2025 and September 8, 2025, the Fairway and Silver Creek Mobile Estates Portfolio Properties had an aggregate “As-is” appraised value of $28,760,000.

Environmental Matters. According to the Phase I environmental site assessments dated August 5, 2025, there was no evidence of any recognized environmental conditions at the Fairway and Silver Creek Mobile Estates Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Manufactured Housing – Manufactured Housing	Loan #15	Cut-off Date Balance:	$19,000,000
Various	Fairway and Silver Creek Mobile Estates	Cut-off Date LTV:	66.1%
Highland, CA 92346		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fairway and Silver Creek Mobile Estates Properties:

Cash Flow Analysis
	2023	2024	TTM 8/31/2025	UW	UW Per Pad
Gross Potential Rent(1)	$1,389,999	$1,558,456	$1,707,119	$1,900,915	$12,758
Reimbursements	$294,914	$322,315	$423,989	$466,091	$3,128
Other Income	$111,643	$126,825	$132,119	$132,119	$887
(Vacancy / Credit Loss)	$0	$0	$0	($118,350)	($794)
Effective Gross Income	$1,796,555	$2,007,596	$2,263,227	$2,380,774	$15,978

Real Estate Taxes	$97,800	$102,832	$103,523	$103,523	$695
Insurance	$25,379	$45,316	$37,114	$51,396	$345
Other Operating Expenses	$599,412	$618,274	$653,074	$675,944	$4,537
Total Operating Expenses	$722,590	$766,422	$793,711	$830,863	$5,576

Net Operating Income	$1,073,965	$1,241,174	$1,469,516	$1,549,911	$10,402
Replacement Reserves	$12,108	$0	$0	$10,650	$71
TI/LC	$0	$0	$0	$0	$0
Net Cash Flow	$1,061,857	$1,241,174	$1,469,516	$1,539,261	$10,331

Occupancy (%)(2)(3)	100.0%	98.0%	99.3%	95.0%
NOI DSCR	0.93x	1.08x	1.28x	1.35x
NCF DSCR	0.92x	1.08x	1.28x	1.34x
NOI Debt Yield	5.7%	6.5%	7.7%	8.2%
NCF Debt Yield	5.6%	6.5%	7.7%	8.1%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated September 1, 2025.
(2)	TTM 8/31/2025 Occupancy is based on the borrower rent rolls dated September 1, 2025.
(3)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C2

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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